Manual of Compliance Policies and Procedures

Scout Investments, Inc.

Reams Asset Management

Scout Distributors, LLC

TABLE OF CONTENTS

Introduction	3

Anti-Money Laundering Policy	7

Books and Records	12

Brokerage Policy	23

Code of Ethics	28

Communications Policy	44

Cross-Trading Policy	48

Custody Policy	52

Disaster Recovery Policy	57

Fair Valuation Policy	59

Foreign Corrupt Practices Act Policy	66

Insider Trading Policy	68

Investment Advisory Agreement Policy	73

Investment Management Compliance Policy	78

Marketing Policy	86

Political Contributions Policy	100

Privacy Protection Policy	106

Proxy Voting Policy	113

Red Flags Policy	116

Regulatory Reporting and Registration Policy	120

Soft Dollar Policy	129

Trading Policy	132

Introduction

Scout Investments

Reams Asset Management Division

Scout Distributors

November 2010

Compliance Manual of Policies and Procedures

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), and Scout Distributors (“SDL”) (together referred to as “Scout”) have developed this Compliance Manual to prevent violations by Scout and its supervised persons of applicable federal securities laws as required by the Investment Advisers Act of 1940 and the rules thereunder. The Compliance Manual sets forth Scout’s policies and procedures designed to (i) prevent violations from occurring, (ii) detect violations that have occurred, and (iii) correct promptly any violations that have occurred. In addition, the Compliance Manual designates supervisory responsibilities for compliance with applicable law and regulation.

The Compliance Manual applies to all supervised persons of Scout. This includes:

1.	Any partner, officer, or director of Scout, or any other person occupying a similar status or performing similar functions,

2.	An employee of Scout; and

3.	Any other person (including an independent contractor) who provides investment advice on behalf of Scout and is subject to the supervision and control of Scout.

Scout requires full compliance with all laws and regulations governing the provision of advisory services to clients, including Rule 206(4)-7 under the Investment Advisers Act of 1940, which requires an SEC-registered investment adviser to maintain written policies and procedures designed to prevent violations of such laws and regulations. It is also the policy of Scout to conduct its business in a manner that meets the highest standards of commercial honor and just and equitable principles of trade. Inherent in all client relationships is the fundamental responsibility to deal fairly with clients.

Employees

Scout depends on its employees and officers to provide high quality investment advisory services to clients in a manner that is ethical, fair and equitable to all concerned. Every employee of Scout is required to read the Compliance Manual, have access to a copy of the Compliance Manual, and sign a statement acknowledging receipt of this Compliance Manual affirming his or her understanding and compliance. Failure to comply fully with the policies and procedures contained in the Compliance Manual and all applicable securities laws may jeopardize the individual, his or her supervisors, and Scout itself.

Each employee is required to:

•	Know and understand the contents of the Compliance Manual;

•	Ensure that those persons he or she supervises has access to a copy of the Compliance Manual and knows and understands its contents; and

•	Contact his or her supervisor or the Chief Compliance Officer when he or she suspects or detects violations of the Compliance Manual.

Possible responsive actions by Scout to an employee who commits a violation of a compliance policy and procedure include, but are not limited to, the following:

•	Terminate the employment of the employee;

•	Impose heightened supervisory procedures over the employee;

•	Thoroughly review client account activity;

•	Require the supervisor to sign-off daily activity of the employee;

•	Restrict the employee’s activities;

•	Provide the employee with additional training;

•	Assign a mentor to the employee;

•	Restrict use of certain types of communications that the employee may make to clients; and

•	Fine the employee.

Supervisors

By law, Scout supervisors are potentially liable for the actions of the individuals he or she supervises. However, the supervisor can fulfill their supervisory obligation if they have reasonably performed their responsibilities in accordance with the Compliance Manual and any applicable compliance procedures and had no reason to believe the individual failed to comply with the Compliance Manual and its procedures.

Each supervisor is responsible for overseeing the activities of their employees. Supervisors will take appropriate action, or recommend to senior management of Scout appropriate action, reasonably designed to achieve compliance with respect to such supervised persons. Each supervisor may appoint officers and employees of Scout to supervise certain employees within their area of responsibility. If a supervisor delegates such responsibility, he or she is responsible for ensuring those duties are performed properly by the person to whom the responsibility has been delegated. Supervisors should ensure that their employees:

1.	Have the requisite level of knowledge and experience for tasks for which they are undertaking;

2.	Are and remain competent for the work they undertake; and

3.	Are appropriately supervised and that the supervised persons’ competence is regularly reviewed.

Chief Compliance Officer

Scout has designated a Chief Compliance Officer responsible for administering the Compliance Manual. The position of “Chief Compliance Officer” shall:

1.	Be occupied by a person who is competent and knowledgeable about the Investment Advisers Act of 1940 and rules thereunder, and other applicable laws;

2.	Have the power with full responsibility and authority to develop and enforce the compliance policies and procedures of Scout; and
3.	Have sufficient seniority and authority at Scout to compel others to adhere to the policies and procedures set forth in this Compliance Manual.

The Chief Compliance Officer shall have specific duties described in this Compliance Manual. In addition, the Chief Compliance Officer shall:

•	Monitor other Scout employees who have specific compliance responsibilities under this Compliance Manual to verify that they have carried out those responsibilities in a timely manner;

•	Conduct a periodic (or ongoing) review of Scout’s various activities to verify that Scout is in compliance with applicable regulations and document this review;

•	Keep current with all laws applicable to the operations of Scout, best practices in the advisory industry, and other events impacting Scout’s compliance program;

•	When appropriate, amend this Compliance Manual and make changes to the compliance program of Scout in light of regulatory and industry developments, and changes in the business of Scout;

•	Prepare reports and summaries about the operation of Scout’s compliance program, including an Annual Report discussed below; and

•	Periodically meet with senior management of Scout to discuss the effectiveness of the compliance program.

Training

The Chief Compliance Officer or designee shall provide initial training about Scout’s compliance policies and procedures to each new employee, and thereafter, will provide periodic training during the term of their employment. Supervisors will also be trained on their specific supervisory and compliance responsibilities. Scout shall hold at least annually a compliance meeting that provides each employee the opportunity to discuss compliance issues, including changing compliance requirements. Training meetings will be held in accordance with the following procedures:

1.	The Chief Compliance Officer shall arrange for a single meeting or multiple compliance meetings, which may be broken down by departments or employee job functions;

2.	Compliance meetings may be held in person, by video conference, by telephone or by other electronic means, provided the forum chosen allows for interactive communication;

3.	The Chief Compliance Officer may conduct a compliance meeting or designate another officer or employee to conduct the meeting. If the Chief Compliance Officer designates another officer or employee to conduct a meeting, the Chief Compliance Officer shall review such other person’s proposed presentation in advance of the meeting to determine that all the necessary topics will be discussed at the meeting;

4.	Each meeting will cover compliance matters that relate to the types of activities that are conducted by employees attending the meeting;

5.	At the meeting, each employee will be given the opportunity to discuss his or her day-to-day activities and to raise compliance issues, and the Chief Compliance Officer or his or her designee will explain or review the laws and rules applicable to the employees in attendance and the procedures and systems designed to prevent violations of such laws and rules; and

6.	The Chief Compliance Officer will confirm on an annual basis that each employee who has been employed by Scout at least one year has attended a compliance meeting during the calendar year.

Compliance Manual Amendments

The Compliance Manual may be amended from time to time. In those instances, the Chief Compliance Officer shall prepare specific changes to the compliance procedures of Scout. The Chief Compliance Officer shall:

1.	Issue updates to relevant officers and employees that describe the changes and includes the revised sections;

2.	Disseminate updates and receive any required employee acknowledgement of amendment;

3.	Maintain logs of compliance updates and disseminated updates; and

4.	Maintain prior compliance manuals.

Annual Review

Scout will review, no less frequently than annually, the adequacy and effectiveness of the policies and procedures contained in this Compliance Manual. The Chief Compliance Officer will prepare a written report of the annual review to the CEO of SI and the President of SDL. At a minimum, the report will address:

•	Any material changes to the Compliance Manual since the date of the last report and any material changes to the Compliance Manual recommended as a result of the annual review; and

•	Each material compliance matter that occurred since the date of the last report.

For the purposes of the Compliance Manual, a “material compliance matter” means any compliance matter about which Scout’s senior management would reasonably need to know to oversee Scout’s compliance program and that involves, without limitation:

•	A violation of the federal or state securities laws, and other applicable laws and regulations, by Scout or any of its officers, directors, employees or agents thereof;

•	A violation of the policies and procedures contained in the Compliance Manual; or

•	A weakness in the design or implementation of the policies and procedures contained in the Compliance Manual.

Anti-Money Laundering Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

June 2013

Policy Objective

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”) and Scout Distributors (“SDL”) (together referred to as “Scout”) are committed to full compliance with all applicable anti-money laundering laws and regulations. This Policy has been adopted by Scout with the objective of implementing anti-money laundering policies and procedures designed to detect and prevent persons using Scout and the services it offers to engage in money laundering or other criminal activity.

Policy

It is the Policy of Scout to:

1.	Prohibit Scout and its employees from knowingly engaging in any transaction or knowingly providing services that involves money laundering;

2.	Establish account opening procedures to identify and verify new clients;

3.	Report any type of suspicious activity relating to money laundering upon discovery; and

4.	Provide training to employees for the identification and prevention of money laundering.

Client Accounts

1.	Client Identification: SI will take reasonable measures to establish the identity of clients. Identification documents must be current at the time of the account opening. At a minimum, SI will take the following information to identify the client:

•	Name

•	Date of Birth (if a natural person)

•	Address

•	Natural person: a residential or business street address, or if the individual does not have such an address, an Army Post Office (APO) or Fleet Post Office (FPO) box number, or the residential or business street address of next of kin or of another contact individual.

•	Corporation, limited liability company, partnership, trust or other entity: a principal place of business, local office or other physical location.

•	Social Security Number/Federal Tax Identification Number

2.	Client Verification: SI will verify the above stated forms of client identity within a reasonable time after the account is opened. SI will verify the identity of the client by requesting and reviewing:

•	Natural Person: unexpired government-issued identification, such as a driver’s license or passport.

•	Entity (any of the following): certificate of incorporation, certificate of limited partnership, trust instrument, government-issued business license or other certificate of good standing or organizational document;

•	Non-documentary: if such verification by documentation fails (e.g., the client is unable to provide the documentation), SI may verify the identity by non-documentary means, including an independent verification of the client’s identity performed through use of the LexisNexis tool or a comparison of information provided by the client with information obtained from a consumer reporting agency, public database or other source.

If standard documentary or non-documentary verification does not provide sufficient identification of the client, SI may ask for further information (e.g., beneficiaries of a trust, general partner of a partnership or executive officers of a corporation) in those instances where SI believes, in good faith, the client may pose a heightened risk of not being properly identified.

3.	Comparison of Clients with Government Lists:

•	Upon client account opening, a comparison will be done to determine whether any client appears on any list of known or suspected “terrorists” or “terrorist organizations” designated by the Department of Treasury within a reasonable time of the opening of a client account or sooner if required by Applicable Law. The designated individuals or intermediaries, as identified below, will check the Office of Foreign Assets Control (“OFAC”) list which can be found at www.treas.gov/ofac. Any positive matches should be reported to the Anti-Money Laundering (“AML”) Compliance Officer immediately. The AML Compliance Officer will address any positive matches including but not limited to notifying the proper government authority, rejecting the account, blocking/freezing the account, and/or filing a Suspicious Activity Report.

•	On an ongoing basis, a check will be done to determine that clients do not appear on an OFAC list. From time to time the OFAC list will be compared to the current client list. Any positive matches should be reported to the AML Compliance Officer immediately. The AML Compliance Officer will address any positive matches including but not limited to notifying the proper government authority, rejecting the account, blocking/freezing the account, and/or filing a Suspicious Activity Report.

4.	Applicable Clients: The procedures for client identification, verification and comparison with governments lists will not apply to: (i) those clients which are readily identifiable, including an entity that is a United States publicly traded company, government agency or instrumentality or financial institution regulated by a federal regulatory; or (ii) clients which have established a custodial account with an affiliate of SI.

5.	Intermediaries: SI may rely upon a financial institution intermediary, including broker-dealers, banks and other financial service providers, to perform any of the above procedures for those clients that establish an account with SI through that financial institution provided: (i) SI enters into an agreement requiring that financial institution to have in place an AML/CIP policies and procedures in compliance with applicable law; or (ii) the Chief Compliance Officer receives and reviews the AML/CIP procedures of the financial institution and determines that they are reasonably designed to perform the AML/CIP procedures stated above.

Prohibited Client Accounts

SI will not knowingly accept any of the following types of persons as clients:

1.	Minors: a person under the age of consent. Such clients may be accepted if the person is represented by a legal guardian and/or through the appropriate state’s Uniform Gifts to Minors Act or Uniform Transfers to Minor Act.

2.	Incompetent Persons: a person who has been adjudged by a court or otherwise to be incompetent. Such clients may be accepted if the person is represented by a duly appointed guardian of the incompetent.

3.	Clients with Fictitious Names: the client must give his or her legal name.

4.	Agent Acting for a Third Party: no account will be opened through an agent for the client unless the client has given that agent the authority to engage in securities transactions on his or her behalf and such authority is documented and provided to SI.

Detecting and Preventing Money Laundering

Neither Scout nor any of its employees will knowingly engage in any transaction or provide services that assist a client with any transaction that involves money laundering. If any type of suspicious activity related to money laundering is discovered, the following steps will be taken:

1.	The employee of Scout shall promptly report the suspicious activity to the AML Compliance Officer;

2.	The AML Compliance Officer will review the reported suspicious activity to assess the necessity for further action;

3.	If necessary, the AML Compliance Officer may take any one or more of the following courses of action:

•	Report suspicious activity to law enforcement (local, state, and/or federal);

•	Place stop transfer/stop purchase on any and all related client accounts to prevent movement of money; and/or

•	Terminate, upon advice of SI’s legal counsel, the advisory relationship with the client.

Suspicious transactions are generally those transactions that are inconsistent with normal customer behavior or with the customer and may include:

•	Unexplained extensive wire activity with the client having little or no long-term account balance or investments.

•	Multiple wire transfers from unrelated third parties.

•	Multiple transfers to unrelated third parties.

•	Disbursement requests for large cash items or multiple deposits or attempts to deposit large cash items, like money orders, traveler’s checks or cashier’s checks.

•	The client wishes to engage in transactions that are clearly inconsistent with the client’s stated business/strategy.

•	The client exhibits unusual concern for secrecy, particularly with respect to his identity, type of business, assets or dealings with firms.

•	The client exhibits a lack of concern regarding risks, commissions or other transaction costs.

•	The client appears to operate as an agent for an undisclosed principal, but he or she is reluctant to provide information regarding that entity.

•	Frequent wire transfers to the same bank.

•	Multiple wire transfers to countries different than the country of residence shown for the registered account owner.

•	For no apparent reason, the client has multiple accounts under a single name or multiple names, with a large number of inter-account or third party transfers.

•	The client is from, or has accounts in, a country identified as a haven for money laundering.

•	The client, or a person publicly associated with the client, is known to have a background including prior criminal convictions.

•	The client exhibits an unusual concern regarding the Scout’s compliance with government reporting requirements, particularly with respect to his or her identity, type of business and assets, or is reluctant or refuses to reveal any information in response to routine account information inquiries, or furnishes unusual or suspect identification or business documents.

•	The client requests that a transaction be processed in such a manner so as to avoid normal documentation requirements.

•	The client attempts to make a large deposit of currency, or asks for an exception to Scout’s policies relating to currency.

Training

Scout employees will receive initial and annual training for the identification and prevention of money laundering. Such training shall include instructing employees on how to identify and follow-up on unusual or suspicious activities and shall be conducted through Scout compliance officer. Persons subject to the training will include officers of Scout and employees who have client contact.

Sanctions

If an employee fails to comply with provisions within this Policy, he or she may be subject to disciplinary action that includes suspension or termination. In addition, Scout will report serious violations to the appropriate law enforcement authorities, which could potentially result in civil and criminal penalties, imprisonment, fines and forfeiture of property.

Responsibility

The AML Compliance Officer will be responsible for filing any suspicious activity reports, training of Scout employees and maintaining books and records required to be maintained by Scout under this Policy. The SI Director of Institutional Client Services is responsible for the procedures under the section entitled “Client Accounts” and for maintaining books and records required to be maintained by Scout under this Policy.

Books and Records

The AML Compliance Officer shall maintain the following records if applicable:

•	Internal suspicious activity reports prepared by Scout in connection with an SI client or potential client;

Scout shall maintain the following records if applicable:

•	A description of any document that was relied on to identify a client, noting the type of document, any identification number contained in the document, the place of issuance, and if any, the date of issuance and expiration date;

•	A description (which may be included in the client’s investment advisory agreement) of the methods and the results of any measures undertaken to verify the identity of a client; and

•	A description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained.

Books and Records

Scout Investments

Reams Asset Management Division

Scout Distributors

March 2014

Policy Objective

Separate policies under the Compliance Manual outline specific recordkeeping requirements relating to that policy as either required by applicable law or consistent with industry best practices. Scout Investments (“SI”), including its Reams Asset Management division (“Reams”) and Scout Distributors (“SDL”) (together referred to as “Scout”) have adopted this Policy with the objective of: (i) prescribing standards for the maintenance of books and records; (ii) supplementing books and recordkeeping responsibilities as stated throughout the Compliance Manual; and (iii) setting forth recordkeeping requirements not otherwise addressed in the Compliance Manual. A specific matrix describing Scout’s regulatory required recordkeeping has been attached to this Policy as Exhibit A.

Policy

It is Scout’s policy to maintain firm and client files and records, as required by applicable law and regulation (“books and records”) in an appropriate, current, accurate and well-organized manner in designated areas of the Scout or at a secure off-site location for the required length of time. Each designated individual has the responsibility to maintain books and records consistent with this Policy and the Compliance Manual. Specifically, Scout will:

1.	Arrange and index books and records in a way that permits easy location, access, and retrieval of any particular records;

2.	Provide promptly any of the following that the U.S. Securities and Exchange (“SEC”) Commission (by its examiners or other representatives) may request:

•	A legible, true, and correct copy of the record in the medium and format in which it is stored;

•	A legible, true, and complete printout of the record; and

•	Means to access, view, and print the records; and

3.	Separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by this Policy.

Note: Any books and records required to be maintained under this Policy or any other policy contained in the Compliance Manual will not need to be duplicated in order to satisfy each Policy requirement. In general, books or records relating to the identity of a client may reference the client’s numerical or alphabetical code or some similar designation. Books and records required under the Compliance Manual but not required under applicable law or regulation will be maintained in a reasonable manner for a period of five years as practical, or as otherwise stated.

Electronic Storage

If Scout maintains books and records through electronic storage, Scout employees will copy them in a manner to reasonably ensure that their reproduction will be complete, true and legible (e.g. do not place sticky notes on documents when scanning them, double check that the electronic copy has been completely scanned or copied onto the network, etc.) Additionally, books and records will be: (i) maintained in such a manner as to reasonably safeguard them from loss, alteration, or destruction; and (ii) limited to authorized personnel or the SEC (including its examiners and other representatives.)

EXHIBIT A

BOOKS AND RECORDS MATRIX

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(a)1	Journal(s), including cash receipts and disbursements, records, and any other records or original entry forming the basis of entries in any ledger	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Treasurer	Peoplesoft

IA Rule 204-2(a)2	General and auxiliary ledgers reflecting asset. Liability, reserve, capital, income and expense accounts	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Treasurer	Peoplesoft

IA Rule 204-2(a)3	Memorandum of each order given by Scout for the purchase or sale of any security, of any instruction received by Scout concerning the purchase, sale, receipt or delivery of a particular security and any modification or cancellation of such order, instruction, modification or cancellation	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Equity-SI Chief Operating Officer Fixed Income-Director of Operations	TOMS-Charles River (est. 1/2012) TOMS-Vestmark TOMS-Bloomberg

IA Rule 204-2(a)4	All check books, bank statements, cancelled checks and cash reconciliations of Scout	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Treasurer	Peoplesoft

IA Rule 204-2(a)5	All bills or statements (or copies), paid or unpaid, relating to the business of Scout	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Treasurer	Peoplesoft

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(a)6	All trial balances, financial statements, and internal audit working papers relating to the business of Scout	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Treasurer	Peoplesoft

IA Rule 204-2(a)7	Originals of all written communication received and copies of all written communications sent by Scout relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given; (ii) any receipt, disbursement or delivery of funds or securities; or (iii) the placing or execution of any order to purchase or sell any security	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Equity Trade Ticket-SI

Chief Operating Officer

Fixed Income Trade
Tickets-Reams Director
of Operations

Other Fixed Income-
Reams Director of
Operations

Other Equity-SI Director
of Institutional Client
Service

TOMS-Charles River (est. 1/2012) TOMS-Vestmark TOMS-Bloomberg (Scanned into Network) Manual-Network Manual-Network

IA Rule 204-2(a)8	List of all accounts in which Scout is vested with any discretionary power with respect to funds, securities or transaction of any client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Equity- SI Chief Operating Officer Fixed Income-Reams Director of Portfolio Accounting	APX Portia

IA Rule 204-2(a)9	Powers of attorney and other evidence of granting of discretionary authority by any Scout client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Director of Institutional Client Services	Manual-Network

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(a)10	Written agreements (or copies) entered into by Scout with any client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Director of Institutional Client Services	Network

IA Rule 204-2(a)11	Copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Scout circulates or distributes, directly or indirectly to 10 or more persons, and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reason for such recommendation, a memorandum of Scout indicating the reasons thereof

Maintained in an easily

accessible place for five (5) years from the end of the fiscal year during which Scout last published or otherwise disseminated the material (first two years in Scout’s offices)

			Reams Marketing-Reams Director of Client Services SI Marketing-SI Director of Marketing	Network Website-Manual/Network Network Website-Smarsh

IA Rule 204-2(a)12(i)	Copy of Scout’s code of ethics	Any Scout code of ethics adopted and implemented in effect, or at any time w/in past five (5) years was in effect	Chief Compliance Officer	Network

IA Rule 204-2(a)12(ii)	Record of any violation of the code of ethics and any action taken as a result of the violation	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Chief Compliance Officer	Network

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(a)12(iii)	Record of all written acknowledgements of code of ethics for each supervised person	For each person is who currently, or w/in the past five years was, a supervised person	UMB Fiduciary Services Compliance Chief Compliance Officer	Network Compliance11 (est. 7/2010)

IA Rule 204-2(a)13(i)	Reports from Access Persons	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	UMBF Code of Ethics Compliance Officer Chief Compliance Officer	Manual-Network Compliance11 (est. 7/2010)

IA Rule 204-2(a)13(ii)	List of Access Persons	Any persons who are currently, or w/in the past five (5) years were, Access Persons	UMBF Code of Ethics Compliance Officer Chief Compliance Officer	Network Compliance11 (est. 7/2010)

IA Rule 204-2(a)13(iii)	Record of any decision and reasons to support decision to approve Access Person personal trade	Five (5) years from the after the end of the fiscal year in which the approval in granted	UMBF Code of Ethics Compliance Officer Chief Compliance Officer	Network Compliance11 (est. 7/2010)

IA Rule 204-2(a)14	A copy of each ADV Part 2 delivered or offered to clients	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Chief Compliance Officer	Network

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(a)14	Record of the date each ADV Part 2 was delivered or offered to clients	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Director of Institutional Client Services	Salesforce.com-Network

IA Rule 204-2(a)15	Written acknowledgement of receipt of solicitor disclosure and copy of solicitor disclosure given to each client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SDL President	Manual-Network

IA Rule 204-2(a)16	All accounts, books, internal working papers, and other records to form basis for or demonstrate calculation of performance or rate of return of all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Scout distributes to 10 or more persons

Maintained in an easily

accessible place for five (5) years from the end of the fiscal year during which Scout last published or otherwise disseminated the material (first two years in Scout’s offices)

			Equity- SI Chief Operating Officer Fixed Income-Reams Director of Portfolio Accounting	APX (primary) CAPs (composite information) Manual-Network (secondary) Portia

IA Rule 204-2(a)17(i)	Compliance Policies and Procedures	In effect, or at any time w/in the past five (5) years were in effect	Chief Compliance Officer	Network

IA Rule 204-2(a)17(ii)	Records documenting annual review	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Chief Compliance Officer	Network

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(b)2	For those Client Accounts for which Scout is deemed to have custody Separate ledger account for each such client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale and all debits and credits	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Chief Operating Officer	Portia

IA Rule 204-2(b)3	For those Client Accounts for which Scout is deemed to have custody Copies of confirmations of all transaction effected by or for the account of any such client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Chief Operating Officer	Portia

IA Rule 204-2(b)4	For those Client Accounts for which Scout is deemed to have custody Record for each security in which any such client has a position, which record shall show the name of each client having any interest in such security, amount or interest of each such client, and location of each security	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Chief Operating Officer	Portia

IA Rule 204-2(c)1(i) IC Rule 31a-1(b)(5) IC Rule 31a-1(b)(6)	Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale, including record of each brokerage order (or other purchase or sale of securities made by Scout) given by or on behalf of an investment company in connection with the purchase or sale of securities, executed or unexecuted	Maintained in an easily accessible place for six (6) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Equity-SI Chief Operating Officer Fixed Income-Reams Director of Operations	TOMS-Charles River (est. 1/2012) TOMS-Vestmark Portia

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(c)1(ii)	For each security in which any client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Equity-Chief Operating Officer Fixed Income-Reams Director of Portfolio Accounting	APX Portia

IA Rule 204-2(c)2(i)	Copies of all Proxy Voting Policies and Procedures	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	Chief Compliance Officer	Network

IA Rule 204-2(c)2(ii)	Copies of each proxy statement that SI receives regarding client securities	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Chief Operating Officer	ISS/RiskMetrics Manual/Network (paper ballots)

IA Rule 204-2(c)2(iii)	Record of each vote cast by SI on behalf of client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry	SI Chief Operating Officer	ISS/RiskMetrics Manual Network (paper ballots

IA Rule 204-2(c)2(iv)	Copy of any document created by SI that was material to making a decision how to vote proxies on behalf of client or that memorializes the basis for that decision	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry (first two years in Scout’s offices)	SI Chief Operating Officer	ISS/RiskMetrics Manual-Network

Rule	Description	Retention Period	Individual Responsible	Storage Medium

IA Rule 204-2(c)2(v)	A copy of each written client request for information on how SI voted proxies on behalf of client, and a copy of any written response by SI to any client request for information on how SI voted proxies on behalf of requesting client	Maintained in an easily accessible place for five (5) years from the end of the fiscal year of the last entry	SI Director of Institutional Client Services	ISS/RiskMetrics

IA Rule 204-2(e)2	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books of Scout	Preserved until at least three (3) years after termination of Scout	Secretary	Manual/Network

Brokerage Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

March 2014

Policy Objective

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), as an investment adviser and a fiduciary to its investment advisory clients has an obligation to seek best execution for its clients’ transactions. This Policy has been adopted with the objective of SI seeking to obtain the best available execution of securities transaction for its clients consistent with the circumstances that exist at the time.

Trade Order Management Committees

The Equity Trade Order Management Committee (“ETOMC”) and the Fixed Income Brokerage Committee (“FIBC”) will be responsible for monitoring the use of broker dealers to execute equity and fixed income trades, respectively.

The ETOMC will consist of the SI Chief Operating Officer, the SI Head Trader, the SI Chief International Officer and SI’s Chief Compliance Officer as designated from time to time by SI’s CEO. Members of the ETOMC will serve indefinitely subject to removal or resignation, or termination of the member’s employment with SI. The ETOMC is responsible for monitoring equity trading practices and compliance with this Policy through the following procedures:

1.	Review of executed trades and periodic review of the performance of broker-dealers in view of factors identified in this Policy for considerations in selecting broker-dealers;

2.	Authorize the use of broker dealers on the Equity Approved Broker-Dealer List and determining exceptions to using the list when circumstances dictate and only subject to its ratification at the next ETOMC meeting;

3.	The review of commission reports and reports relative to compliance with the Equity Approved Broker/Dealer List and commission schedule;

4.	The review of equity trade execution information to assess prices obtained in the trades with peer group data including quarterly trade evaluation study;

5.	Review disclosures to clients and regulatory agencies for current and accurate information; and

6.	Recommend updates to this Policy as necessary.

The FIBC will consist of the Reams President and the SI Chief Compliance Officer and any other representatives from portfolio and trading management as deemed appropriate by the Reams President. Members of the FIBC will serve indefinitely subject to removal or resignation, or termination of the member’s employment with SI. The FIBC is responsible for monitoring fixed income trading practices and compliance with this Policy through the following procedures:

1.	Review of executed trades and periodic review of the performance of broker-dealers in view of factors identified in this Policy for considerations in selecting broker-dealers;

2.	Review the qualifications of the executing broker dealers included on the Broker Activity Report;

3.	Monitor the selection process and criteria discussed in this Policy;

4.	Evaluate the performance and quality of the services received from broker dealers

5.	Review disclosures to clients and regulatory agencies for current and accurate information; and

6.	Recommend updates to this Policy as necessary.

Selection of Broker Dealers

SI portfolio managers and traders will evaluate a wide range of criteria in seeking the most favorable price and market for the execution of client transactions, including a broker-dealers credit review, perception of broker-dealer’s overall level of trading expertise and execution capability, a broker-dealer’s infrastructure and compatibility with existing system, access to research or brokerage services, quality of research services provided, price at which transactions are executed, prices quoted by the broker dealer in comparison to levels of other broker dealers for similar transactions, ability to maintain confidentiality while executing trades, willingness to enter into difficult transactions or process small orders at a commission commensurate with commission schedule, timeliness and responsiveness in placing trades, ability to place trades in multiple markets and access to OTC trading platforms and ECNs and prior performance in servicing SI and its clients (“Brokerage Factors”). No one factor will be determinative in selecting a broker dealer to effect a transaction. SI will not necessarily seek to obtain the lowest commission, but rather will seek the best overall qualitative execution. For transactions in equity securities and U.S. Government securities executed in the over-the-counter market, purchases and sales are transacted directly with principal market-makers except in those circumstances where, in the opinion of SI, better prices and executions are available elsewhere. Fixed income trades may also be evaluated based upon the trade opportunity best suited to the client’s objective. SI will not be required to solicit competitive bids for each transaction. However, in the case of fixed income trades placed through an electronic trading network, traders will attempt to seek bids from at least two broker-dealers who are able to participate in the transaction. Exceptions to this “two-broker” rule are (i) “To Be Announced” (“TBA”) pair-off trades; and (ii) trades where the trader deems it not to be in the best interest of the client to seek multiple bids based on his or her knowledge, skill and judgment as well as the characteristics of the particular trade.

Approved Equity Broker-Dealer List

The ETOMC is responsible for maintaining an Equity Approved Broker-Dealer List authorized to execute equity security transactions for clients. The SI Chief Operating Officer will present information to the ETOMC at the next scheduled meeting sufficient to depict usage of broker-dealers not on the approved list subject to the ETOMC’s review and ratification. In selecting broker-dealers to be added or removed to or from the Approved

Broker Dealer List, the full range and quality of the Brokerage Factors, over a period of time, will be considered.

On a periodic basis, the ETOMC will evaluate the overall financial soundness and the outlook for ongoing solvency of broker-dealers on the Approved Equity Broker Dealer List. The ETOMC may consider factors relevant to the evaluation, including:

1.	Areas of leverage and liquidity

2.	Debt/assets, debt/capital, and short term assets/short term liabilities;

3.	Rating agency analysis;

4.	Size of orders executed;

5.	Nature of orders executed;

6.	Clearing firms; and

7.	Overall impression of financial status.

Broker Activity Report

The FIBC is responsible for reviewing broker-dealers that execute fixed income and other debt instrument transactions for clients through the Broker Activity Report. The Reams President will present information to the FIBC at the next scheduled meeting sufficient to depict usage of broker-dealers on the Broker Activity Report subject to the FIBC’s review and ratification. In reviewing broker-dealers on the Broker Activity Report, the full range and quality of the Brokerage Factors over a period of time will be considered.

On a periodic basis, the FIBC will evaluate the overall financial soundness and the outlook for ongoing solvency of broker-dealers on the Broker Activity Report. The FIBC may consider factors relevant to the evaluation, including:

1.	Areas of leverage and liquidity

2.	Debt/assets, debt/capital, and short term assets/short term liabilities;

3.	Rating agency analysis;

4.	Size of orders executed;

5.	Nature of orders executed;

6.	Clearing firms; and

7.	Overall impression of financial status.

Most fixed income transactions placed on behalf of clients consist of the delivery of securities in exchange for cash. Over the counter derivative transactions, however, are usually entered into with a bank or broker-dealer acting as principal counter party. These transactions are debt instruments such as TBA’s and credit default swaps and can only be entered into with entities that are “Approved Counter-Parties.” The FIBC is responsible for designating Approved Counter-Parties using the factors described above. The FIBC will periodically, but no less often than annually, assess the financial health of Approved Counter-Parties. Notwithstanding the foregoing, the SI CEO may determine that an entity is not an Approved Counter Party at his or her discretion.

Conflicts of Interest

When selecting broker-dealers to execute client trades, portfolio managers and traders will be sensitive to the following conflicts of interest, and where necessary, shall address such conflicts by disclosure, client consent or other appropriate action:

1.	The receipt of soft dollars from a broker-dealer;

2.	Obtaining client referrals from a broker-dealer;

3.	Personal conflicts of interest as described in the Code of Ethics; and

4.	Receiving IPO allocations from a broker-dealer.

SI in selecting any broker-dealer to conduct portfolio trades will not take into consideration the broker-dealer’s sale or promotion of shares of investment companies for which SI is the investment advisor. SI will not enter into any agreement (oral or written) or other understanding under which portfolio trades (or any other remuneration received or to be received from the trades) for an investment client which are directed or expected to be directed to any broker or dealer in consideration for the promotion or sale of shares issued by an investment company for which SI is the investment advisor.

Client Directed Brokerage

SI may accept a client directed brokerage request if:

1.	SI will receives a written (or electronic) request from authorized person of the client that lists the eligible broker-dealer(s) and specifies the target percentage or dollar amount of transactions to be directed;

2.	With respect to an ERISA client, the product or service acquired in the directed brokerage arrangement will be exclusively used for the plan’s participants or other beneficiaries;

3.	SI will not aggregate or pool other client orders to pay for services or goods in a directed brokerage arrangement received by the client; and

4.	SI provides appropriate disclosures in SI’s Form ADV Part 2, the investment advisory agreement or otherwise to the client.

The SI Chief Operating Officer will be responsible for monitoring client directed brokerage requests for equity transactions and the Reams President will be responsible for monitoring client directed brokerage requests for fixed income transactions.

Form ADV Part 2 Disclosure

SI will provide sufficient disclosure in its Form ADV Part 2 so that clients and potential clients can understand its brokerage policies and procedures.

Recordkeeping

The SI Chief Operating Officer will be responsible for maintaining the following books and records regarding equity transactions:

1.	Records regarding brokerage transactions in client accounts and soft dollar arrangements if any;

2.	Any written client directed brokerage requests;

3.	Equity Approved Broker-Dealer List;

4.	Records of post-trade analysis of execution quality and any steps taken to improve the process; and

5.	Minutes of ETOMC meetings.

The Reams President will be responsible for maintaining the following books and records regarding fixed income transactions:

1.	Records regarding brokerage transactions in client accounts and soft dollar arrangements if any;

2.	Any written client directed brokerage requests;

3.	Broker Activity Report;

4.	List of Approved Counter-Parties;

5.	Records of post-trade analysis of execution quality and any steps taken to improve the process; and

6.	Minutes of FIBC meetings.

SCOUT CODE OF ETHICS

I. GENERAL PROVISIONS

This Code of Ethics has been adopted by Scout Investments (“SI”), including its Reams Asset Management Division (“Reams”), Scout Distributors (“SDL”) (together referred to as “Scout”) and the Scout Funds with the objectives of deterring wrongdoing and (1) providing standards of honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) promoting full, fair, accurate, timely and understandable disclosure in reports and documents which the Firm files with the Securities and Exchange Commission and in other public communications made by Scout, (3) promoting compliance with applicable governmental laws, rules and regulations, (4) facilitating prompt internal reporting of violations of this Code of Ethics, and (5) providing accountability for adherence to this Code of Ethics.

This Code of Ethics applies to all Supervised Persons. A Supervised Persons means any Scout partner, officer, director (or other person occupying a similar status or performing functions similar to any of those persons), or employee, or any other persons who provide advice on behalf of Scout and who are subject to Scout’s supervision and control.

All Supervised Persons have a duty and requirement to:

•	Place the clients’ interests first;

•	Conduct all personal transactions in accordance with this Code of Ethics and in compliance with applicable laws and regulations;

•	Avoid actual or potential conflicts of interest (or when this is not possible, fully disclose them to the client) or any abuse of their position of trust and responsibility and not take inappropriate advantage of their position;

•	Maintain the confidentiality of the identity of security holdings and financial circumstances of clients;

•	Maintain their independence in the investment decision-making process applicable to the degree they participate in the investment decision-making process;

•	Comply with applicable federal securities laws; and

•	Report any violations of this code to the Chief Compliance Officer.

Implementation and interpretation of this Code are the primary responsibilities of the Chief Compliance Officer. In administering these responsibilities, the Chief Compliance Officer may consult with Scout management as appropriate regarding violations of the Code and in applying penalties as identified on Appendix A – Schedule of Sanctions. Any alleged violations of this Code must be reported to the Chief Compliance Officer. Scout may take disciplinary action and/or impose sanctions including, but not limited to, termination of employment, suspension, imposition of a fine, revocation of personal trading privileges and/or disgorgement of profits resulting from the violation. Financial penalties for noncompliance will be contributed to a charitable foundation or to a charity. Additional consequences for noncompliance and actions are not limited to the penalties listed depending upon the circumstances of noncompliance. Furthermore, violations of the Code of Ethics may also be violations of the law and may result in civil and/or criminal penalties.

The Chief Compliance Officer will take reasonable means to protect the privacy of personal information collected in implementing the Code of Ethics. If a violation occurs or a matter is in need of resolution, only the minimum information as determined by the Chief Compliance Officer will be disclosed as needed to communicate or facilitate consideration with appropriate individuals of any matter under this Code of Ethics. Information may also be disclosed to the extent necessary to implement and enforce the provisions of this Code of Ethics or to respond to appropriate requests.

II. STANDARDS OF BUSINESS CONDUCT

Conflicts of Interest

All Supervised Persons have an affirmative duty of care, loyalty, honesty, and good faith, and to act in the best interests of their clients. Compliance with this duty is best served by avoiding conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. A “conflict of interest” occurs when an individual’s personal interests interfere or appear to interfere with client interests. A conflict may arise when a person takes actions or has interests that make it difficult to perform his or her duties with respect to the client objectively and effectively. Conflicts of interest may also arise when a person receives improper benefits, or members of his or her family receive improper personal benefits resulting from his or her position.

Supervised Persons must avoid conduct or activities that may appear to be a conflict or impropriety. Any Supervised Person that feels a need to disclose a potential conflict should first discuss the potential conflict with his/her supervisor and/or the Chief Compliance Officer.

Conflicts Among Client Interests

Supervised Persons should not favor the interests of one client over another client. Inappropriate favoritism of one client over another client constitutes a breach of fiduciary duty.

Competing with Client Trades

Supervised Persons are prohibited from competing with client securities transactions by profiting personally, directly or indirectly, from personal securities trades by using knowledge about pending or potential securities transactions of clients.

Disclosure of Personal Interest

Supervised Persons are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in an issuer or its affiliates, to the Chief Compliance Officer. For purposes of this paragraph, material beneficial ownership is an investment in an amount that could potentially alter judgment regarding the security and, at a minimum, is defined as the Covered Person having beneficial ownership of 1% or more of any class of common equity securities of the subject company. If the beneficial ownership is concluded to present a material conflict, the Supervised Person may not participate in any decision-making process regarding the securities of that issuer. Research analysts with a material personal interest in an issuer are precluded from covering that issuer. If the Supervised Person has any doubts as to whether a material interest, beneficial ownership or relationship could potentially impair their judgment, then the Supervised Person should contact the Chief Compliance Officer to discuss details of the holding, relationship or activity. The Chief Compliance Officer will consult with the appropriate portfolio manager as necessary or legal counsel in rendering a decision and notify appropriate parties of the material personal interests identified.

Vendors and Suppliers

Supervised Persons must disclose personal investments or other interests in vendors or suppliers with respect to which the Supervised Person negotiates or makes decisions regarding the selection of that vendor or supplier for services provided to clients. The Supervised Person must disclose this interest to the Chief Compliance Officer. If the Chief Compliance Officer determines the beneficial ownership presents a material conflict, the Supervised Person may not participate in any decision-making process regarding procurement of the services of that vendor or supplier for clients.

Transactions with Clients

Supervised Persons are prohibited from knowingly purchasing from or selling to a client any security or other property, except securities issued by the client.

III. INSIDER TRADING

Insider trading involves the purchase or sale of securities of a company or other entity while in possession of material, nonpublic information (also called “inside information”) about the company or entity. Any Supervised Person who purchases or sells securities while in possession of material inside information or who communicates or “tips” such inside information to anyone else who trades securities on such information, violates this Code of Ethics and may violate United States securities laws. Federal law imposes obligations on employers to ensure that their employees do not improperly trade securities using inside information. Any Supervised Person who becomes aware of material nonpublic information should not, without first discussing the information with the Chief Compliance Officer:

1	Trade in the securities of such company for a personal or client’s account;

1	Recommend transactions in the security; or

1	Disclose (tip) the information to others.

Scout and the Scout Funds Insider Trading Policies and Procedures (Insider Trading Policy) is included for detailed policies and procedures governing insider trading. The Insider Trading Policy is incorporated as part of this Code of Ethics and for purposes of applying this Code’s provisions.

IV. GIFTS AND ENTERTAINMENT

Giving or Receiving Gifts or Entertainment

Supervised Persons should exercise good judgment in providing or accepting anything of value. Supervised Persons shall not offer, provide or solicit for themselves, or any third party, anything of value from anyone in return for any business, service, or confidential or proprietary information. Furthermore, Supervised Persons are prohibited from providing or accepting anything of value from anyone as a condition of obtaining the business of Scout, the Scout Funds or any of their subsidiary or affiliated companies, either before or after the transaction is discussed or consummated. Gifts or entertainment should never be provided or accepted in circumstances in which it appears to others that business judgment has been compromised. This does not prohibit associates and officers from providing or accepting something of nominal value from a customer or supplier doing or seeking to do business with Scout or the Scout Funds without the risk of corruption or breach of trust. Cash and checks, however, should not be accepted regardless of amount. The following examples help explain what is permissible under the policy:

•	The provision or acceptance of gifts, gratuities, amenities, or favors based on obvious family or personal relationships where the circumstances make it clear that those relationships are the motivating factor;

•	The provision or acceptance of meals, refreshments, entertainment or transportation to local events, all of reasonable value and in the course of business at which the giver is present. (Acceptance of accommodations or non-local travel arrangements should not be accepted). Examples include an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety. The acceptance of advertising or promotional material of reasonable value such as pens, pencils, notepads, key chains, calendars and similar items;

•	The acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers; or

•	The provision or acceptance of gifts of reasonable value (a real or perceived value of $100 or less) where the gift is neither so frequent nor so extensive as to raise any question of propriety. Entertainment where the giver is not present is considered a gift.

Investment Related Gifts or Entertainment

Scout trading employees are prohibited from receiving gifts or entertainment from entities that receive anything of value from the investment of client’s assets (Investment Related Entities). This includes broker-dealers that execute client transactions, companies selected as an investment for client assets and any vendor or research provider that is compensated either directly or indirectly for soft dollar services. This prohibition will not apply to gifts or entertainment of insubstantial value (such as promotional items or meals, provided it does not exceed $10 in value.) The Chief Compliance Officer may approve gifts or entertainment over $10 under specific circumstances (e.g., broker-dealer provides lunch for multiple employees during a meeting), provided the gifts or entertainment are reported as described below. For non-trading employees, the receipt of gifts from any one Investment Related Entity cannot exceed $100 per year (on an individual employee basis). In addition, for non-trading employees, the receipt of entertainment from any one Investment Related Entity cannot exceed $100 per event and $250 per year (on an individual basis).

Reporting Gifts or Entertainment

Employees are required to report gifts or entertainment that are given in the course of soliciting clients and any investment related gifts or entertainment received as described above. This reporting obligation will not apply to gifts or entertainment of insubstantial value (such as promotional items or meals, provided it does not exceed $10 in value.) Gifts must be values at the higher of cost or market value exclusive of tax and delivery charges. Each employee will be required to certify every quarter that he or she has reported all gifts or entertainment given and/or received in accordance with this Code of Ethics. Employees who are registered representatives of UMB Distribution Services will be required to maintain and report gifts and/or entertainment provided in accordance with policies and procedures adopted by UMB Distribution Services.

Donations

Donations from SI, Reams or Scout Distributors at the request of existing or potential clients are permissible, but cannot exceed $2,000 per year per recipient. Any donation over $250 must be approved by the CEO of SI.

V. OTHER PROVISIONS

Initial Public Offerings

All Supervised Persons shall not purchase any equity securities in an initial public offering.1

Market Timing

Supervised Persons are prohibited from engaging in any trading activities potentially injurious to the Scout Funds or within any other mutual funds advised by SI as such activity is defined by the funds. This includes patterns of frequent trading or market timing when discouraged or prohibited by SI’s fund clients.

Service as a Director

Supervised Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization from the CEO of SI.

Disclosure of Holdings or Transaction Information

Supervised Persons are prohibited from disclosing holdings or transaction information of the Scout Funds, fiduciary accounts or advisory clients other than to the client or others legally entitled to the information. Disclosures related to the holdings or transactions in the Scout Funds are subject to the fund’s policy on Disclosure of Portfolio Holdings expressed in the Scout

[1]	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Funds’ Compliance Manual. Any questions regarding the disclosure of holdings or transaction information should be posed to the Chief Compliance Officer.

Disclosure of Approved Securities Lists

Supervised Persons are not to disclose Approved Securities2 lists or any information regarding what securities are on the list, or changes to the list, unless to support an operational need and if approval is received from the Chief Compliance Officer. It is required of Supervised Persons to properly safeguard Approved Securities lists and ensure that unauthorized access is not attained. Access to approved securities lists will be limited to persons with a need to know.

Participation in Investment Clubs

Access Persons (as defined in the Personal Trading Annex below) are prohibited from participating in or contributing to Investment Clubs without notifying the Chief Compliance Officer. The Chief Compliance Officer may prohibit your participation in or contribution to an Investment Club. Transactions in Covered Securities are subject to the same preclearance, blackout, and reporting requirements as the Access Persons’ other accounts.

Disciplinary Disclosures

All Supervised Persons are required to certify annually that they are not subject to any of the disciplinary events listed in Item 11 in the current Form ADV, Part 1 or disclose matters for which need to be reflected in the Form ADV.

CFA Institute Asset Manager Code of Professional Conduct.

The Code of Ethics, as well as other compliance policies and procedures, have been adopted by SI to meet the required elements of the CFA Institute Asset Manager Code of Professional Conduct. SI will make the following statement whenever SI claims compliance with the Asset Manager Code of Professional Conduct:

“Scout Investments, Inc. claims compliance with the CFA Institute Asset Manager Code of Professional Conduct. This claim has not been verified by CFA Institute.”

VI. CERTIFICATION

Each newly hired Supervised Person will be provided a copy of the Code of Ethics and must certify in writing initially and annually thereafter that they have received a copy of the Code of Ethics, read and understand all provisions of the Code of Ethics, and agree to comply with the applicable terms of the Code of Ethics. Scout will provide its Supervised Persons with any amendments to the Code of Ethics and will require all Supervised Persons to certify in writing that they have received, read and understand the amendments.

[2]	Reference to Approved Securities Lists refers to the list of securities approved for investment in UMB Bank discretionary or advisory accounts. The reference includes securities which have been approved by the Trust Policy Committee, or are in the process of being recommended for inclusion upon the Approved Securities List.

Scout Code of Ethics-Personal Trading Annex

Scout Funds

Scout Investments

Reams Asset Management Division

Scout Distributors

August 2013

This Scout Personal Trading Annex (“Policy”) is meant to supplement the Scout Code of Ethics. Scout Investments (“SI”), including its Reams Asset Management Division (“Reams”), Scout Distributors (“SDL”) (together referred to as “Scout”) and the Scout Funds have adopted this Policy with the objective of supplementing Scout’s Code of Ethics and addressing potential conflicts of interest with regard to employee trading consistent with Scout and the Scout Funds’ fiduciary standard of ethics as well as applicable law and regulation. Together, Scout’s Code of Ethics and Personal Trading Annex are hereby referred to as the Code of Ethics and are intended to constitute Scout and the Scout Funds’ written code of ethics as required by Rule 17j-1 under the Investment Company Act of 1940 and Scout’s written code of ethics required Rule 204A-1 under the Investment Advisers Act of 1940.

Scope of Policy

This Policy applies to all Supervised Persons. A Supervised Persons means any Scout partner, officer, director (or other person occupying a similar status or performing functions similar to any of those persons), or employee, or any other persons who provide advice on behalf of Scout and who are subject to Scout’s supervision and control.

In addition, certain Supervised Persons have additional responsibilities relating to their personal security trading. These employees are referred to as Access Persons. An Access Person includes any: (i) Supervised Person that has access to nonpublic information regarding any Clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Scout Fund (or other Reportable Fund); (ii) Supervised Person that is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; or (iii) officer, director or partner of Scout or the Scout Funds.

All Access Persons (except for Independent Trustees as described below) are further classified into one of the five following categories at the discretion of Scout’s Chief Compliance Officer using the following general definitions:

Board Access Person means any Access Person that is a Scout director and in connection with his or her regular duties: (i) is not involved in making securities recommendations to Clients; and (ii) does not normally have access to nonpublic information regarding Clients’ purchase or sale of securities or nonpublic information regarding Client portfolio holdings.

Scout Investment Access Person means any Scout Access Person that in connection with his or her regular duties: (i) makes or participates in making recommendations or placing orders for the purchase or sale of securities for any Client; or (ii) is a member of the SI Investment Committee.

Reams Investment Access Person means any associate of Reams that is an Access Person and a portfolio manager.

Reams General Access Person means any associate of Reams that is an Access Person and that is not a portfolio manager.

Scout General Access Person means any other Access Person not mentioned above.

Access Persons of the Scout Funds

All of the Scout Funds’ directors, officers and general partners are considered, for purposes of the Code of Ethics, Access Persons. However, Independent Trustees are not subject to the sections relating to Limits on Trading, Reporting Requirements for Scout Access Persons or Review of Scout Access Person Reports unless the Independent Trustee knows, or in the ordinary course of fulfilling his or her official duty as an Independent Trustee should have known, that during the 15 day period immediately before or after an Independent Trustees’ transaction in a Covered Security the Scout Funds purchased or sold the Covered Security, or that the Scout Funds or SI considered purchasing or selling the Covered Security. In such case, the Independent Trustee will be responsible for submitting a Quarterly Transaction Report as described below.

Limits on Trading

All Access Persons are subject to certain pre-clearance requirements and/or designated restrictions relating to transactions in Covered Securities (as defined under the Section “Definitions”.) Except for those transactions listed below, all Access Persons must obtain preclearance for all purchase or sales in Covered Securities. Scout may authorize or deny any preclearance request based upon the obligations contained in this Policy and the overall Code of Ethics.

Pre-clearance requests must be submitted via an electronic system (Compliance 11 database) or, in limited circumstances (e.g. Limited Offerings or in the event of a system malfunction) through a form as directed by the Chief Compliance Officer. If the request is approved, the authorization is valid for up to forty-eight (48) hours or in the case of a Limited Offering as directed by SI’s Chief Compliance Officer. Any personal trade subject to these pre-clearance requirements that is placed as a “limit order” must also be placed as a “day order.” The following purchases or sales in Covered Securities are exempt from the above pre-clearance requirements:

1	Purchases or sales by a Board Access Person that does not involve a Limited Offering;

1	Purchases or sales in an account which an Access Person has no direct or indirect influence or control;

1	Purchase or sales of securities which are non-voluntary on the part of the Access Person, including mergers, recapitalizations or similar transactions;

1	Purchases or sales pursuant to an Automatic Investment Plan ;

1	Purchases that are part of an issuer’s automatic dividend reinvestment plan;

1	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights are so acquired;

1	Purchases or sales in exchange traded funds; or

1	Purchases or sales in open-end investment company shares (including purchases or sales of the Scout Funds).

Access Persons desiring to invest in a Limited Offering must consult with and receive written prior authorization from SI’s Chief Compliance Officer. The Chief Compliance Officer will consider certain factors, including without limitation, applicable federal securities laws, the likelihood of a Client buying the Limited Offering, whether the Limited Offering is appropriate for a Client or any circumstances surrounding the Access Person’s opportunity to acquire the Limited Offering.

Restricted Trades

Scout prohibits the following transactions of a Covered Security in which a Scout General Access Person or Scout Investment Access Person has Beneficial Ownership:

•	The sale of a Covered Security on the Restricted List within thirty (30) days of purchase at a price greater than any purchase within the thirty (30) day period, provided the Scout General Access Person or Scout Investment Access Person may still sell the Security and disgorge any difference in the sale and purchase price;

•	The writing of an option to purchase or sell a Covered Security on the Restricted List.

In addition, Scout prohibits the following purchases or sales of a Covered Security in which a Scout Investment Access Person has Beneficial Ownership:

•	The purchase or sale of a Covered Security on the Restricted List, unless: (i) the issuer of the Security has a market capitalization greater than $5 billion; and (ii) the proposed transaction involves less than $50,000 of the issuer’s Securities. Trades on sequential business days are aggregated in calculating the $50,000 limit.

A Covered Security will be placed on the Restricted List if the Covered Security is held in an SI Client discretionary account, provided that the Restricted List will not include shares of an Investment Company.

Scout also prohibits the following purchases or sales of a Covered Security in which a Reams General Access Person or a Reams Investment Access Person has beneficial ownership:

•	The purchase or sale of a Covered Security on the same day in which any Reams Access Person knows that a Client Account has a pending “buy” or “sell” order in that same Covered Security.

•	The sale of a Covered Security of a type permitted to be held by a Fixed Income Client (“Reams Permitted Client Security”) within sixty (60) days of purchase at a price greater than any purchase within the sixty (60) day period, provided the Reams General Access

Person or Reams Investment Access Person may still sell the Security and disgorge any difference in the sale and purchase price.

In addition, Scout prohibits the following purchases or sales of a Covered Security in which a Reams Investment Access Person has beneficial ownership:

•	The purchase or sale of a Covered Security that is a Reams Permitted Client Security if the Reams Investment Access Person is aware that a Client account has either executed a trade within seven (7) days or intends to execute a trade within seven (7) days, unless the Reams Investment Access Person: (i) places the same transaction type as the Client’s transaction, (e.g., buy or sell); (ii) places the order after the execution of the Client’s transaction; and (iii) receives a price that is not better than the price received by the Client.

The Chief Compliance Officer may waive any of the above limitations for any Access Person provided the circumstances relating to the sale were not foreseen by the Access Person at the time of the purchase or the limitations on the transaction will otherwise cause great hardship to the Access Person. The Chief Compliance Officer must maintain a record of any exemptions made pursuant to this paragraph.

Prohibited Trades

All Supervised Persons are prohibited from trading based upon material non-public information, in accordance with Scout’s Policy on Insider Trading. All Supervised Persons are subject to blackout restrictions pertaining to transactions in a Covered Security that he or she has Beneficial Ownership. A Blackout List will be maintained by a designated Compliance Officer and a Covered Security will be placed on the Blackout List if the Compliance Officer, in consultation with the Chief Compliance Officer and/or other appropriate personnel, determine that a Supervised Person has Material Non-Public Information (as defined in Scout’s Policy on Insider Trading.) Access Persons are prohibited from purchasing or selling a Covered Security on the Blackout List.

Reporting Requirements for Access Persons

Access Persons

Except as described below, all Access Persons are required to:

•	File a Brokerage Accounts Report no later than 10 days after being designated as an Access Person.

•	File an Initial Holdings Report no later than 10 days after being designated as an Access Person.

•	File an Annual Holdings Report by January 30th each year for the previous twelve months beginning January 1st and ending December 31st.

•	File a Quarterly Transactions Report no later than 30 days after the end of each calendar quarter.

•	Notify each firm that maintains a brokerage account for them, or a Family Member, of their association with Scout and the requirement to receive duplicate copies of confirmations and periodic statements.

Brokerage Accounts Report

Every Access Person must submit a Brokerage Accounts Report no later than 10 days after the individual is designated as an Access Person. Each Access Person must disclose in this record each brokerage account in which they have any Beneficial Ownership (including the broker firm’s name and the account number.) The statement also must include the brokerage account(s) for any Family Member of the Access Person. It is the responsibility of each Access Person to notify each firm through which they or a Family Member maintains an account of their affiliation with Scout. This record must be updated if new outside brokerage accounts are opened or closed at any time after the initial record is submitted and confirmed.

Upon submission of this statement a designated Compliance Officer will send a request to receive duplicate confirmation and periodic statements. It is the Access Person’s responsibility to ensure that the Compliance Department’s request is honored.

Initial Holdings Report

Every Access Person must submit an Initial Holdings Report no later 10 days after the individual is designated as an Access Person. Information contained in the report must be current as of a date not more than 45 days prior to the date the individual becomes an Access Person. The Initial Holdings Report must contain the following information for each Covered Security in which the Access Person or Family Member has any direct or indirect Beneficial Ownership:

•	The title and type of each Covered Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount;

•	The name of any broker, dealer or bank with whom the Scout Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Scout Access Person;

•	The date the report is submitted by the Scout Access Person.

Quarterly Transaction Reports

Every Access Person must submit a Quarterly Transaction Report, no later than 30 days after the end of each calendar quarter with the following information for transactions in any Covered Security in which the Access Person or Family Member has any direct or indirect Beneficial Ownership:

•	The date of each transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares, and the principal amount;

•	The nature of the transaction that is, a purchase, sale or other type of acquisition or disposition;

•	The price at which the transaction was effected;

•	The name of each broker, dealer, bank, or other financial institution maintaining a brokerage or other account for the Scout Access Person or Family Member and the account number assigned to it; and

•	The date the report is submitted.

The Access Person will not have to submit a Quarterly Transaction Report if duplicate trade confirmations or accounts statements are received by Scout within 30 days after the end of the applicable calendar quarter and contain the necessary information listed above. The Access Person will be responsible for confirming that the duplicate confirmations or account statements meets these requirements within 30 days after the end of the applicable calendar quarter.

Annual Holdings Report

Every Access Person must submit an Annual Holdings Report by January 30th of each year. Information contained in the report must be current as of a date not more than 45 days prior to the date the Access Person submits the report.

The Initial Holdings Report and Annual Holdings Report must contain the following information for each Covered Security in which the Access Person or Family Member has any direct or indirect Beneficial Ownership:

•	The title and type of each Covered Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount;

•	The name of any broker, dealer or bank with whom the Scout Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Scout Access Person; and

•	The date the report is submitted by the Access Person.

Reporting Exemptions

Access Persons are not required to report:

•	Accounts or Securities held in accounts over which the Access Person has no direct influence or control (e.g., third-party fully discretionary managed account); and

•	Transactions effected pursuant to an Automatic Investment Plan.

Review of Access Person Reports

A designated Compliance Officer within the Compliance Group will assess Access Person trading activities and compare these activities to trading activity with certain accounts managed by SI, Reams, UMB Bank, n.a. or other affiliates of Scout as appropriate. Any violations of the Code of Ethics shall be reported promptly to the Scout Chief Compliance Officer. Factors that will be considered in assessing personal trading activity include one or more of the following, but may not necessarily be limited to:

•	The nature of the Access Person’s role relative to Client accounts;

•	The Access Person’s access to nonpublic information regarding Client holdings;

•	The timing of the Access Person’s receipt of information that contributes to that person being an Access Person (e.g., knowledge of trade activity before or shortly after trade placed by a Client account reflects different risk profile than receipt of a recommended list once a quarter);

•	Impact of SI, UMB Bank, n.a. or other affiliates of Scout trading volume in a particular security in comparison to market trading volume;

•	Proximity of the Access Person trade in relation to a Client trade and whether the trade took place before or after the trade within the Client account;

•	Potential that an Access Person’s trading activity represents conduct prohibited by a Reportable Fund;

•	Patterns of trading activity within the Access Person’s account, and within a Client account if the Access Person has a vital role supporting the investment decisions in the Client’s account.

Certifications

Each Supervised Person will be provided a copy of the Code of Ethics and must certify in writing no later than 30 days after receipt that they have received the Code Ethics, read and understand the Code of Ethics and agree to comply with the applicable terms of the Code of Ethics. Scout will provide any amendments to the Code of Ethics and will require all Supervised Persons to certify in writing that they have received, read and understand the amendments. Each year the Chief Compliance Officer or compliance officer designated by the Chief Compliance Officer will conduct an annual meeting with all Supervised Persons to review the Code of Ethics and will require all Supervised Persons to annually certify that they have read, understood and complied with the Code of Ethics, that they have made all of the reports required by the Code of Ethics and have not engaged in any prohibited conduct.

Reporting Violations

All Supervised Persons are required to promptly report any actual, apparent or suspected violations of the Policy to the Chief Compliance Officer. If the Chief Compliance Officer or another compliance officer is not available the individual should report the violation to their immediate supervisor who is then responsible for reporting it to the Chief Compliance Officer. All reports will be treated confidentially to the extent permitted by law and investigated promptly.

Reporting to SI Board of Directors and Scout Funds Board of Trustees

At least annually, the Chief Compliance Officer of the Scout Funds and the Chief Compliance Officer of SI shall provide to the Scout Funds’ board of trustees, and the Scout Funds board of trustees must consider, a written report that: (i) describe any issues arising under the Code of Ethics or procedures since the last report to the board of trustees, including but not limited to, information about material violations of the Code of Ethics and sanctions imposed in response to the material violation; (ii) identify any recommended change to existing restrictions or procedures based upon the experience under the Code of Ethics, evolving industry practices and developments in applicable laws and regulations; and (iii) certifies that SI and the Scout Funds

(as applicable) have adopted policies and procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

Amendments to the Code of Ethics

The board of directors of SI and the board of trustees of the Scout Funds, including a majority of Independent Trustees of the Scout Funds, must approve any material amendment to the Code of Ethics no later than six months following the amendment.

Sanctions

Upon discovering a violation of this Policy, Scout and or UMB Financial Corporation may impose such sanctions as it deems appropriate, including, but not limited to, a letter of censure, fine, suspension or termination of the violator’s employment. For more information, please see the attached Exhibit A.

Records

Scout and the Scout Funds will be responsible for maintaining the following records:

1.	A copy of the Code of Ethics;

2.	A record of each Access Person;

3.	A record of any violation of the Code of Ethics and of any actions taken as a result of the violation;

4.	A copy of each written acknowledgement as described in the Section entitled “Certifications”;

5.	A copy of each report made by an Access Person as required under the Code of Ethics, including any information provided in lieu of reports in the form of duplicate trade confirmations or account statements;

6.	A record of any decisions, and the reasons supporting the decision, to approve the acquisition of securities in a Limited Offering by an Access Person; and

7.	A copy of each written report made to the Scout Funds board of trustees as described in the Section entitled “Reporting to SI Board of Directors and Scout Funds.”

A complete description of Scout and the Scout Funds’ recordkeeping responsibility under this Code of Ethics is contained in the Books and Records Policy.

Definitions

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Ownership” shall be interpreted in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

“Client” means an investment client of SI.

“Control” or “Controlled” shall be interpreted in accordance with Section 2(a)(9) of the Investment Company Act of 1940.

“Covered Security” means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940 and Section 2(a)(36) of the Investment Company Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by money-market funds; (iv) shares issued by open-end registered investment companies other than a Scout Fund or other Reportable Fund; (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Scout Funds or other Reportable Funds.

“Family Member” means any individual who is a member of a Supervised Person’s immediate family who lives in the Supervised Person’s household.

“Fixed Income Client” means any Client of SI that is managed by a portfolio manager within the Reams Asset Management division.

“Independent Trustee” means a Scout Fund trustee who is not an “interested person” of the Scout Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Investment Company” means a company registered as such under the Investment Company Act of 1940, including but not limited to, open-end mutual funds, close-end mutual funds, and unit investment trusts, but does not include a money market mutual fund.

“Limited Offering” means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505 or Rule 506 adopted thereunder.

“Purchase or sale of a Covered Security” means the purchase or sale of a Covered Security, including the writing of an option to purchase or sell a Covered Security, in which the Access Person has Beneficial Ownership.

“Reportable Fund” means any Investment Company for which SI acts as investment adviser as defined in Section 2(a)(20) of the Investment Company Act of 1940 or any Investment Company whose investment adviser or principal underwriter Controls Scout, is Controlled by Scout or is under common Control with Scout.

“Security” or “Securities” means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940 and Section 2(a)(36) of the Investment Company Act of 1940.

APPENDIX A – SCHEDULE OF SANCTIONS

This Schedule is intended to provide guidance in response to specific violations of the Code of Ethics, including the Personal Trading Policy. Any other violations of the Code of Ethics or Personal Trading Policy (e.g., improper frequent trading, use of material non-public information) will be handled on a case-by-case basis and can result in any of the penalties listed below. Depending on the nature of a violation, the penalty (e.g., fine or suspension of trading privileges) may be imposed regardless of the timing or number of occurrences. Nothing in this Appendix should be viewed as limiting the ability of Scout or UMB to impose additional employment sanctions up to and including suspension or termination of employment for failing to abide by the Code of Ethics or Personal Trading Policy.

Pre-Clear Violation*
1st	Informal Warning

2nd	Written Warning with Financial Penalty of $50

3rd	Suspension of Trading Privileges

*	If an employee fails to obtain prior authorization and the trade would have been prohibited under the Policy, in addition to the penalties list above, the employee will be required to disgorge any profits resulting from the personal trade.

Late Reporting
1st	Informal Warning

2nd	Written Warning

3rd	Financial Penalty of $50 per day late

Inaccurate or Failure to Report
1st	Informal Warning

2nd	Written Warning with Financial Penalty of $50 per quarter

3rd	Suspension of Trading Privileges

For this schedule, accumulation of violations will be based on a rolling 12 month period. However, an accumulation of 3 or more warnings during the course of an employees’ employment with Scout can result in the suspension of that employees’ trading privileges.

Communications Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

March 2014

Policy Objective

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), and Scout Distributors (“SDL”) (together referred to as “Scout”) communicate with existing clients, prospective clients, financial advisors, consultants, other registered investment advisers and the general public via written correspondence and electronic communications. This Policy has been adopted by Scout with the objective of implementing policies and procedures designed to: (i) prohibit employees from making communications in violation of anti-fraud provisions and all other applicable laws and regulations; (ii) inform Scout about problems and the level of service Scout is providing to clients, including prompt and fair response to client complaints and appropriate actions to resolve each complaint.

Note: Employees must be aware that some forms of business communication may be considered advertisements. Generally, any written letter or electronic mail message sent to more than one person, that offers any investment advisory service will be considered advertising and per the separately adopted Marketing Policy must be submitted to a Scout compliance officer for review and approval prior to the communication being sent. Please consult a compliance officer when there is doubt as whether a communication is an advertisement.

This Policy should be read in conjunction with UMB Financial Corporation (“UMBFC”) policies and procedures regarding employee computer use.

Policy

All employees of Scout are prohibited from using any means of communications to:

•	Employ any device, scheme, or artifice to defraud any client or prospective client;

•	Engage in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client; or

•	Engage in any act, practice, or course of business that is fraudulent, deceptive or manipulative.

Review Procedures

Written Correspondence

All Scout associates will be responsible for forwarding copies of any written correspondence to or from a client to the SI Director of Institutional Client Services or the Reams Director of Institutional Client Services, as applicable. The SI Director of

Institutional Client Services and the Reams Director of Client Services will maintain these correspondences in the appropriate client file. Each supervisor is responsible for:

1.	Periodically reviewing their employee’s written correspondence to clients to monitor content; and

2.	Periodically reviewing incoming written correspondence from clients to their employees to properly identify any customer complaints and to ensure that customer accounts are handled in accordance with firm procedures.

Note: For the purposes of this Policy, references to written correspondences to and from clients will not mean unsolicited market letters or other similar communications of general public distribution not prepared by or for Scout. In addition, written correspondence meeting the definition of an advertisement may be reviewed and maintained in accordance with the Marketing Policy and the Advertisement Content and Review Procedures.

Employee Electronic Communications

Email, instant messaging, social networks and other forms of electronic communications are considered communications under this Policy. All firm and client related electronic communications must be made on a UMB/Scout/Reams sponsored medium (e.g., company issued device, company email, Bloomberg instant messaging, Good application, firm sponsored website). Specifically, the medium must have the ability to retain, and allow for the review of, communications and content.

Whether an employee communication is considered firm or client related depends on the facts and circumstances. Any communication intended to retain an existing client, solicit new clients or to provide investment advice is considered firm related. Any communication with a client, investor, or their representatives, relating to Scout’s or Ream’s services is considered client related. Employees may share their employer, title and length of employment through personal communications, including social networks. However, the use of personal email, instant messaging on personal devices or the use of personal social networks for firm or client related communications, or to share information related to the firm or a client, is strictly prohibited. Furthermore, all employees are prohibited from using any of the following to disclose any Scout/Reams/UMB proprietary information without express prior authorization:

•	Individual Websites

•	Chat Rooms

•	Blogs

•	Message Boards

•	Social and Business Networking Sites

Review of Electronic Communications

1.	A designated Scout compliance officer will periodically review employee electronic communications for content, appropriate use, and to monitor for violations of any other compliance policy or procedure;

2.	If an employee electronic communication is identified as requiring further action, the designated compliance officer will contact the employee, the employee’s supervisor or take other reasonable means of corrective action ; and

3.	The designated compliance officer will maintain an Electronic Communication Review Log evidencing this review and information regarding any electronic communication requiring further action, including any remedial action taken.

The Reams Chief Information Officer is responsible for archiving all communications sent or received through a Reams electronic communications system. The UMB Bank, n.a. MIS Department will be responsible for archiving all communications sent or received through an SI or SDL electronic communications system.

Client Complaints

A written client communication shall be deemed to be a complaint if it is a request by a client for corrective action or any written statement of a client or person representing a client alleging a grievance related to the management of the client’s account that involves Scout or any of its employees. Examples of common complaints are failure to place a securities order properly, allegation of an improper recommendation, or a failure to respond to a previous client communication regarding an issue identified by the client.

Client complaints shall be addressed and resolved pursuant to the following procedures:

1.	Each employee shall immediately report a complaint to the SI Director of Institutional Client Services, the Reams Director of Institutional Client Services or the Scout Chief Compliance Officer, as appropriate;

2.	No employee may independently respond to a client complaint or settle a complaint;

3.	The SI Director of Institutional Client Services or the Reams Director of Institutional Client Services, as applicable, with assistance from the employee reporting the complaint, shall make a written record of the complaint on the Client Complaint Log, which shall include at a minimum, the date the complaint was received, from whom the complaint was received, facts surrounding the complaint and the recommended response or course of action to address the complaint.

4.	Appropriate Scout personnel will take prompt and appropriate remedial action. The SI Director of Institutional Services or Reams Director of Institutional Client Services, as applicable, will complete the section of the Client Complaint Log calling for a detailed explanation of: (a) what remedial action was taken or (b) the reasons for taking no action;

5.	Any matters that present the potential for material regulatory action or litigation will be forwarded to the SI CEO, as appropriate.

The SI Director of Institutional Client Services and the Reams Director of Institutional Client Services will establish and maintain a central complaints log (“Complaint Log”). No less than quarterly, the Director of Institutional Services and Reams Director of Institutional Client Services will report to the Scout Chief Compliance Officer and the CEO of SI any of the following information applicable for that quarter:

1.	Any complaints added to the Complaint Log in the previous quarter;

2.	Status of outstanding complaints;

3.	Resolution or remedial actions taken regarding a complaint during the previous quarter;

4.	Specific report on any complaints that have been identified as having potentially serious financial or regulatory consequences; and

5.	The identity of the Scout personnel participating in the complaint resolution.

If the complaint becomes a legal issue, the Director of Institutional Client Services and the Reams Director of Institutional Client Services will refer the complaint to SI’s Chief Legal Officer for appropriate action.

Books and Records

SI will maintain in its books and records:

1.	A copy of any Client Complaints;

2.	A copy of the Complaint Log;

3.	A copy of the Electronic Communication Review Log.

Cross-Trading Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

May 2012

Policy Objectives

When the best interests of the participating clients, Scout Investments (“SI”) including its Reams Asset Management division (“Reams”), may arrange for trades to be executed between clients of SI (“cross-trade”). When executing a cross-trade, SI is acting on behalf of two (or more) clients with potentially adverse interests. This potential conflict of interest necessitates appropriate documentation as to the fairness of the cross-trade to each client. This Policy has been adopted with the objective of implementing procedures to address: (i) potential conflicts of interest associated with SI conducting a cross-trade; and (ii) ensuring that any cross-trades conducted by SI comply with applicable laws and regulations.

Policy

SI will engage in a cross-trade only if in the best interest of each participating client and the following requirements are met:

Cross-Trades Involving a Registered Investment Company

If any SI client participating in a cross-trade is an investment company registered under the Investment Company Act of 1940, SI will use the following procedures:

1.	The transaction is a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

2.	The transaction is effected at the independent current market price of the security. For purposes of this paragraph, the “current market price” shall be:

a.	If the security is a security or class of security for which transaction reports are collected, processed, and made available pursuant to an effective transaction reporting plan (“reported security”), the last sale price with respect to such security reported in the consolidated transaction reporting system (“consolidated system”) or the average of the highest current independent bid and lowest current independent offer for such security if there are no reported transactions in the consolidated system that day; or

b.	If the security is not a reported security, and the principal market for such security is an exchange, then the last sale on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on such exchange that day; or

c.	If the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or

d.	For all other securities: (i) the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry, or (ii) in the case of a municipal obligation or other debt instrument, the valuation provided by the independent pricing service approved by the Trustees for determining the net asset value of the series’ shares;

Note: If the cross-trade does not involve a registered investment company, SI may just use an independent bid price determined on the basis of reasonable inquiry for the market value of all other securities.

3.	The transaction is consistent with the investment restrictions and guidelines of each participating client, and if a participating client(s) is a registered investment company, SI follows the policy adopted by the investment company in accordance under Rule 17a-7 under the Investment Company Act of 1940, as amended.

4.	SI receives no compensation (other than its advisory fee), directly or indirectly, for effecting the cross-trade; and

5.	The participating clients are aware of the cross-trade before its execution, either through general disclosure about the use of cross-trades in SI’s Form ADV Part 2, in the advisory contract with SI, or through specific disclosure made to the participating client prior to effecting the trade.

6.	No brokerage commission, fee (except for customary transfer fees), or other remuneration is paid in connection with the transaction.

Cross-Trades Not Involving a Registered Investment Company

If each of the SI clients participating in a cross-trade is not an investment company registered under the Investment Company Act of 1940, SI will use the following procedures:

1.	The transaction is a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

2.	The transaction is effected at the independent current market price of the security. For purposes of this paragraph, the “current market price” shall be:

a.	If the security is a security or class of security for which transaction reports are collected, processed, and made available pursuant to an effective transaction reporting plan (“reported security”), the last sale price with respect to such security reported in the consolidated transaction reporting system (“consolidated system”) or the average of the highest current independent bid and lowest current independent offer for such security if there are no reported transactions in the consolidated system that day; or

b.	If the security is not a reported security, and the principal market for such security is an exchange, then the last sale on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on such exchange that day; or

c.	If the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or

d.	For all other securities: (i) an independent bid price determined on the basis of reasonable inquiry; or (ii) in the case of a municipal obligation or other debt instrument, the valuation provided by the independent pricing service approved by SI.

3.	The transaction is consistent with the investment restrictions and guidelines of each participating client;

4.	SI receives no compensation (other than its advisory fee), directly or indirectly, for effecting the cross-trade; and

5.	The participating clients are aware of the cross-trade before its execution, either through general disclosure about the use of cross-trades in SI’s Form ADV Part 2, in the advisory contract with SI, or through specific disclosure made to the participating client prior to effecting the trade.

Principal Trades

A principal cross-trade occurs whenever an investment advisor or its affiliated broker knowingly sells any security to, or purchases any security from, one of its investment advisory clients for the benefit of the investment advisor’s own account. SI will not engage in any principal cross-trades.

Cross-Trades Involving ERISA Accounts

SI will not effect a cross-trade where one or both of the parties involved in the transaction is a plan, fund, or program established or maintained by an employer pursuant to the Employee Retirement Income Security Act of 1974 (“ERISA Account”).

Procedures for Implementing Policy

The following steps must be taken in connection with executing a cross-trade:

1.	Confirm that the Portfolio Manager(s) for the clients involved in the trade are aware of the transaction and have determined that it is in the best interests of both clients;

2.	Complete a cross-transaction form. The completed form must include signatures from: (i) both the selling and purchasing Portfolio Manager(s) or, if only one Portfolio Manager is associated with the transaction, the form should be signed by that Portfolio Manager and the Chief Executive Officer, or their designee; and (ii) the SI Chief Operating Officer for equity transactions or the Reams President for fixed income transactions, or their designee; and

3.	Mark the trade ticket with the order transaction type “cross”.

4.	If the cross-trade involves a regulated investment company, the SI Chief Operating Officer or the Reams President, as applicable, will notify the investment company’s chief compliance officer of the cross-trade.

Allocation

If more than one client portfolio is appropriate to purchase the security involved in the Cross-Trade, the participating client(s) will be determined in accordance with the Trading Policy, including the written trading procedures adopted under the Trading Policy. The intent of the Trading Policy is to allocate trades on a fair and equitable basis, while observing constraints of minimum position size, maximum position number and liquidity requirements and maintaining individualized treatment of portfolios in light of each client’s unique circumstances.

Responsibility

The selling and purchasing Portfolio Manager, and the Chief Executive Officer or their designee, as applicable, is responsible for determining that the cross-trade is in the best interest of each participating client. The SI Chief Operating Officer or the Reams President, as applicable, is responsible for ensuring that cross-trades are conducted meeting the requirements under this Policy. A designated SI compliance officer will review all cross-trade forms on a quarterly basis.

Books and Records

SI will maintain in its books and records:

1.	Any completed cross-transaction forms.

Custody Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

November 2010

Policy Objective

As an investment adviser, Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), may be deemed to have custody of client assets pursuant to Rule 206(4)-2 under the Investment Advisers Act of 1940. SI has adopted this Policy with the objective of (i) meeting the requirements of Rule 206(4)-2 in those instances where SI is deemed to have custody of client assets; and (ii) ensuring that SI does not otherwise obtain inadvertent custody of client assets.

SI is deemed to have custody under Rule 206(4)-2 if SI holds, directly or indirectly, client funds or securities, or has the authority to obtain possession of client funds or securities, including:

1.	Possession of client funds or securities, (but not of checks drawn by clients and made payable to third parties,) unless SI receives them inadvertently and SI returns them to the sender promptly but in any case within three business days of receiving them,

2.	Any arrangement (including a general power of attorney, authority to dispose of funds or securities other than authorized trading, and ability to debit advisory fees directly from the client’s account) under which SI authorized or permitted to withdraw client funds or securities maintained with a custodian upon SI’s instruction to the custodian, and

3.	Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives SI or SI supervised person legal ownership of or access to client funds or securities.

For purposes of this Policy, SI will be deemed to have custody of client assets if a related person holds, directly or indirectly, those client funds or securities, or has any authority to obtain possession of those securities, in connection with advisory services SI provides to clients. A related person will mean any person, directly or indirectly, controlling or controlled by SI, and any person that is under common control with SI.

This Policy will not apply to the account of an investment company registered under the Investment Company Act of 1940 for which SI acts as investment adviser.

Policy

If SI is deemed to have custody of client assets under this Policy, SI will meet the following requirements:

1.	A Qualified Custodian maintains those funds and securities: (i) In a separate account for each client under that client’s name; or (ii) In accounts that contain only SI’s clients’ funds and securities, under SI’s name as agent or trustee for the clients.

2.	If SI opens an account with a qualified custodian on a client’s behalf, either under the client’s name or under SI’s name as agent, SI will notify the client in writing of the qualified custodian’s name, address, and the manner in which the funds or securities are maintained, promptly when the account is opened and following any changes to this information.

3.	SI has a reasonable basis for believing that the qualified custodian sends an account statement, at least quarterly, to each of SI’s clients for which is deemed to have custody of funds or securities, identifying the amount of funds and of each security in the account at the end of the period and setting forth all transactions in the account during that period or in the case that SI acts as general partner of a limited partnership or managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, the pooled investment vehicle is subject to an annual audit and distributes its audited financial statements prepared in accordance with generally accepted accounting principles to all members or limited partners, within 120 days of the end of the pooled investment vehicle’s fiscal year.

4.	The client funds for which SI is deemed to have custody are verified by an examination each year by an independent public accountant pursuant to a written agreement between SI and the accountant: (i) at a time chosen by the accountant; (ii) without prior notice or announcement to SI; and (iii) that is irregular from year to year (“Surprise Verification”).

5.	If SI is be deemed to have custody of client assets because a related person holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of those securities, in connection with advisory services SI provides to clients then SI will receive from its related person an annual written internal control report prepared by an independent public accountant (“Internal Control Report”).

Qualified Custodian

For purposes of this Policy, a Qualified Custodian means: (i) a bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act; (ii) a registered broker dealer holding the client assets in customer accounts; (iii) a registered commission merchant holding client assets in customer accounts, but only with respect to clients’ funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and (iv) a foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the Clients’ assets in accounts segregated from its proprietary assets.

Note: With respect to shares of an open-end company as defined in section 5(a)(1) of the Investment Company Act of 1940 (“mutual fund”), SI may use the mutual fund’s transfer agent in lieu of a qualified custodian for purposes of complying with this Policy.

Surprise Verification

The Surprise Verification agreement will require the independent public accountant to: (i) File a certification on Form ADV-E with the SEC within 120 days of the time chosen by the accountant to conduct the Surprise Verification stating that is has examined the funds and securities and describing the nature and extent of the examination; (ii) Upon finding any material discrepancies during the course of the Surprise Verification, notify the SEC within one business day of the finding, by means of a facsimile transmission or electronic mail, followed by first class mail, directed to the attention of the Director of the Office of Compliance Inspections and Examinations; and (iii) Upon resignation or dismissal from, or other termination of, the engagement, or upon removing itself or being removed from consideration for being reappointed, file within four business days Form ADV-E accompanied by a statement that includes: (A) the date of such resignation, dismissal, removal, or other termination, and the name, address, and contact information of the accountant; and (B) An explanation of any problems relating to examination scope or procedure that contributed to such resignation, dismissal, removal, or other termination.

Exceptions to the Surprise Verification

The Surprise Verification requirements will not apply to those assets:

1. SI is deemed to have custody solely because of its authority to debit advisory fees (e.g., a third-party holds the assets and SI does not otherwise have custody under this Policy requiring a Surprise Verification);

2. SI is deemed to have custody because it acts as general partner of a limited partnership or managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, and the pooled investment vehicle is subject to an annual audit and distributes its audited financial statements prepared in accordance with generally accepted accounting principles to all members or limited partners, within 120 days of the end of the pooled investment vehicle’s fiscal year;

3. SI is deemed to have custody solely because its related person has custody of those assets (e.g. SI does not otherwise act in a capacity such as trustee that would cause SI to have custody of assets) and that related person is considered to be operationally independent of SI. SI is presumed not to be operationally independent of a related person unless: (i) client assets in the custody of the related person are not subject to SI’s creditors; (ii) SI personnel do not have custody or possession of, or direct or indirect access to client assets of which the related person has custody of, or the power to control the disposition of such client assets to third parties for the benefit of SI or its related persons, or otherwise have the opportunity to misappropriate such assets; (iii) SI personnel and personnel of the related person who have access to client assets are not under common supervision; (iv) SI personnel do not hold any position with the related person or share premises with the related person; and (v) no other circumstances can reasonably be expected to compromise the operational independence of the related person.

Internal Control Report

The Chief Compliance Officer will obtain the Internal Control Report which will include an opinion of the independent public accountant as to whether controls have been placed in operation as of a specific date, and are suitably designed and are operating effectively to meet control objectives relating to the custodial services, including the safeguarding of funds and securities held by SI or its related person on behalf of SI’s advisory clients, during the year. The independent public accountant will verify that the funds and securities are reconciled to a custodian other than SI or its related person.

Automatic Fee Deduction

If SI has the authority to debit advisory fees directly from a client’s account, SI may be deemed to have custody of the client’s assets. In these situations, in addition to the requirements of this Policy, the Chief Compliance Officer will: (i) determine that proper client authorizations have been obtained; and (ii) conduct a periodic review of client custodial statements that the custodian sends to a client showing the amount of SI’s advisory fee, the value of the client’s assets upon which the fee was based, and the specific manner in which the fee was calculated.

Inadvertent Custody

SI may inadvertently obtain custody of client assets. Examples of these situations may include, but are not limited to: (i) SI provides administrative services to its clients in connection with tax filings made with the Internal Revenue Service, state and other governmental taxing authorities and those authorities send client tax refunds to SI; (ii) SI files proofs of claim for its clients and complete other documentation related to class action lawsuits and other legal actions and an administrator of a fund established to distribute the settlement proceeds of these actions sometimes send client settlement assets to SI, (iii) SI receives stock certificates or dividend checks in the name of its clients; or (iv) SI receives stock certificates (or evidence of new debt) in a class action lawsuit involving bankruptcy where shares are issued in a newly organized entity, or as a result of business reorganization.

If an employee believes they have inadvertently received custody of client assets, they should report the matter to the SI Chief Operating Officer or the Reams President, as applicable. The SI Chief Operating Officer or the Reams President, as applicable, will:

1.	Promptly identify client assets that it inadvertently receives;

2.	Promptly identify the client (or former client) to whom such client assets are attributable;

3.	Promptly forward client assets to its client (or former client) or a qualified custodian, but in no event later than three business days following the SI’s receipt of such assets;

4.	Promptly return to the appropriate third party any inadvertently received client assets that the adviser does not forward to its client (or former client) or a qualified custodian, but in no event later than three business days following the SI’s receipt of such assets; and

5.	Maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and, if so, when) the client assets were forwarded to its client (or former client) or a qualified custodian, or returned to third parties.

Reconciliation

From time to time, there may be discrepancies between client accounting records maintained by SI and similar records maintained by the bank or broker-dealer custodian. Discrepancies may be caused merely by timing differences between when the data is entered by SI and the broker-dealer or bank custodian. Discrepancies may also occur because of data entry errors. The goal of reconciliation should be to find discrepancies due to errors, so that they may be corrected.

At least monthly, the SI Chief Operating Officer and the Reams Director of Portfolio Accounting, or their designee shall:

1.	Reconcile client accounting records maintained by SI with those maintained by the bank or broker-dealer custodian (which may be done through automatic data feeds); and

2.	Report any discrepancy to the bank or broker-dealer custodian and proceed to correct the discrepancy.

Responsibility

The SI Chief Operating Officer will be responsible for the requirement of asset maintained with a Qualified Custodian and the reasonable determination of account statement reporting as it relates to equity clients where SI is deemed to have custody of assets. The Reams Director of Portfolio Accounting will be responsible for the requirement of assets maintained with a Qualified Custodian and the reasonable determination of account statement reporting as it relates to fixed income clients where SI is deemed to have custody of assets. The SI Chief Operating Officer will be responsible for the requirements of the Surprise Verification. The Reams President will be responsible for ensuring that investors in a pooled investment vehicle receive audited financial statements in accordance with this Policy.

Books and Records

SI will maintain the following books and records:

1.	Name of each client account custodian;

2.	Any memo describing the basis upon which SI overcame a presumption that it was not operationally independent of a related person.

SI will maintain the following books and records relating to those clients for which SI is deemed to have custody:

1.	A record showing all purchases, sales, receipts, and deliveries of securities (including certificate numbers) and all other debits and credits to the account;

2.	A separate ledger account showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits;

3.	Copies of confirmations of all transactions effected by or for the account; and

4.	A record for each security in which the account has a position, which shows the name of the client having any interest in such security, the amount or interest of the client, and the location of the security.

Disaster Recovery Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

November 2010

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), and Scout Distributors (“SDL”) (together referred to as “Scout”) participate and are integrated with the UMB Financial Corporation (“UMBFC”) Master Business Recovery Plan, which establishes the framework, coordination and communication requirements, content requirements, as well as, corporate-level oversight teams to facilitate a consistent and comprehensive approach to business resumption planning and activities. Scout recognizes the responsibility for developing and maintaining a well thought out business resumption plan and life safety plan and in order to fulfill this obligation has vested responsibility for achieving this objective with the CEO of Scout.

The UMBFC Master Business Recovery Plan and related policies are designed to allow SI to resume providing service to its clients in as short a period as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that Scout might reasonably face given its business and location.

Disaster Recovery Responsibility

Due to the separate location of the operations for Scout Funds, the management team of UMB Fund Services is responsible for maintaining and implementing its Disaster Recovery and Business Continuity Plan. In the event of a disaster in either location, the UMBFC Master Business Recovery Plan will govern, with the pertinent details of the specific group plan presiding over the recovery efforts.

Disaster Recovery Procedures

Scout has adopted various procedures to implement the firm’s policy and periodically reviews the procedures to monitor and insure the firm’s policy is observed, implemented properly and amended or updated, as appropriate, which may be summarized as follows:

1.	A Business Resumption Plan is established and updated annually by the designated Scout Business Continuity Planning (BCP) contact(s) in accordance with a schedule established by the UMBFC Business Continuity Plan Officer.

2.	Key staff within Scout participates in calling-tree exercises, tabletop exercises, and/or actual recovery exercises as prompted by the BCP Division contact in coordination with the UMBFC Business Continuity Plan Officer.

3.	The following individuals and/or organizational units have the primary responsibility for implementation and monitoring of disaster recovery preparedness:

•	The UMB Bank, n.a., MIS Department is responsible for documenting computer back-up procedures, i.e., frequency, procedure, person(s) responsible, etc.

•	The UMB Bank, n.a., MIS Department is responsible for designating back-up storage locations(s) and persons responsible to maintain back-up data in separate locations.

•	The BCP Division contact within SI is responsible for identifying and listing key or mission critical people in the event of an emergency or disaster, obtaining their names, addresses, e-mail, fax, cell phone and other information and distributing this information to all personnel.

•	The Disaster Recovery Team, as specified within the UMBFC Master Business Recovery Plan, is responsible for designating and arranging for “hot,” “warm,” or home site recovery location(s) for mission critical persons to meet to continue business, and for obtaining or arranging for adequate systems equipment for these locations.

•	The UMB Bank, n.a., MIS Department is responsible for establishing back-up telephone/communication system for clients, personnel and others to contact the firm and for the firm to contact clients.

•	The Reams Chief Information Officer is responsible for maintaining a Business Resumption Plan for Reams operations, including back-up systems, designating key personnel, and arranging for a recovery location(s) as well as testing this Business Resumption Plan.

Books and Records

The Scout BCP Contact will be responsible for maintaining the following books and records:

1.	SI Disaster Recovery Plan including a current phonetree;

2.	SDL Disaster Recovery Plan including a current phonetree.

The Reams Chief Information Officer will be responsible for maintaining the following books and records:

1.	Reams Disaster Recovery Plan.

Fair Valuation Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

March 2014

Scout Investments (“SI”) has established a Pricing and Fair Valuation Committee (“Valuation Committee”) with responsibilities established in the committee charter (Appendix I) for the purpose of implementing and monitoring implementation of the valuation guidelines established by an investment company for which SI serves as investment advisor or subadvisor (“Fund”).

A. Significant Events

Monitoring for Significant Events

The closing prices of domestic or foreign securities may not reflect their market values at the time a Fund calculates its NAV if an event that will affect the value of those securities (a “Significant Event”) has occurred since the closing prices were established on the domestic or foreign exchange or market, but before the Fund’s NAV calculation. Consequently, the Funds have delegated to SI the responsibility for considering whether the closing price for a security reflects current market value or whether a Significant Event has occurred and it would be more appropriate to determine the fair value of the security.

Examples of situations that may trigger fair valuation are:

Significant fluctuation in domestic or foreign markets;

Occurrences not tied directly to the securities’ markets, such as: natural disasters; armed conflict; or significant government actions;

The market or exchange on which a security is traded does not open or trading is halted on such market or exchange;

The security has been de-listed from a national exchange;

The security has not been traded for an extended period of time;

The security’s primary pricing source is not able or willing to provide a price;

Trading of a security is subject to local government-imposed restrictions;

A foreign security has reached a pre-determined range of trading set by a foreign exchange (“limit up” or “limit down” price), and no trading has taken place at the limit up price or limit down price; and/or

Other factors that may call into question the reliability of market quotations, including low trading volume on the applicable market.

Factors considered to determine the nature of the Significant Event or information and to evaluate the potential impact may include:

The percentage of the Fund’s assets represented by the affected security.

The aggregate impact of all of the securities in the Fund’s portfolio that may have to be fair valued, including the affected security.

The nature and anticipated duration of the Significant Event.

Whether the Significant Event is likely to pose an ongoing or recurring problem. Whether the Significant Event is isolated to a particular market or country.

Application of Fair Value Procedures When Significant Events Occur

Once the Valuation Committee has identified a Significant Event or significant information that may impact domestic or foreign securities (other than events causing the use of the FTID procedures for fair valuation), the Valuation Committee will determine whether market quotations are readily available from other sources, such as other brokers or alternative pricing services. With respect to illiquid restricted securities, the Valuation Committee shall obtain bids, if available, from at least two dealers in restricted securities who are familiar with the security, and the price shall be adjusted, as appropriate, based on this information and the factors listed below. If there is a significant disparity between the bid prices provided by the dealers contacted, or if two dealers are unable to give bid price quotations, the Valuation Committee shall make a valuation determination based on the criteria used to determine fair value as set forth below. For other types of securities, if market quotations are not readily available, then the securities should be valued at fair value as provided below.

B. Determination of Fair Value

In the event that a fair valuation determination is necessary with respect to a security or other asset of the Funds for which a market quotation is not readily available or the quoted price does not accurately reflect the appropriate fair market value of the security or asset, the Valuation Committee shall consider all appropriate factors relevant to the value of the security or other asset and shall determine the method of arriving at the fair value thereof. Generally, any member of the Valuation Committee can make the valuation determination with consent of another voting member of the Valuation Committee that is not on the Fund team affected, but, if feasible, should involve a member of fund accounting and the Fund manager. As a general principle, the “fair value” of a security or other asset should be the amount that the Fund might reasonably expect to realize upon the current sale of the security or other asset.

The Valuation Committee shall generally consider one or more of the factors set forth below in determining a valuation method. The following list of factors is intended as a guide and no single factor is determinative because fair value depends upon the facts and circumstances specific to each security. There may be other factors that the Valuation Committee may consider in connection with a fair value calculation to the extent that it believes they are relevant to the fair valuation process.

Primary factors that may be considered

Cost at date of purchase (for newly purchased securities);

Information as to any transactions or offers with respect to the security;

Price, yield (including yield spreads to similar instruments) and extent of public trading in similar securities of the issuer or compatible companies;

The value (including market prices, dealer valuations, and determinations of value by one or more pricing services) of other relevant financial instruments, including derivative securities, traded on other markets or among dealers; and/or

Most recent closing market prices.

General factors that may be considered

The fundamental analytical data relating to the investment;

The nature and duration of any restrictions on disposition of the securities;

An evaluation of the forces that influence the market in which the securities are purchased or sold including the number of dealers willing to purchase or sell the security, the number of potential purchasers and the nature of market place trades;

Type of security or asset;

Financial statements of issuer;

Size of holding;

Special reports prepared by analysts;

Existence of merger proposals or tender offers affecting the security;

Trading volumes on markets, exchanges or among dealers;

Values of baskets of securities on other markets, exchanges or among dealers;

Changes in interest rates;

Observations from financial institutions;

Government (domestic or foreign) actions or pronouncements;

Other news events;

The liquidity and depth of the market of the same class of securities; and/or

Other acceptable methods of valuing portfolio securities based on a multiple of earnings; a discount from market of a similar freely traded security; yield to maturity with respect to debt issues or a combination of these or other methods.

Factors that may be considered with respect to foreign securities (except those priced by FTID)

1.	The country’s or geographic region’s political and economic environment;

2.	The value of foreign securities traded on other foreign markets;

3.	American Depositary Receipt trading;

4.	Closed-end fund trading;

5.	Foreign currency exchange activity, including currency exchange ratio fluctuations and currency restrictions;

6.	Trading prices of financial products that are tied to baskets of foreign securities; and/or

7.	Investment repatriation restrictions.

Factors that may be considered for restricted securities

1.	Existence of shelf registration for restricted securities;

2.	Existence of any undertaking to register the security;

3.	The cost to the Fund related to registration of the security;

4.	Discount from market value of unrestricted securities of the same class at time of purchase; and/or

5.	The potential release or expiration of restrictions on the security.

Factors that may be considered in emergency or other unusual situations

1.	The nature and duration of the event;

2.	The forces influencing the operation of the financial markets;

3.	Factors relating to the event that precipitated the problem;

4.	Whether the event is likely to recur; and/or

5.	Whether the effects of the event are isolated, or affect entire markets, countries or regions.

The Valuation Committee may consult with other sources to assist in determining fair value for a security. Sources may include, among others:

Consultation with portfolio managers, analysts, and others internal to the Fund; Consultation with other fund companies or investment advisers; Consultation with others that specialize in the relevant market; Foreign index futures and the prices of foreign securities traded on other foreign markets.

C. Price Tolerance Review

Various daily control procedures are performed by UMBFS to scrutinize the daily market prices of the portfolio securities and certain other assets of the Funds. Price tolerance reports are reviewed by UMBFS each day to substantiate the accuracy of the valuation of the securities and other assets for which prices have changed greater than a specific tolerance.

Current Tolerance Levels	Verification	Notification
Equities	10%	10%
Debt Securities	3%	10%
Equity Options	50%	75%
Futures	2%	10%
Investment Companies	10%	25%

If any asset has a price change exceeding the Verification threshold set forth above, UMBFS will confirm the price with a secondary source (e.g., Bloomberg.). If the price is confirmed by the secondary source, no further action is necessary. If the price is not confirmed, UMBFS will notify a member of the Valuation Committee of the discrepancy and the Valuation Committee will determine the appropriate price of the security. If any asset has a price change exceeding the Notification threshold set forth above, UMBFS will notify a member of the Valuation Committee of the price change.

The Valuation Committee will document its determination in a report to be presented to the Board at its next regularly scheduled meeting. In times of unusual market volatility, the Valuation Committee is authorized to change the daily price tolerance levels; any such change will be reported to the Board at its next regularly scheduled meeting.

The prices for recently acquired securities purchased by the Funds are compared against the trading price ranges on the day of purchase. UMBFS confirms that the purchase price used for calculating each Fund’s NAV is within the range of prices on the day of purchase. If the purchase price is not within the range of the prices on the day of purchase, UMBFS will notify a member of the Valuation Committee of the discrepancy. The Valuation Committee will determine the proper price of the security and document its determination in a report to be presented to the Board at its next regularly scheduled meeting.

D. Stale Price Review

UMBFS shall identify securities which are priced the same for multiple days by the Pricing Service (a “stale price”). UMBFS performs a stale price review after the security exceeds the stale price tolerances listed below. UMBFS has processes in place to research and validate stale prices.

a.	Fixed income securities: tolerance is 5 days

b.	Equities: tolerance is 3 days

c.	Options: tolerance is 5 days

d.	Manually priced securities: tolerance is 3 days

e.	Investment companies: tolerance is 2 days

f.	Futures contracts: tolerance is 2 days

g.	Rights and warrants: tolerance is 3 days

If the price is confirmed to be stale, then the fair value of the security will be determined as described in Section B above.

Appendix I

Scout Investments, Inc.

Pricing & Fair Valuation Committee Charter

Objectives

Formal oversight of pricing and fair valuation of the Scout Funds

Ongoing responsibility for determining appropriateness of procedures and inputs to Fund pricing through analysis and back testing and other means it so defines Formal oversight of NAV error resolution and back testing

Formal support and basis for Fund Board reporting related to pricing, fair valuation, and NAV error resolution

Formal oversight and identification of illiquid assets and responsibility to monitor compliance with illiquid asset limitations of 15% of assets2

Members

Scheduled Meeting Members (Quorum is 3)	Role
Scott Betz	Chairman
Dan Spurgeon	Voting Member
Dave McKinney	Voting Member
Rick Footer	Voting Member
Ben Wiesenfeld	Voting Member
Jessica Schubel	Voting Member

Quarterly Meeting Agenda

Evaluate Quarterly Back Test Reports from FTID to measure effectiveness of service and evaluate trigger levels and confidence intervals established related to foreign securities.

Review reports of instances where market quotations were not readily available and fair valuation was applied during the quarter, determine appropriateness of fair values assigned, duration applied, and perform back testing analysis to assess reasonableness of value applied.

Review reports of significant events occurring or other events where the quoted price did not accurately reflect the appropriate fair market value of the security and fair valuation was applied during the quarter, determine appropriateness of fair values assigned, duration applied and perform back testing analysis to assess reasonableness of value applied.

Review and confirm accuracy of fair valuation report.

Review reports of NAV errors identified during the quarter in order to assess appropriateness and completeness of action taken to resolve the error.

Review and confirm accuracy of NAV error report.

[2]	The liquidity determination is dependent upon the assessment of whether an asset could be sold or disposed of in the ordinary course of business within seven days at approximately the value established on the asset by the funds.

Review and confirm reports of Rule 144A securities and as to their status as liquid factoring in the existence of an adequate trading market.

Review and confirm accuracy of Rule 144A report.

Review reports of security positions during the quarter with objective of assessing whether illiquid and assess compliance with SEC regulatory limits regarding the same.

Review and confirm accuracy of liquidity determination report.

Review and confirm accuracy of report on price overrides.

Unscheduled Meeting Events

The purpose for unscheduled meetings is to address promptly instances either through event monitoring and other instances where determinations of market quotations are not readily available. Each Fund manager, whether prompted by review of UMBFS staff or through event monitoring, is responsible for formulating a reasonable fair valuation and monitoring circumstances for continued application of the fair value. The fair value is to be reviewed and approved by at least one “Scheduled Meeting” member other than the manager involved on the applicable Fund (e.g., the international team has determined through event monitoring that a fair value of $X is reasonable and should be applied. The analysis should be documented along with reasoning for the determination and approved by a “Scheduled Meeting” member or alternate that is not on the international team.) The purpose of unscheduled meeting is to allow flexible and timely decisions not contingent upon full Valuation Committee availability.

Annual Meeting Agenda

Review pricing and fair value determination policies and related procedures.

Foreign Corrupt Practices Act Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

July 2013

Policy Objective

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”) and Scout Distributors (“SDL”) (together referred to as “Scout”) are committed to full compliance with all applicable laws of the United States and other locally applicable laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and maintaining high ethical standards of business conduct. This Policy should be read in connection with Scout’s Code of Ethics which requires its employees to comply with all applicable regulatory requirements in their business dealings.

Policy

Scout, its officers, employees and agents are prohibited from directly or indirectly giving, offering or promising anything of value (including cash/cash equivalents, gifts, entertainment, accommodations or anything else of tangible or intangible value) to a Foreign Government Official to improperly obtain or retain business or any other advantage. For purposes of this Policy, indirect action includes instructing, authorizing, or allowing a third party to violate this policy on an employee’s or Scout’s behalf or making a payment to a third party knowing or having reason to know that it will likely be given improperly to a government official in violation of this Policy. Improperly means the intent to (1) inappropriately influence a Foreign Government Official’s act or decisions, (2) induce the Foreign Government Official’s to violate his or her duties, or (3) obtain any other unfair advantage, such as a reduction in taxes, tolerance of noncompliance with applicable rules, or other favors or preferential treatment.

A Foreign Government Official includes officers and employees, regardless of rank, of local governments, national governments, government-owned or controlled companies outside of the United States (including non-U.S. pension plans), political parties, party officials, and candidates for public office, and public international organizations, such as the United Nations or World Bank, or any department, agency, or instrumentality thereof.

Consultants, Agents, and Distributors

When engaging a domestic or foreign consultant, agent, distributor, or other third party (“Sub-Contractors”) who may have dealings with a Foreign Government Official as part of his or her duties on behalf of Scout, you must consult with the Chief Compliance Officer in advance. The Chief Compliance Officer will be responsible for performing adequate due diligence and obtaining certification from the Sub-Contractor that is understands and will fully abide by the FCPA and applicable Scout policies.

For purposes of this policy, Sub-Contractors of Scout will only be those deemed to be performing investment advisory services or involved in sales activities with Government Officials on behalf of Scout.

Reporting Violations

Failure to comply with this Policy may result in significant civil and criminal penalties for Scout and the individuals involved. All Scout employees are required to promptly report any actual, apparent or suspected violations of this Policy must be reported to the Chief Compliance Officer. If the Chief Compliance Officer or another compliance officer is not available, the individual should report the violation to their immediate supervisor who is then responsible for reporting it to the Chief Compliance Officer. All reports will be treated confidentially to the extent permitted by law and investigated promptly.

Regarding any such violation, Scout may take disciplinary action and/or impose sanctions including, but not limited to, termination of employment, suspension, and/or imposition of a fine. Financial penalties for noncompliance will be contributed to able foundation or to a charity. Additional consequences for noncompliance and actions are not limited to the penalties listed depending upon the circumstances of noncompliance. You should direct any questions regarding this policy to the Chief Compliance Officer.

Insider Trading Policies and Procedures

Scout Funds

Scout Investments

Reams Asset Management Division

Scout Distributors

April 2010

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.	Definition of Insider Trading

The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information. The laws concerning insider trading generally prohibit:

•	The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

•	The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential; or

•	The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

B.	Policy Statement on Insider Trading

Scout Investments, Inc., including its Reams Asset Management division (“Reams”), Scout Distributors LLC (“SDL”) (together referred to as “Scout”) and the Scout Funds (the “Funds”) forbid any director, officer, trustee or employee from trading, either personally or on behalf of others, including any mutual fund or other client account, on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. Scout and the Fund’s policy applies to every director, officer, trustee, and employee and extends to activities within and outside their duties at Scout and the Fund. Every director, officer, trustee, and employee must read and retain this policy statement. Any questions regarding Scout’s or the Fund’s policy and procedures should be referred to the Scout Chief Compliance Officer (the “CCO”).

C.	Information Regarding the Adviser’s Investment and Trading Strategies

In addition to material, nonpublic information regarding securities held in the portfolio of the Fund or other of Scout’s client accounts, directors, officers and employees of the Scout are also prohibited from disclosing certain information concerning Scout’s investment and trading strategies. Because the disclosure of information such as internal research generated by Scout’s personnel, potential trades or trading strategies could result in the Scout’s clients incurring increased trading costs, among other reasons, directors, officers, and employees of Scout are prohibited from disclosing any such information that is not contained in documents filed with the SEC or is otherwise publicly available. Additional examples of information subject to this section include historical transaction information (not publicly disseminated), approved securities lists, minutes of committees or meetings wherein trading strategies are discussed or approved, and oral comments regarding the same. Internal dissemination of such information should support an operational need or only be disseminated on a need to know basis. Questions regarding the types of information that directors, officers and employees are or are not permitted to disclose should be referred to the CCO.

D.	Common Questions and Answers

Who is an insider? The concept of “insider” is broad. It includes the directors, officers, trustees, employees and majority shareholders of a company. In addition, a person can be considered a “temporary insider” of a company if he or she enters into a confidential relationship in the conduct of the company’s affairs and, as a result, has access to company information that is intended to be used solely for company purposes. Analysts are usually not considered insiders of the companies they follow, although if an analyst is given confidential information by a company’s representative in a manner in which the analyst knows or should know to be a breach of that representative’s duties to the company, the analyst may become a temporary insider.

What is Material Information? Trading on inside information is not a basis for liability unless the information is “material,” which is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s securities if generally disclosed. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major new discoveries or advances, major litigation, liquidity problems, extraordinary management developments, and analysts’ reports on company’s prospects.

What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC, or appearing on the internet, or in Dow Jones, The Wall Street Journal or another publication of general circulation is considered public.

Not Certain if you have “Inside” Information? If you have any doubts about whether you are in possession of material, nonpublic information, consult with the CCO.

E. Penalties for Insider Trading

Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include: administrative penalties, civil injunctions, disgorgement of profits, substantial fines, temporary or permanent suspension from the industry, jail sentences and serious disciplinary measures imposed by the Adviser, including dismissal.

Regulatory actions that may ensue include:

v’ For individuals who trade on inside information (or tip others):

a.	Civil penalty of up to three times the profit gained or loss avoided;

b.	Criminal fine of up to $1 million (no matter how small the profit); and

c.	Jail term of up to 10 years.

v’ For a company (as well as any supervisory person) that fails to take appropriate steps to prevent illegal trading:

a.	Civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the employee’s violation; and

b.	Criminal penalty of up to $2.5 million.

F.	Serving as an Officer, Director or Trustee of a Public Company

Because officers, directors or trustees of a publicly traded company have special information about that company, Scout requires the CEO’s written approval before any of its directors, officers or employees agree to serve as an officer or director of a publicly traded company. Scout Fund directors are required to promptly notify the Scout Fund CCO of any other directorships. The Scout Fund CCO will design appropriate procedures to mitigate any conflicts of interests and any potential insider trading issues depending upon the requirements of each individual situation.

SECTON II. PROCEDURES TO IMPLEMENT THE ADVISER’S AND THE FUND’S INSIDER TRADING POLICY

A. Procedures

The following procedures have been established to aid the directors, officers, trustees and employees of Scout and the Funds in avoiding insider trading, and to aid Scout and the Funds in preventing, detecting and imposing sanctions against insider trading. Every director, officer, trustee and employee of Scout and of the Fund must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the CCO.

1.	Identifying Inside Information

Before trading for yourself or others, including client accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

(i)	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

(ii)	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation?

If after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

(i)	Report the matter immediately to the CCO.

(ii)	Do not purchase or sell the securities on behalf of yourself or others, including mutual funds or other client accounts.

(iii)	Do not communicate the information inside or outside Scout, other than to the CCO.

(iv)	After the CCO has reviewed the issue or consulted with counsel (as appropriate), you will be instructed as to whether the prohibitions against trading and communication continue to apply, or you will be allowed to trade and communicate the information.

2.	Restricting Access to Material, Nonpublic Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Scout, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed; access to computer files containing material, nonpublic information should be restricted.

3.	Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material and/or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

SECTION III. SUPERVISION

The role of the CCO is critical to the implementation and maintenance of these Insider Trading Policies and Procedures. These supervisory procedures can be divided into three classifications, (1) the prevention of insider trading; (2) the detection of insider trading; and (3) corrective action in situations where insider trading has occurred.

1.	Prevention of Insider Trading

To prevent insider trading the CCO should:

(a)	answer promptly any questions regarding these Insider Trading Policies and Procedures;

(b)	resolve issues of whether information received by a director, officer, trustee or employee is material and/or nonpublic;

(c)	review and ensure that directors, officers, trustees and employees review, at least annually, and update as necessary, these Insider Trading Policies and Procedures; and

(d)	when it has been determined that a director, officer, trustee or employee has material, nonpublic information:

(i)	implement measures to prevent dissemination of such information; and

(ii)	if necessary, restrict directors, officers, trustees and employees from trading the securities at issue.

2.	Detection of Insider Trading

To detect insider trading, the CCO, or their designee, should review the trading activity reports filed by each director, officer, trustee and employee subject to reporting requirements in the Code of Ethics to ensure that no trading took place in securities in which the employee has material, nonpublic information.

3.	Special Reports to Management

Promptly, upon learning of a potential violation of these Insider Trading Policies and Procedures, the CCO must prepare a written report to the management of Scout and the Board of Directors/Trustees providing details and recommendations for further action.

4.	Annual Reports

On an annual basis, the CCO will prepare a written report to the management of Scout and to the Fund Board of Trustees, setting forth the following:

(a)	a summary of the existing procedures to prevent, detect and correct occurrences of insider trading by persons associated with the Adviser or the Fund;

(b)	details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

(c)	an evaluation of the current procedures and any recommendations for improvement.

Investment Advisory Agreement Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

April 2014

Policy Objective

As a registered investment adviser Scout Investments (“SI”), including its Reams Asset Management division (“Reams”) acts as investment advisor or sub-advisor to the various types of clients. This Policy has been adopted by SI with the objective of: (i) ensuring that all agreements for SI to act as investment advisor or manage the investments of a client (“Investment Advisory Agreement”) comply with the Investment Advisers Act of 1940 (“Advisors Act”) and all other applicable laws; (ii) outlining specific provisions for Investment Advisory Agreements; (iii) ensuring that advisory fees comply with the Advisors Act; and (iv) designing procedures for the calculation of advisory fees, including SI’s valuation of client assets.

Investment Advisory Agreements

All Investment Advisory Agreements will be reviewed prior to execution by SI’s legal counsel to ensure that each agreement meets the requirements described in this Policy. SI may enter into a standard Investment Advisory Agreement that has been pre-approved by SI’s legal counsel without having to obtain this prior review. However, any changes to the standard Investment Advisory Agreement must be reviewed by SI’s legal counsel prior to its execution.

Services

Each Investment Advisory Agreement will contain a provision that accurately describes the types of advisory services that will be provided to the client, including a provision describing whether SI or the client votes proxies related to securities owned by clients.

Termination

Each Investment Advisory Agreement will contain a clause describing how a client or SI may terminate the Investment Advisory Agreement.

Assignment

The Investment Advisory Agreement will contain a provision prohibiting the assignment of the agreement without the consent of the client.

Discretionary Authority

A discretionary account allows SI, at its discretion, to decide: (i) when to buy and sell securities for the client; (ii) what securities to buy and sell for the client; and (iii) the price to pay or receive for the securities bought and sold for the client. The Investment Advisory Agreement will state if SI has been granted investment discretion over the client account assets.

Fees

Each Investment Advisory Agreement will describe how SI calculates advisory fees, other expenses that the client is contractually required to pay, and the method and timing for making advisory fee payments to SI.

No Waiver of Compliance

No Investment Advisory Agreement will contain a provision that purports to waive compliance with the Advisers Act or the rules under the Advisers Act.

Prohibition on Hedge Clauses

No Investment Advisory Agreement will contain a provision that is likely to lead a Client to believe that it has waived any available right of action against SI.

Fees

SI will charge a fee that is reasonable in relation to the advisory services it provides. SI will not charge excessive fees in violation of its fiduciary duty.

Performance Fees

Unless as described below, no Investment Advisory Agreement will contain a provision that provides for compensation based on a share of capital gains or appreciation of any portion of a Client’s assets (“Performance Fee”). For the purposes of this Policy, a Performance Fee does not mean an advisory fee imposed only as percentage of assets under management. There are limited circumstances when SI may agree to a Performance Fee if: (i) fair and full disclosure is made; and (ii) one of the following conditions is met:

1.	The Client is an investment company registered under the Investment Company Act of 1940 or any other natural person or company for whom SI manages an account in excess of $1,000,000 (except a trust, government plan, collective trust fund, or separate account), provided that the advisory fee is averaged over a specified period of time that will increase or decrease proportionately with the investment performance of the client’s account in relation to the investment record of an appropriate securities index over the same period (“Fulcrum Fee”);

2.	The Client is a Qualified Client. A Qualified Client means: (i) a natural person or company who immediately after entering into the Investment Advisory Agreement has at least $750,000 in assets under management with SI; (ii) a natural person or company who SI reasonably believes immediately prior to entering into the Investment Advisory Agreement has a net worth (including joint assets with a spouse) of more than $1,500,000 or is a “qualified purchaser” (please ask a compliance officer for further information about qualified purchasers); or (iii) a natural person who immediately prior to entering into the Investment Advisory

Agreement is an executive officer of SI or an employee of SI who has substantially participated in the investment activities of SI for at least twelve (12) months;

3.	If the Agreement is with a co-mingled investment vehicle not registered under the Securities Act of 1933 or the Investment Company Act, for which SI provides investment management services and all the equity owners are Qualified Clients. (Note that a Private Fund composed entirely of “qualified purchasers” would meet this requirement); or

4.	The Client is not a resident of the United States.

In addition to the above requirements, any Performance Fee imposed on client subject to ERISA will meet the following requirements:

1.	The ERISA client’s accounts will consist mainly of investments in securities with readily available market quotations and only a small portion of investments may be in securities without readily available market quotations, which are valued by third parties independent of SI;

2.	The ERISA client’s Performance Fee calculation takes into account both realized and unrealized gains and losses and income during the pre-established valuation period; and

3.	The ERISA client’s plan has aggregate assets in excess of $50 million.

Investments in Affiliated Vehicles

When SI determines in good faith to be in the best interest of a client and as consistent with the client’s investment guidelines, SI may invest client assets in a mutual fund or other investment vehicle affiliated with SI, provided that SI:

1.	Obtains consent from the client to invest the clients asset in an affiliated investment vehicle;

2.	Discloses to the client in SI’s Form ADV Part 2 or the Investment Advisory Agreement:

•	That SI, or an affiliate of SI, in addition to the advisory fees from the client, indirectly receives advisory fees from the investment vehicle as investment adviser (or an affiliate of the investment adviser) of the investment vehicle, and the amount of such fees;

•	That the client’s consent to investments in affiliated investment vehicles may be revoked at any time;

•	The maximum amount of the client’s assets that may be invested in the investment vehicle; and

•	The criteria that is used by SI in determining whether an investment in the investment vehicle is in the client’s best interest;

3.	Either credits the client’s account the amount it earns indirectly from the investment vehicle that is attributable to the client assets so that it does not earn a double investment management fee on such assets, or excludes the affiliated investment vehicle assets from the account level fee calculation.

If the client is an employee plan subject to ERISA, SI will comply with the provisions of PTE 77-4.

Calculation of Advisory Fees and Valuation

In general, fees will be calculated on the ending monthly market values of client account assets or as otherwise stated in the Investment Advisory Agreement. The SI Chief Operating Officer will be responsible for monitoring the calculation of advisory fees for clients. If SI determines the valuation of client assets, SI is authorized to engage the services of one or more qualified independent pricing services or rely on the custodian’s valuation assuming valuations are available. In general, the independent pricing service valuations will be based on the following:

A.	Equity Securities

Each security (including foreign securities) that is listed on an exchange is valued at its last sale price on the exchange where the security is primarily traded. Each security for which the primary market is the NASDAQ National Market® or NASDAQ Capital Market® is valued at the NASDAQ Official Closing Price (“NOCP”). The NOCP will be based on the last trade price if it falls within the concurrent best bid and asked prices and will be normalized pursuant to NASDAQ’s published procedures if it falls outside this range. If the exchange is open for trading on that day but there are no sales, the security is valued at the mean between the last current closing bid and asked prices. An unlisted security for which over-the-counter market quotations are readily available is valued at the mean between the last current bid and asked prices. Foreign equity securities, currencies and other assets denominated in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by the Pricing Service. All assets denominated in foreign currencies will be converted into U.S. dollars using the applicable currency exchange rates as of 4:00 p.m. Eastern Standard Time.

B.	Debt Securities

These securities are valued at the last sale price provided by an independent pricing service, or, if there is no sale price on that day, by using an evaluated bid price provided by independent pricing service. Debt securities with maturities within 60 days are valued at amortized cost as provided by an independent pricing service. Foreign debt securities, currencies and other assets denominated in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by the Pricing Service. All assets denominated in foreign currencies will be converted into U.S. dollars using the applicable currency exchange rates as of 4:00 p.m. Eastern Standard Time.

C.	All Other Securities

All other securities will be based upon the evaluation method adopted by an independent pricing service.

D.	Price Overrides

Price overrides are not permitted unless there is empirical evidence obtained from an independent third party source that reflects that the pricing is incorrect. The Pricing and Fair Valuation Committee must approve all price overrides.

If quotations are readily available, but a price is not provided by an independent pricing service, SI shall obtain a price from an independent dealers based on the current closing bid price. Whenever possible, the dealer should be different from the one used to originate the purchase of the security. If valuations are not provided by an independent pricing source and market quotation are not readily available, SI the security will be priced by the Pricing and Fair Valuation Committee using the factors set forth in the Fair Valuation Policy.

Recordkeeping

The SI and Reams Director of Institutional Client Services will maintain in its books and records:

1.	All powers of attorney and other evidences of the granting of any discretionary authority by any client to SI, or copies thereof;

2.	All written agreements (or copies thereof) entered into by SI with any client or otherwise relating to the business of such investment adviser as such;

3.	A copy of any consent from a client to invest the client’s assets in an affiliated investment vehicle.

The SI Chief Operating Officer will maintain the following books and records:

1.	A list or other record of all accounts (other than the fixed income accounts stated below) in which SI is vested with any discretionary power with respect to the funds, securities or transactions of any client;

2.	A record of any Pricing and Fair Valuation Committee determinations to value securities held in client accounts.

The Reams Director Portfolio Accounting will maintain the following books and records:

1.	A list or other record of all accounts using a SI fixed income strategy in which SI is vested with any discretionary power with respect to the funds, securities or transactions of any client.

Investment Management Compliance Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

August 2012

Policy Objective

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), as an investment adviser and a fiduciary to its investment advisory clients has adopted this Policy with the objective of designing policies and procedures to ensure that client accounts are managed consistent with: (i) any client investment objectives, guidelines and/or restrictions; (ii) individualized services; (iii) SI’s obligation to provide suitable investment advice; and (iv) restrictions and guidelines impose by law or regulation. This Policy should be read in conjunction with SI’s Investment Policy.

Types of Clients

In general, SI provides investment advisory services to many different types of clients, including:

1.	Registered Investment Companies: means an investment company registered under the Investment Company Act of 1940;

2.	Other Institutional Accounts: means pension plans, endowments, foundations, trusts, partnerships: institutional retirement plans, including plans qualified under the Employee Retirement Income Security Act of 1977 (“ERISA”).

3.	Private Accounts: means a discretionary account, including an ERISA qualified plan, where SI accepts the client through an intermediary such as an advisor, bank, or other financial institution’s wrap fee program, managed account program, asset allocation program, or other similar program

Client Investment Guidelines

SI will provide investment management services to clients in a manner that is consistent with client investment guidelines. For purposes of this Policy, investment guidelines mean:

1.	The stated investment objectives and guidelines in the advisory agreement, investment policy statement, and other written instructions or restrictions, established by a client for which SI acts as investment advisor or sub-advisor and which may affect SI’s management of the client’s account; and

2.	Any guidelines or restrictions imposed on the management of an account through a prospectus and statement of additional information established by an investment company client for which SI acts as investment advisor or sub-advisor, which may affect SI’s management of the investment company client;.

All client investment guidelines must be provided to SI in writing.

Investment Companies

Each Portfolio Manager is required to manage the investment company in accordance with the investment company’s investment guidelines. Any investment transaction occurring while the investment company is not in compliance with investment guidelines must be performed only with the intent towards attaining compliance or as otherwise consistent with SI’s fiduciary duty. When investing assets of an investment company, SI will make sure that such investment, as well as the investment company’s overall portfolio, complies with limitations and restrictions in the following areas (if applicable):

•	Fundamental policies and restrictions;

•	Prospectus disclosure consistency;

•	Section 12(d)(1) restrictions;

•	Internal Revenue Code;

•	Changes in investment policy;

•	Concentration; and/or

•	Diversified/Non-diversified status.

When engaging in a transaction for a particular fund, SI will make sure that it complies with any limitations or requirements applicable to such transaction, including the following types of transactions:

•	Cash/Money Market Instruments/Commercial Paper;

•	Senior Security Type Transactions;

•	Futures;

•	Foreign Securities;

•	Repurchase Agreements;

•	Reverse Repurchase Agreement, Dollar Roll, When Issued, and Forward Commitment Transactions;

•	Securities of Securities-Related Companies (Rule 12d3-1) and Certain Other Regulated Industries;

•	Creditworthiness Evaluation of Fixed-Income Securities Issuers;

•	Rule 144A Securities and 4(2) Commercial Paper; and

•	Borrowing from Banks (Segregation Requirements).

SI will not borrow money or issue senior securities, except as the 1940 Act, any rule thereunder, or SEC staff interpretation thereof, may permit. The SEC’s position is that a fund entering into a leveraged transaction is either borrowing or committing to pay consideration in the future, which in turn involves the issuance of an evidence of indebtedness by the fund. The SEC has determined that these types of leveraged investments should be treated as senior securities unless a mutual fund can “cover” an investment by establishing and maintaining a segregated account or “earmarking” assets for coverage. A segregated account or earmarked assets may only include liquid assets, and must be sufficient to cover the future obligations of the fund to settle or close out the related transaction(s). The segregated account should be marked to the market daily, and additional assets should be segregated whenever the total value of the account falls below the amount required to be maintained.

Other Institutional Accounts and Private Accounts

Each Portfolio Manager is required to manage the institutional account in accordance with the client’s investment guidelines. Any investment transaction occurring while the client is not in compliance with the client’s investment guidelines must be performed only with the intent towards attaining compliance or as otherwise consistent with SI’s fiduciary duty.

Equity Strategy Procedures

The Chief Compliance Officer, the SI Chief Operating Officer and the SI Director of Institutional Client Services are responsible for implementing procedures to ensure that client accounts comply with investment guidelines. The SI Director of Institutional Client Services is responsible for communicating any written investment guidelines received, including any amendments, to the appropriate portfolio manager and the SI Chief Operating Officer, or their designee. The SI Chief Operating Officer is responsible maintaining the compliance module used for monitoring investment guidelines. The SI Chief Operating Officer will be responsible for entering investment parameters based upon a client’s investment guidelines into the applicable order management system prior to account funding for initial investment guidelines, and immediately following receipt of any amended investment guidelines. The SI Chief Operating Officer will also be responsible for monitoring any investment parameter violations through the review of pre-trade or post-trade reports. Pre-trade investment parameters may be overridden by a trader or portfolio manager only: (i) if the violation is due to temporary trading situations or market value fluctuations that will in whole will not violate the client’s investment guidelines; (ii) the pre-trade investment parameters are subject to mistake or error; or (iii) the client has given SI written permission to pursue the investment or transaction. Any pre-trade investment parameters overrides must be approved a Compliance Officer. If an investment guideline is not monitored through an order management system, the investment guideline will be monitored periodically, but no less often than monthly, through a manual review by the Chief Compliance Officer, the Chief Operating Officer, the Director of Institutional Services or their designees.

Fixed Income Strategy Procedures

The Chief Compliance Officer, the Reams Director of Client Service, the Reams President and the Reams Director of Portfolio Accounting are responsible for implementing procedures to ensure that client accounts comply with investment guidelines. The Reams Director of Client Service is responsible for reviewing new and revised investment guidelines, communicating new and revised to investment policies to the investment team and the Director of Portfolio Accounting, or their designee, and maintaining a written summary of investment guidelines. Prior to account funding, the Director of Portfolio Accounting is responsible for entering the investment guidelines into the Bloomberg Trading System compliance module. This is a pre-trade compliance system that notifies the trader of potential investment policy violations before a trade is entered and allocated. After the account has funded and trading begins, the Bloomberg Trading System will notify the portfolio management team, via the trader, if an entry violates investment policy. Pre-trade investment parameters may be overridden by a trader or portfolio manager only: (i) if the violation is due to temporary trading situations or market value fluctuations that will in whole will not violate the client’s investment guidelines; (ii) the pre-trade investment parameters are subject to mistake or error; or (iii) the client has given SI written permission to pursue the investment or transaction. The trader will maintain a written rationale for the override. The Director of Portfolio Accounting will be responsible for reviewing all pre-trade overrides on a daily basis and reporting to the Chief Compliance Officer on a weekly basis. The Director of Portfolio Accounting will be responsible for conducting a daily post-trade state of compliance review through the Bloomberg Trading System. The Director of Portfolio Accounting, or their designee, will also tests each account’s policy compliance process for weaknesses at least annually, or whenever a policy change is made.

Investment Guideline Breaches

Any instances of violations of an investment guideline will be reported immediately to the Chief Compliance and the Portfolio Manager or as otherwise appropriate for prompt resolution. SI may rely on third-party data sources deemed to be reliable in order to facilitate portfolio restrictions.

General Suitability

In general, SI will provide investment recommendations suitable to each client. Consistent with this responsible, SI expects to receive from each client a coherent and explicit investment policy or set of investment objectives. SI will work with each client to identify its investment objectives. Emphasis is placed on the portfolio having a written investment policy which clearly establishes the limits of investment discretion regarding major risk sources (eligible securities, security weighting, country exposure, quality, duration, sector exposures, diversification limits, etc.). In most cases, a written copy of the client’s investment policy guidelines will be attached as an addendum to the investment agreement. In most cases, SI expects performance objectives for the account to be clearly outlined in terms of the benchmark. For private accounts or other accounts for which SI has accepted the client through a financial intermediary, SI may rely on the intermediary to perform any of the above suitability obligations, provided that the intermediary has agreed to perform suitability determinations for the client and consistent with SI’s fiduciary duty.

ERISA

SI generally will be deemed to be a fiduciary to an ERISA qualified client account if it:

1.	is the sole source or principal source of investment information relied upon by the plan to make its investment decision;

2.	has discretion to select the type of security, the amount of security, or the timing of the transaction;

3.	provides investment advice to the plan for a fee; or

4.	controls securities transactions in an ERISA account with regard to the security purchased or sold, the timing of the transaction, the price of the security, or the quantity of the security.

If SI is a fiduciary for purposes of ERISA as determined above, it will be subject to the fiduciary responsibility provisions of Title I of ERISA and, as it relates to the assets of the account managed by SI, will:

1.	Act solely in the interest of the ERISA plan and its participants and beneficiaries as required under ERISA § 404(a)(1);

2.	Discharge its duties for the exclusive purpose of providing benefits and defraying reasonable expense of plan administration as required under ERISA § 404(a)(1)(A);

3.	Discharge its duties prudently, with the care, skill, prudence and diligence under the circumstances that a prudent person acting in a like capacity and familiar with such matters, would use in the conduct of a like enterprise with like aims as required under ERISA § 404(a)(1)(B) and 29 C.F.R. § 2550.404a-1;

4.	Diversify plan assets so as to prevent the risk of large losses unless it is clearly prudent not do so as required under ERISA § 404(a)(1)(C);

5.	Discharge its duties in accordance with the documents and instruments governing the plan as required under ERISA § 404(a)(1)(D) unless it would be inconsistent with the requirements of ERISA to do so;

6.	Not refuse to take proxy voting responsibility when plan documents do not reserve that responsibility for the plan trustees or other parties

7.	Maintain ERISA bonding in accordance with ERISA § 412.

Prohibited Transactions

SI, with respect to Plan clients, will not engage in any prohibited transactions unless an exemption is available. The two categories of prohibited transactions are: (i) transactions with “parties-in-interests;” and (ii) transactions with fiduciaries. For the purposes of this Policy, a prohibited transaction includes:

1.	Any sale, exchange or leasing of property between a plan and a party in interest;

2.	Any loan or other extension of credit between a plan and a party in interest;

3.	Any furnishing of goods, services or facilities between a plan and a party in interest;

4.	Any transfer of plan assets to, or use of plan assets by or for the benefit of, a party in interest;

5.	Dealing with plan assets in SI’s own interest or for SI’s own account;

6.	Act in a transaction involving a plan on behalf of a party, or represent a party whose interest are adverse to the plan;

7.	Receive any consideration for SI’s personal account from a person dealing with the plan in connection with a transaction involving the assets of the plan;

For the purposes of this Policy, a Party in Interest shall mean:

1.	A fiduciary of the plan;

2.	Any person providing services to a plan;

3.	Any employer any of whose employees are participant in the plan;

4.	Any employee organization any of whose members are participants in the plan; and

5.	Any person affiliated with anyone in the four categories above including: (i) a spouse, ancestor, lineal descendant or spouse of a lineal descendant of any such persons listed herein; (ii) a corporation, partnership, trust or estate, 50% or more of which is owned directly or indirectly by such persons listed herein; (iii) an employee, officer, director or a 10% or more shareholder of a person described above; or (iv) 10% or more partner of a person described above (with the exception of employee, officer, director or a 10% or more shareholder of a person described above).

SI may make reasonable arrangements with the ERISA qualified client for services necessary for the establishment or operation of the client, including investment management services, provided: (i) the particular service is necessary for establishing or operating a client and the service is appropriate and helpful to the client in obtaining the service in carrying out the purposes for which the client is established or maintained; (ii) any contract arrangement is reasonable and permits termination by the client without penalty to the client on reasonably short notice (e.g.: 60 to 90 days); and (iii) any compensation is reasonable, based upon the facts and circumstances of each case.

QPAM

As a qualified professional asset manager (“QPAM”), SI may enter into certain transactions on behalf of its ERISA qualified clients with a party-in-interest, provided:

1.	The terms of the transaction are negotiated on behalf of the Plan client by the QPAM and the QPAM makes the decision on behalf of the Plan client to enter into the transaction;

2.	The transaction is not part of an agreement, arrangement or understanding designed to benefit a party-in-interest;

3.	The terms of the transaction are at least as favorable to the Plan client as the terms generally available in an arm’s length transaction between unrelated parties (at the time of the transaction or any subsequent renewal); and

4.	Neither the QPAM nor an affiliate has been convicted or released from imprisonment as a result of crimes specified in the exemption within ten years preceding the transaction.

The following transactions are not eligible QPAM transactions where: (i) the party-ininterest has the authority to appoint or terminate SI as a manager of the plan’s assets used in transaction; (ii) the party-in-interest is SI or a related entity of SI; or (iii) a party-ininterest with respect to any client whose assets managed by SI, when combined with the assets of other plans maintained by the employer or same organization and managed by the SI, represent more than 20% of the total client assets managed by the SI at the time of the transaction:

1.	Borrowing money on behalf of the client from a party-in-interest;

2.	Acquiring securities on behalf of the client from a party-in-interest; or

3.	Engaging in swap transactions on behalf of the client with a party-in-interest.

Individualized Services

Generally, SI has an obligation to provide individualized investment management services and in particular to private accounts. In performing this obligation, SI will:

1.	Manage each private account on the basis of the client’s financial situation and investment objectives and in accordance with any reasonable restrictions imposed by the client on the management of the accounts. However, SI may rely on a financial intermediary’s review of a private account client’s financial situation and investment objectives and restrictions imposed by the client;

2.	Make SI personnel who are knowledgeable about the private account and its management reasonably available to the client for consultation;

3.	Allow each private account client the ability to impose reasonable restrictions on the management of the account, including the designation of particular securities or types of securities that should not be purchased for the account, or that should be sold if held in the account. However, SI will reserve the right to reject a client’s instruction that particular securities or types of securities be purchased for the account;

4.	Ensure that each private account client retains, to the extent applicable to SI’s services to the client, with respect to all securities and funds in the account, to the same extent as if the client held the securities and funds outside the program, the right to: (1) withdrawal of securities or cash; (2) vote securities, or delegate the authority to vote securities to another person; (3) be provided with a written confirmation or other notification of each security transaction in a timely manner, and all other documents required by law to be provided to the security holders; and (4) proceed directly as a security holder against the issuer of any security in the client’s account and not be obligated to join any person involved in the operation of the program, or any other client of the program, as a condition precedent to initiating such proceeding.

Rule 144A Securities

SI may purchase securities registered pursuant to Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”). SI will only purchase Rule 144A securities for clients that are Qualified Institutional Buyers (“QIB”) as that term is described in Rule 144A. If SI cannot determine whether a client is a QIB, it will obtain a QIB certification from the Client prior to purchasing a 144A security for the client’s account. SI will only resell the 144A security in accordance with Rule 144A or the Securities Act of 1933, as applicable.

Initial Public Offerings

SI will not purchase shares of a new issue for accounts of restricted persons as that term is defined under FINRA Rule 2790. If SI cannot determine whether a client is a restricted person, it will obtain a restricted person certification from the client prior to purchasing the shares of new issue for the client’s account. SI will not explicitly or implicitly condition the purchase of a new issue of shares on purchasing shares following the initial distribution.

Recordkeeping

SI will maintain the following books and records:

1.	Originals of all written communications received and copies of all written communications sent by SI relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, and (iii) the placing or execution of any order to purchase or sell any security;

2.	All materials, other than communications of general distributions not prepared directly for Scout, received from outside sources that relate to recommendations or investment advice given, or proposed to be given, to clients, including all research reports and other materials received from whatever source if they are used in the process of providing advice;

3.	A copy of any written client, investment objectives, investment policies and investment guidelines received by SI;

4.	Any QIB certifications obtained from a client;

5.	Any restricted Persons certifications obtained from a client;

6.	Records of actions taken in response to discrepancies between a client’s account and the client’s investment guidelines.

Marketing Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

March 2013

Policy Objective

Scout Investments (“SI”), including its Reams Asset Management (“Reams”) and Scout Distributors (“SDL”) (together referred to as “Scout”) has a responsibility to ensure that its marketing efforts comply with all applicable laws and regulations. Scout has adopted this Policy with the objective of: (i) ensuring that all marketing follow content and review standards and are made in compliance with all applicable laws and regulations; and (ii) any payments by SI for client solicitation are made in compliance with all applicable laws and regulations.

All Scout associates are prohibited from:

•	Employing any device, scheme, or artifice to defraud any client or prospective client;

•	Engaging in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client;

•	Engage in any act, practice, or course of business that is fraudulent, deceptive or manipulative.

All Scout Associates must create and distribute Advertisements in accordance with the Advertisement Content and Review Procedures as described in Exhibit A to this Policy.

Advertisements

For the purposes of this Policy, Advertisements mean the offer of Scout’s investment advisory services and includes any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers: (i) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (ii) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (iii) any other investment advisory service with regard to securities.

Basic Content Prohibitions

Scout associates are prohibited from directly or indirectly, publishing, circulating or distributing any Advertising:

1.	Which refers, directly or indirectly, to any testimonial of any kind concerning Scout or concerning any advice, analysis, report or other service rendered by Scout;

2.	Which refers, directly or indirectly, to past specific recommendations of Scout which were or would have been profitable to any person, provided this will not prohibit an Advertisement or Marketing Piece which sets out or offers to furnish a list of all recommendations made by such Scout within the immediately preceding period of not less than one year if such Advertisement, and such list if it is furnished separately: (i) State the name of each such security recommended, the date and nature of each such recommendation (e.g., whether to buy, sell or hold), the market price at that time, the price at which the recommendation was to be acted upon, and the market price of each such security as of the most recent practicable date, and (ii) contain the following cautionary legend on the first page thereof in print or type as large as the largest print or type used in the body or text thereof: “it should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list”;

3.	Which represents, directly or indirectly, that any graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them; or which represents directly or indirectly, that any graph, chart, formula or other device being offered will assist any person in making his own decisions as to which securities to buy, sell, or when to buy or sell them, without prominently disclosing in such advertisement the limitations thereof and the difficulties with respect to its use;

4.	Which contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly; or

5.	Which contains any untrue statement of a material fact, or which is otherwise false or misleading.

Whether an Advertisement is otherwise false or misleading may include the following factors: (i) overall context in which the advertisement or communication is made; (ii) audience to which the advertisement or communication is directed; (iii) overall clarity of the advertisement or communication; and (iv) use of explanatory footnotes in the advertisement or communication.

Article Reprints

Scout may distribute copies of articles relating to Scout only if:

1.	The dissemination of the article reprint has been approved in accordance with the Advertisement Content and Review Procedures;

2.	The article was written by an unbiased third party;

3.	Scout has obtained written permission from the publisher of the article to reprint it;

4.	The article does not contain a client’s endorsement or describe a client’s experience with the adviser; and

5.	Scout deems the article reprint that is disseminated to be an advertisement subject to Scout’s recordkeeping procedures and maintains: (i) a copy of the reprint; and (ii) list of recipients of the reprint.

Seminars and Speeches

A seminar or a speech could be construed as a form of an advertisement if it informs the public about the availability of investment products and services. Accordingly, Scout associates may only participate in investment-related seminars or give investment-related speeches if:

1.	All oral and written material presented at a seminar or given in a speech is accurate and not misleading;

2.	No claims or statements that cannot be substantiated are made;

3.	Any written speech or presentation materials follow this Policy and the Advertisement Content and Review Procedures; and

4.	The Scout associate making the presentation at a seminar or giving the speech identifies himself or herself to the participants.

Referral Arrangements

SI will not pay a cash fee, directly or indirectly, to a solicitor with who solicits potential or current clients or who refers clients to SI unless pursuant to a written agreement to which SI is a party and:

1.	The fee is for impersonal advisory services only. For the purposes of this Policy, Impersonal Advisory Services means investment advisory services provided solely by means of (i) written materials or oral statements which do not purport to meet the objectives or needs of the specific client; (ii) statistical information containing no expressions of opinions as to the investment merits of particular securities; or (iii) Any combination of the foregoing services.

2.	The fee is paid to a person who is: (i) a partner, officer, director or employee of SI; or (ii) a partner, officer, director or employee of a person which control, is controlled by, or is under common control with SI; and the solicitor discloses to the client or potential client the status of the solicitor as a partner, officer, director or employee and any other affiliation between SI and the solicitor at the time of the solicitation or referral; or

3.	The fee is paid to a third-party solicitor and:

(i)	The written agreement required by this Policy:

• Describes the solicitation activities to be engaged in by the solicitor on behalf of SI and the compensation to be received by the solicitor;

• Contains an undertaking by the solicitor to perform their duties under the agreement in a manner consistent with the instructions of SI and the provisions of the Advisers Act and the rules thereunder; and

• Requires the solicitor to provide the client with a current copy of SI’s ADV Part 2 and a separate written third-party disclosure document (described below) at the time of any solicitation activities for which compensation is to be paid by SI;

(ii)	SI receives from the client a signed and dated acknowledgement of receipt of SI’s ADV Part 2 and a separate written disclosure document from the solicitor prior to, or at the time of, entering into any written or oral investment advisory contract with such client; and

(iii)	SI makes a bona fide effort to ascertain whether the solicitor has complied with the written agreement, and has a reasonable basis for believing that the solicitor has so complied.

Third-Party Disclosure Document

For the purposes of this Policy, the separate written disclosure document provided by the third-party will include following information:

1.	The name of the third-party solicitor;

2.	The name of SI;

3.	The nature of the relationship between SI and the third-party solicitor, including any affiliation between SI and the third-party solicitor;

4.	A statement that the solicitor will be compensated for their solicitation services by SI;

5.	The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the third-party solicitor; and

6.	The amount, if any, of the cost of obtaining the client’s account that the client will be charged in addition to the advisory fee, and any differential among clients with respect to the amount of advisory fees charged by the investment adviser if such differential is attributable to the existence of any arrangement under which SI has agreed to compensate the third-party solicitor for soliciting clients for, or referring clients to, SI.

Ineligible Solicitors

SI will not pay Fee to any solicitor who:

1.	Is subject to an SEC order issued under section 203(f) of the Advisers Act;

2.	Has been convicted within the previous ten years of any felony or misdemeanor involving conduct described in section 203(e)(2)(A) though (D) of the Advisers Act;

3.	Has been found by the SEC to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of section 203(e) of the Advisers Act;

4.	Solicits a government entity (as that term is defined under Rule 206(4)-5 under the Advisers Act) unless the solicitor is Regulated Person or is an executive officer, general partner, managing member, or a person with similar status or function, or employee of SI or

5.	Is subject to an order, judgment or decree described in section 203(e)(4) of the Advisers Act.

For purposes of this policy, a Regulated Person shall mean:

i.	An investment adviser registered with the SEC that has not, and whose covered associates have not, within two years of soliciting a government entity:

A. Made a contribution to an official of that government entity, other than as described in paragraph (b)(1) of Rule 206(4)-5 under the Advisers Act; and

B. Coordinated or solicited any person or political action committee to make any contribution or payment described in paragraphs (a)(2)(ii)(A) and (B) of Rule 206(4)-5 under the Advisers Act ; or

ii.	A “broker,” as defined in section 3(a)(4) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(4)) or a “dealer,” as defined in section 3(a)(5) of that Act (15 U.S.C. 78c(a)(5)), that is registered with the SEC, and is a member of a national securities association registered under section 15A of that Act (15 U.S.C. 78o-3), provided that:

A. The rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made; and

B. The SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than Rule 206(4)-5 under the Advisers Act imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5 under the Advisers Act.

Responsibility

All Scout associates are responsible for ensuring their communications are made in accordance with this Policy. A designated compliance officer is responsible for reviewing Advertisements for consistency with this Policy and the Advertisement Content and Review Procedures. The SI Director of Marketing is responsible for ensuring that all SI Advertisements are created in accordance with this Policy and the Advertisement Content and Review Procedures. The Reams Director of Client Service is responsible for ensuring that all Reams Advertisements are created in accordance with this Policy and the Advertisement Content and Review Procedures. The President of SDL is responsible for confirming that any cash payments made by SI for client solicitations meet the requirements of this Policy, including any recordkeeping requirements. The SI Chief Operating Officer is responsible for retaining records relating to performance calculation for SI’s equity strategies as required by this Policy. The Reams Director of Portfolio Accounting is responsible for retaining records relating to performance calculation for SI’s fixed income strategies as required by this Policy. The SI Director of Marketing is responsible for retaining records relating to Advertisements produced under this Policy. The Reams Director of Institutional Client Service is responsible for retaining records relating to Advertisements produced by Reams as required under this Policy.

Annual Review of Third-Party Solicitor

SI will perform an annual review of any third-party solicitors it has engaged in the previous year. The review will include a review of the third-party solicitor’s services in accordance with this Policy, including its eligibility under this Policy.

Books and Records

Scout will maintain the following books and records:

•	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Scout circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with Scout) and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of SI indicating the reasons;

•	All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Scout circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with Scout); provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this section;

•	All written agreements between SI and a Third-Party Marketer;

•	The signed and dated acknowledgement of receipt of SI’s ADV Part 2 and the disclosure document provided by the Third-Party Marketer to a Client.

EXHIBIT A

Advertisement Content and Review Procedures

I. Introduction

What is Advertising? Most Simplistic Definition – Any material distributed or designed for use in newspapers, magazines, letters or other written or electronic (including website) addressed to more than one prospective client or distributed to maintain existing clients or solicit new clients.

Advertising	Not Advertising

May include:	• In person, telephone or other oral communications

•   Strategy factsheets

•   Presentation booklets

•   PowerPoint presentations

•   Newspaper or magazine reprints

•   TV or radio advertisements

•   Press releases

•   Scripts used by salespersons

•   Form letters and mass mailings

•   Emails sent to multiple people

•   Scout website

•   RFPs/RFI (e.g., form answers or performance information)

•   Commentaries (mass produced)

•   Blogs, chatrooms, social networking sites (offering advisory services)

• Written communications (including emails) that only responds to an unsolicited requested by a client, consultant or prospective client • Regular account statements and reports to existing clients

NOTE: Other forms of written communication could also be considered advertising and be subject to the Marketing Policy and these Content and Review Procedures. A good rule of thumb is when in doubt consult a Compliance Officer.

What About Mutual Fund Information? Any advertisement that refers only to the Scout Funds should follow the marketing policies and procedures adopted by UMB Distribution Services. An advertisement that offers the Scout Funds and SI’s advisory services must follow the marketing policies and procedures of both UMB Distribution Services and Scout.

What About Unsolicited Requests? A communication that does no more than respond to an unsolicited request by a client, prospective client or consultant/advisor for specific information about the SI or its advisory products, holdings, or performance is generally not considered advertising. However, associates cannot directly or indirectly solicit the consultant/advisor/client to make the request. The response must meet the General Content Guidelines list below as well as other compliance policies and procedures (e.g., no misrepresentations, no non-public disclosure of portfolio holdings.) However, the review and approval procedures would be not be required for the unsolicited piece.

II. General Content Guidelines

All marketing material must adhere to the following content guidelines:

1.	Anti-fraud provisions which prohibit directly or indirectly:

a.	Employing any device, scheme, or artifice to defraud any client or prospective client;

b.	Engaging in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client;

c.	Engaging in any act, practice or course of business that is fraudulent, deceptive or manipulative.

2.	Based on principles of fair dealing and good faith, must be fair and balanced, and provide a sound basis for evaluating the facts.

a.	Balance discussion of benefits with disclosure of risks associated;

b.	Facts should be verified for accuracy and timeliness;

c.	Information should always be consistent with the information contained within the Form ADV, other marketing material and other marketing messages.

3.	No false, misleading, exaggerated, promissory, unwarranted statements or claims.

a.	Words like “excellent”, “exceptional”, “outstanding”, “winning”, may be viewed as exaggerated or promissory.

b.	Can’t claim or state that you are “The Best”, “World Renown”, “Number One”, “Leading Authority” etc. unless you are and you can provide factual back-up;

c.	Bolding, highlighting or increasing/decreasing the font of certain information may be viewed as misleading.

4.	May not predict, project or guarantee future performance or imply that past performance will recur.

5.	Disclose all material facts and qualifications

a.	Make sure all the relevant information is included so that the intended audience gets a clear and unbiased picture of the firm and/or its products

b.	Examine the communication to determine if the audience may infer something about the adviser’s competence and future investment results that would not be true had the advertisement included all the material facts. However, even with the added disclosure the material may still be considered fraudulent or misleading.

Whether the material may be considered misleading depends on the particular facts relating to the communication and the statements contained in it, including: (i) the form and content of the material; (ii) the investment adviser’s ability to perform what is presented; (iii) the implications or inferences arising from the context of the communications; and (iv) the sophistication of the audience.

III.	General Format Guidelines

All marketing material must adhere to the following format guidelines:

1.	Must be branded appropriately including proper trademark;

2.	Include Scout Investments contact information (at least the web address and main phone number);

3.	Sources should be noted where appropriate;

4.	No misleading or promissory images (i.e. images of a money tree, golden egg, stacks of money);

5.	Important information should not be buried in footnotes/small print;

6.	Appropriate disclosures should always be provided and be relevant to the information presented and the intended audience.

a.	Read the disclosures, disclosures should make sense in the context of the marketing material. An adjustment to a verb tense may be necessary or the strategy name or an index name must be inserted so that it is applicable to the data being given.

b.	Disclosures must be prominent and in close proximity meaning:

In print material (including powerpoint presentations)—Disclosures must be on same page where the item is discussed OR in the case of multiple pages or listing of data, it can appear once for the data. If necessary, important disclosures should be presented in a manner reasonably designed to draw attention to them (i.e. italics or bold).

For the website – any manner that would reasonably draw attention to them (i.e. sidebar or textbox).

Emails – any manner that would reasonably draw attention to them (i.e. sidebar or textbox).

IV.	Procedures for Presenting Certain Information

Below are some step-by-step procedures to create different types of marketing materials. Each type of advertisement and/or marketing information must adhere to the following requirements. Please remember that the correct use of marketing materials and disclosures often depend the type of marketing information presented as well as the intended recipient.

Performance

The use of performance information is one of the most common forms of Scout marketing. Any use of performance information in an advertisement must include, at a minimum, the following disclosures:

☐	Effect of material market or economic conditions on performance;

☐	Whether performance includes reinvestment of dividends and other earnings;

☐	If there is a reference to gains, a disclosure indicating the potential for loss;

☐	If a comparison to an index is made, a disclosure relating to the index (e.g., description of the index used);

☐	Any material conditions, objectives and investment strategies used to obtain the performance; (including the composite used)

☐	A disclosure indicating that past performance is not indicative of future results; and

☐	Any other material factors that affected performance (e.g., if investments in IPOs had a material affect on performance.)

Additionally, depending on the use of the performance information, the following requirements must also be followed:

1.	Net of Fees: Performance information must be shown net of SI’s advisory fees, commissions and expenses.

2.	Gross of Fees: Performance information can be shown with the exclusion of SI’s advisory fees only if the following requirements are met:

☐	Gross of fees disclosure is made including an indication that the client’s return would be reduced by advisory fees; and

☐	Gross of fees performance information is shown in a one-on-one presentation (labeled as such) to wealthy individuals or institutions (or their representatives); or

☐	Gross of fees performance information is presented side-by-side with net of fees performance with both given equal prominence;

3.	GIPS Composites: GIPS performance composites (including full GIPS presentations) are prepared in accordance with a separately adopted GIPS policy under the supervision of the Chief Operating Officer of SI. If an advertisement includes a claim of GIPS compliance and shows a the GIPS performance information, the following requirements must be met:

☐	Disclosure describing SI;

☐	Disclosure describing how to obtain a GIPS compliance presentation and/or a list and description of all SI composites;

☐	A statement that SI claims compliance with the Global Investment Professional Standards;

☐	Disclosure describing the strategy of the composite;

☐	Must identify period to date performance results and: (i) 1, 3, 5 year cumulative returns with end of period date identified (or annualized period since inception if greater than 1 year and less than 5 years); or (ii) 5 years of annual composite returns with end of period identified (or since composite inception if less than 5 years);

☐	Disclosure of whether the performance is gross or net of fees;

☐	Must identify the benchmark total returns for the same periods that the composite returns are presented;

☐	Disclosure describing the benchmark and currency used to express returns;

☐	Disclosure describing the use and extent of leverage and derivatives if they are used as an active part of an investment strategy; and

☐	If supplemental or additional information is shown, it must be shown with equal prominence as the GIPS required information.

Predecessor Performance

In general, it is permissible to show the performance of an account managed by a predecessor firm (e.g., acquired investment adviser). However, these circumstances are limited and the following requirements must be followed:

☐	The persons who managed the accounts at the previous adviser are also primarily responsible for achieving the prior performance;

☐	The accounts managed at the previous adviser are similar enough to the accounts currently managed that the performance is relevant information, including a decision making process and independence;

☐	All accounts were managed in a substantially similar manner are included in the performance;

☐	Disclosures are included that the performance information were from accounts managed at a different adviser;

☐	Scout maintains sufficient records to comply with its recordkeeping requirements in connection with the performance (e.g., records necessary to form the basis of the performance) and has the supporting documents to maintain GIPs compliance;

☐	If a prior firm joins SI, all assets from past firm’s composites transfer to SI composites; and

☐	The performance information otherwise satisfies the requirements set forth in these content and review procedures;

Holdings/Securities Mentioned

Marketing materials may include a representative account’s holdings (e.g., top ten holdings) if the following requirements are met:

☐	Holdings/Securities mentioned are selected on an objective, non-performance based criteria;

☐	Same criteria is used on a regular basis;

☐	There is no reference to realized or unrealized profit or losses of the Holdings/Securities mentioned; and

☐	Appropriate Holdings/Securities Mentioned disclosures are included

Note: In addition to the above requirements, Scout will maintain supporting records that evidence (i) the complete list of securities recommended by SI, (ii) the criteria used to select the Holdings/Securities mentioned; and (iii) the Holdings/Securities mentioned are maintained in accordance with Scout’s Books and Records Policy.

Market Commentaries

Market commentaries prepared by portfolio managers may be considered a form of advertising, particularly when they are made publicly available or otherwise used to offer Scout’s advisory services.

1.	General Public Commentaries:

☐	The commentary doesn’t mention Holdings/Securities except as described above;

☐	Disclosures are included that indicate the relevant date of the commentary, that the views expressed are subject to change and any other material information.

2.	Client Commentaries: Commentaries that address a specific client and cover that client’s account are generally not considered advertisements. Therefore, it is permissible to describe portfolio holdings and transactions specific to the client’s account. However, the portion of the commentary relating to an investment strategy may be considered advertising and should include appropriate disclosures.

Third Party Ratings or Awards

Third party ratings or awards can be used if the following requirements are met:

☐	The rating or award is not primarily based upon a client’s evaluation of Scout;

☐	Disclosure indicating the criteria on which the rating or award is based, including the category for which the rating or award is calculated, the number of advisers surveyed in the category and the percentage of advisers that received;

☐	There are no other facts that Scout is aware of that would make the rating or award inaccurate or misleading;

☐	Any similar unfavorable ratings (if applicable) are disclosed along with a favorable rating;

☐	Advertisement does not state that SI was “top rated” in a category if SI was not in fact top rated;

☐	Disclosure that the rating or award may not be representative of any one client’s experience because the rating or award reflects an average of all, or a sample of all, of the experience of SI’s clients;

☐	Disclosure that the rating is indicative of SI’s future performance;

☐	Disclosure indicating the entity that created and conducted the rating or award and (if applicable) that Scout paid a fee to participate in the rating or award.

Partial Client Lists

Client names can be used in marketing materials, (e.g., representative clients) if the following requirements are met:

☐	Clients are not selected on the basis of performance data;

☐	Criteria for selecting client is disclosed;

☐	Disclosure is included that it is not known whether the listed clients approve or disapprove of Scout or its services; and

☐	Client consents to the use.

Article Reprints

Using an article reprints, (e.g., using a third-party article that mentions Scout) is permissible if the following requirements are met:

☐	It doesn’t refer to a client’s experience with Scout (e.g., clients prefer SI over other managers);

☐	It doesn’t imply that a prospective client will have similar investment results to those of prior clients;

☐	It is not otherwise misleading (e.g., it does not imply that SI have expertise in an area which Scout doesn’t maintain)

☐	Scout has permission to reissue the article

Requests for Proposals

A request for proposal or a request for information (“RFP”) is a written document submitted by SI in response to a prospective or existing client search for an investment adviser. These typically are requests a detailed description of SI’s capabilities in response to a series of questions posed by the client. RFPs must be produced with the following requirements:

☐	Responses must meet the content standards described under these guidelines;

☐	A second associate reviews the responses prior to compliance review;

SI personnel may use answers in the data base to respond to frequently asked questions, provided the data base responses are kept up-to-date and have been compliance reviewed and approved.

Senior Citizens

When marketing SI products to senior citizens, special attention should be placed on how to communicate properly with senior citizens. When Scout creates advertisements used specifically for senior citizens, you should: (i) carefully consider the context of the Advertisement as it relates to the intended audience; (ii) consider the font size, color and other visual factors; (iii) include any additional disclosures that might be appropriate; (iv) in one-on-one presentations, look for signals suggesting changes in comprehension, dementia and other factors indicating a decrease in mental faculties; (v) be mindful of particular types of fraud and schemes where senior citizens are disproportionately the victims.

Web Site

The SEC generally treats an investment adviser’s web site as an advertisement. Consequently, SI’s website materials must follow the Marketing Policy and these Advertisement Content and Review Procedures, including the following:

☐	All information placed on the web site is only be for informational purposes and does not include information that constitutes an offer to sell or buy a security or a form of investment advice;

☐	Any information posted on the website follows the guidelines in these Content and Review Procedures; and

☐	Any links to third-party information does not infer that SI has approved or endorses the third-party information and would not be considered inaccurate or misleading based upon: (i) what is implied by the context in which SI places the link; (ii) the presence or absence of precautions against client or prospective client confusion about the source of the information; and (iii) how the hyperlink is presented graphically on the web site, including the layout of the screen concerning the hyperlink.

Political Contributions Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

September 2011

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), and Scout Distributors (“SDL”) (together referred to as “Scout”) have adopted this Political Contributions Policy (“Policy”) with the objective of addressing potential conflicts of interest arising from political contributions made by Scout or Scout associates consistent with Scout’s fiduciary standard of ethics as well as applicable law and regulation.

Notwithstanding this Policy, it is never permitted for Scout or its employees to make, or solicit any other person to make, any political contribution or provide anything else of value for the purpose of obtaining or retaining investment advisory business.

Definitions

A Covered Associate means: (i) any Executive Officer of Scout or any other individual with a similar status or function with Scout; (ii) any employee of Scout who Solicits a Government Entity for Scout and any person who supervises, directly or indirectly, that employee; (iii) any other officer or individual who performs a policy-making function for Scout and who is designated as a Covered Associate; or (iv) any Political Action Committee (“PAC”) controlled by Scout or by any Covered Associate described above. The determination of whether an individual is considered a Covered Associate will be the responsibility of the Chief Compliance Officer.

Note: Some employees of Scout may be designated as a Reporting Associate at the discretion of the Chief Compliance Officer. A Reporting Associate will be considered a Covered Associate solely for the obligations contained in the section of this Policy entitled Political Contributions Made by Covered Associates.

Solicit means: (i) to communicate, directly or indirectly, for the purpose of obtaining or retaining a client, or referring a client, to Scout; and (ii) with regards to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment. The following are examples of when soliciting might occur:

•	Leading, participating in or presenting at a sales/solicitation meeting with a Government Entity;

•	Otherwise holding oneself out as part of the investment advisory services sales/solicitation effort with a Government Entity;

•	Signing a submission to a “Request for Proposal” in connection with a Government Entity; or

•	Making introductions between State or Local Officials and one or more Covered Associates.

The list above is not exhaustive, but merely illustrates the types of activities that could result in designation as a Covered Associate on the basis of “solicitation.” The only employees of Scout who are allowed to Solicit Government Entities are those who have been designated by the Chief Compliance Officer as a Covered Associate.

A Government Entity means any state or political subdivision of a state, including: (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code, or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or any agency, authority or instrumentality, acting in their official capacity. For example, a Government Entity includes state and local governments, and all public pension plan, including participant directed plans such as 403(b), 457 and 529 plans.

A Government Official means an Official in an office that: (i) is directly or indirectly responsible for, or can influence the outcome of hiring Scout as an investment adviser to a Government Entity; (ii) has authority to appoint a person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of Scout by a Government Entity.

An Executive Officer means Scout’s president, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance); and any other officer of Scout or other person who performs a policy-making function for Scout.

A Political Contribution mean any gift, subscription, loan, advance, or deposit of money or anything of value made for: (i) the purpose of influencing an election for federal, state or local office; (ii) Payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.

An Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office.

A Payment means any gift, subscription, loan, advance, or deposit of money or anything of value.

A State or Local Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity.

A Covered Investment Pool means: (i) an investment company registered under the Investment Company Act of 1940 that is an investment option of a plan or program of a Government Entity; or (ii) any company that would be an investment company under section 3(a) of the Investment Company Act of 1940, but for the exclusion provided from that definition by either section 3(c)(1), section 3(c)(7) or section 3(c)(11) of that Act, (c)(7) or (c)(11)).

Political Contributions Made by Covered Associates

Federal and state laws and regulations can impact Scout’s and its associates’ ability to make political contributions and provide investment advisory services to Government Entities. Political contributions made by Scout or its associates can raise potential conflicts of interest and possibly prevent Scout from doing business with clients, or potential clients. In light of this, all Covered Associates are subject to limitations and reporting obligations for their Political Contributions.

Limitations on Political Contributions

Scout prohibits any Covered Associate from making a Political Contribution of more than $150 to any one State or Local Official per election.

Note: This will include any person who holds a national office (e.g., a U.S. Senator), if that person is also a candidate to become a State or Local Official. This will also include any person that is then currently a State or Local Official (e.g., a governor), but is also a candidate for a national office.

Prohibition on Bundled Contributions

Scout prohibits any Covered Associate from coordinating, or soliciting any person or PAC to make: (i) a Political Contributions to a State or Local Official; or (ii) a Payment to a state or local political party. All Covered Associates are prohibited from establishing or controlling or otherwise being involved with a PAC without receiving prior authorization from a Scout compliance officer.

Prior Authorization to Make a Political Contribution or Payment to a PAC or Political Party

All Covered Associates and Restricted Persons are required to obtain approval from a Scout compliance officer prior to making any Political Contribution of any value to an Official or Payment of any value to a political party or PAC. The Covered Associate must provide the following information to the Scout compliance officer prior to making the Political Contribution or Payment:

1.	The name of the Covered Associate;

2.	The name and title (including any city/county/state or other political subdivision) of each recipient of the Political Contribution or Payment; and

3.	The amount and date of each Political Contribution or Payment.

The Scout compliance officer will review and evaluate each Contribution request to determine whether the Contribution is permissible. The Covered Associate will receive a written confirmation of the determination.

Prior Authorization to Participate in Campaign Volunteering or Fundraising

All Covered Associates must obtain approval from a Scout compliance officer prior to volunteering or engaging in any other political fundraising for an Official, political party or PAC. The Covered Associate must provide the following information to the Scout compliance officer prior to making the Political Contribution or Payment

1.	The name of the Covered Associate;

2.	A description of the volunteer services or fundraising activity, including the name and title of any Official that will benefit from these services or activities;

Covered Associates or who wish to provide their services on a voluntary basis to political campaigns, party committees or PACs should keep in mind the following:

•	To the extent they incur expenses from personal resources (e.g., hosting a reception) or utilize Scout resources (such as facilities, office space, funds, or personnel) in connection with such volunteer services, it could be considered a Political Contribution either by the individual or Scout, and subject to the limitations as described in this Policy;

•	No Covered Associate may undertake, without the prior approval of the Chief Compliance Officer, any political activity: (i) using Scout’s name, (ii) during working hours, (iii) on Scout or UMB Financial Corporation’s premises and/or (iv) with the use of any Scout or UMB Financial Corporation equipment, property, funds or personnel.

Indirect Contributions

This Policy also applies to any activity indirectly, which if done directly, would violate the Policy. For example, a Covered Associate is prohibited from engaging another person to make a Political Contribution on their behalf in violation of this Policy. Contributions made by others (for example, spouses, family members, placement agents, consultants, attorneys, businesses, etc.) at the direction or suggestion of a Covered Associate will be considered to be made by that Covered Associate for purposes of this Policy.

Screening Covered Associates

Prior to any individual becoming employed as a Covered Associate, that individual must complete an initial questionnaire describing any Political Contributions made to any Official within two years of the date of the initial questionnaire. The description will include:

1.	The date and amount of the Political Contribution;

2.	The name of the Official;

3.	Whether the individual was entitled to vote for the Official at the time of the Political Contribution; and

4.	Attestation that the information provided in the initial questionnaire is accurate

Note: This requirement will also apply to any individual (including existing employees of Scout or UMB Financial Corporation) that is initially employed as a Covered Associate or by a change in the nature of their duties will become a Covered Associate.

If in the opinion of the Chief Compliance Officer and the Chief Executive Officer of Scout a contribution made by an individual could potentially impact Scout’s ability to provide investment advisory services to a client or potential client, Scout may prohibit that individual from becoming a Covered Associate.

Political Contributions Made by Scout

Scout is prohibited from coordinating, or soliciting any person or PAC to make, any: (i) Political Contributions to a Government Official of a Government Entity to which Scout is providing or seeking to provide investment advisory services; or (ii) Payment to a state or local political party where Scout is providing or seeking to provide investment advisory services.

All Political Contributions made by Scout must be reviewed and approved by the Treasurer of Scout. The Treasurer shall be responsible for maintaining the books and records stated below relating to any Political Contribution made by Scout.

Limitation on Investment Advisory Services

Except as noted below, Scout will not provide investment advisory services for a fee to a Government Entity within two years after a Political Contribution is made to a Government Official of that Government Entity by Scout or a Covered Associate (including a person who becomes a Covered Associate within two years of that individual making such a Political Contribution.) This limitation on providing investment advisory services will not apply:

1.	To Political Contributions made by a Covered Associate, to: (i) a Government Official for whom the Covered Associate was entitled to vote at the time of Political Contribution and which in the aggregate do not exceed $350 to any one Government Official, per election, or (ii) a Government Official for whom the Covered Associate was not entitled to vote at the time of Political Contribution and which in the aggregate do not exceed $150 to any one Government Official, per election;

2.	To Political Contributions made by a Covered Associate more than six months prior to becoming a Covered Associate, unless that individual after becoming a Covered Associate, solicits clients on behalf of Scout; or

3.	(i) If Scout discovers the Political Contribution which resulted in the limitation within four months of the date of the Political Contribution; (ii) The Political Contribution did not exceed $350; and (iii) the Covered Associated who made the Political Contribution obtains a return of the Political Contribution within 60 calendar days of the date Scout’s discovers the Political Contribution;

Note: Scout may not rely on the exception detailed in this paragraph 3 more than three times in any one calendar year. Furthermore, Scout may not rely on the exception detailed in this paragraph 3 for the same Covered Associate more than one time, regardless of the time period.

The limitations contained in this section will not apply to a Political Contribution made by an individual to a Government Official more than six months prior to the individual becoming a Covered Associate, provided the Covered Associate does not Solicit clients on behalf of Scout.

If Scout chooses to no longer act as an investment adviser to an existing Government Entity Client as a result of the limitations contained in this Policy, Scout will still provide uncompensated advisory services for a reasonable period of time until the Government Entity Client in good faith is able to find a replacement investment adviser.

Limitations as applied to Covered Investment Pools

For purposes of this Policy, a Covered Investment Pool for which Scout acts as investment adviser in which a Government Entity invests or is solicited to invest will be treated as though Scout were providing or seeking to provide investment advisory services directly to the Government Entity.

Certifications

Each Covered Associate and Reporting Associate will be provided a copy of this Policy and certify in writing no later than 30 days after receipt that they have received the Policy, read and understand the Policy and agree to comply with the Policy. Scout will provide any amendments to the Policy and will require all Covered Associates and Reporting Associates to certify in writing that they have received, read and understand the amendments. Each Covered Associate and Reporting Associate are required to certify each quarter that they complied with the Policy, made all of the reports required by the Policy and did not engaged in any prohibited conduct.

Reporting Violations

All Covered Associates are required to promptly report any actual, apparent or suspected violations of the Policy to the Chief Compliance Officer. If the Chief Compliance Officer or another compliance officer is not available the individual should report the violation to their immediate supervisor who is then responsible for reporting it to the Chief Compliance Officer. All reports will be treated confidentially to the extent permitted by law and investigated promptly.

Sanctions

Upon discovering a violation of this Policy, Scout and or UMB Financial Corporation may impose such sanctions as it deems appropriate, including, but not limited to, a letter of censure, fine, suspension or termination of the violator’s employment.

Records

Scout will be responsible for maintaining the following records:

1.	The names, titles, and business and residence addresses of all Covered Associates;

2.	All Government Entities to which Scout provides or has provided investment advisory services, or which are or were investors in any Covered Investment Pool to which Scout provides, or has provided investment advisory services in the last five years (but not prior to September 13, 2010);

3.	All direct or indirect Political Contributions made by Scout or its Covered Associates to a Government Official of a Government Entity or Payments made to a political party or PAC, including: (i) the name of the Covered Associate; (ii) the name and title (including any city/county/state or other political subdivision) of each recipient of the Political Contribution or Payment; and (iii) the amount and date of each Political Contribution or Payment.

Privacy Protection Policy

Scout Funds

Scout Investments

Reams Asset Management Division

Scout Distributors

March 2013

Policy Objective

Scout Investments (“SI”), including Reams Asset Management (“Reams”), Scout Distributors (“SDL”) and the Scout Funds (“Funds”) (together referred to as “Scout”) firmly believe that protecting the privacy and security of client information is one of Scout’s primary and fundamental responsibilities. This Policy has been adopted by Scout with the objective of:

1.	Protecting the security and confidentiality of customer records and information;

2.	Protecting against any anticipated threats or hazards to the security or integrity of customer records and information; and

3.	Protecting against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

On occasion, it may not be clear who is a customer, or whether or not information about a person is considered personal information for purposes of this Policy. In any case where a third party requests personal information or you believe personal information is to be provided to a third party, but the delivery of that personal information is not clearly authorized under this Policy, you should contact a compliance officer for clarification. This Policy should be read in correlation with UMB Financial Corporation’s (“UMBFC”) confidentiality and privacy protection policies and procedures.

Reminder: If you have access to customer information, PROTECT IT!

Customers

Customers of the Funds: An individual is a customer of the Funds if he or she is, or has been, the record owner of shares issued by a mutual fund of the Funds. A person who submits an application form, but does not become a shareholder, is considered a Customer of the Funds for purposes of this Policy. A person that only provides his or her name, address, and general investment interests in connection with a request for a prospectus is not considered a Customer of the Funds. An individual shareholder that is not the record owner, but rather he or she holds mutual fund shares through an intermediary in street name, is not considered a Customer of the Funds.

Customers of Scout: An individual who obtains or has obtained a financial product or service from Scout that is to be used primarily for personal, family, or household purposes or that individual’s legal representative. For example, a person is a customer of SI if they have entered into an advisory contract with SI. A client for whom SI has discretionary authority over the management of the client’s account is a customer of SI, even without a written advisory contract between SI and the client (e.g., wrap account client). A person that only provides his or her name, address, and general investment interests in connection with a request for SI’s ADV Part 2 is not a customer of Scout.

Personal Information

Personal Information means:

1.	Any information that is not publicly available: (a) that an individual provides to Scout to obtain a financial product or service from Scout; (b) about an individual resulting from any transaction involving a financial product or service between Scout and a customer; or (c) that the Scout otherwise obtains about a customer in connection with providing a financial product or service to that customer; or

2.	Any list, description, or other grouping of customers (and publicly available information pertaining to them) that is derived using any of the information described in section 1 above and that is not publicly available information.

Examples of a customer’s personal information include, but are not limited to:

•	Name

•	Address

•	Telephone number

•	Facsimile number

•	E-mail address

•	Social Security number

•	Tax Identification number

•	Account information

•	Information about family members

•	Information concerning income, assets, debts

•	Information respecting investment objectives and preferences

•	Account numbers at other financial institutions

•	Information identifying or relating to the consumer/customer’s relationships at other financial institutions

•	The fact that the individual is a consumer/customer of SI

•	Information that SI collects through an Internet “cookie”

Disclosure of Personal Information

Disclosure of Personal Information to the Customer

Scout may share a costumer’s personal information with the customer, but it is necessary in all cases to confirm that the information is actually being requested by the customer and that the information is being transmitted to the correct location for that customer. When discussing over the telephone any matter which may involve personal information, you should confirm that the caller is the customer by directing questions to the caller or using other procedures that will be specified from time to time by your supervisors. Personal Information may not be delivered or discussed with persons identifying themselves as relatives or representatives of the customer, including, but not limited to, lawyers or personal representative of an incapacitated or deceased customer, unless our account information shows that the person is authorized to act on behalf of the customer.

Disclosure of Personal Information to Employees of Scout

In general, it is permissible to share personal information with other any employees of Scout in connection with the employee’s work. In any case where you or the other employee is not sure about sharing personal information, you should contact a compliance officer for clarification. See “Security of Personal Information” below for more information.

Disclosure of Personal Information to Third Parties

Scout may share personal information with affiliates of Scout that provide services in connection with the customer’s account. Scout may share personal information with unaffiliated service providers which supply services to the customer only in accordance with this Policy. For example, Scout may share personal information with financial advisors, brokers, and other persons acting in a fiduciary or representative capacity on behalf of Scout. But see “Limits on Disclosures to Third Parties” below.

Account Numbers

Scout will not, either directly or through an affiliate, share account numbers, or similar codes, to any non-affiliated third party for use in telemarketing, direct mail marketing, or other marketing through electronic mail to the customer except to an agent or service provider solely in order to perform marketing for Scout, or its affiliates, own products or services, and as long as the agent or service provider is not authorized to directly initiate charges to the account.

Consumer Reports

Scout will not share a customer’s eligibility information with an affiliate in order for the affiliate to make marketing solicitations to that customer unless:

1.	The affiliate receiving the information has a pre-existing business relationship with the costumer;

2.	The information is used to perform services for another affiliate (subject to certain conditions);

3.	The information is used in response to a communication initiated by the customer; or

4.	The information is used to make a solicitation that has been authorized or requested by the costumer

For the purposes of this Policy, eligibility information will mean: written, oral, or other communication by a consumer reporting agency of any information bearing on a consumer’s credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living which is used or expected to be used or collected in whole or in part for the purpose of serving as a factor in establishing the consumer’s eligibility for credit or insurance to be used primarily for personal, family, or household purposes, employment purposes.

Limits on Disclosure to Third Parties

Scout is prohibited from disclosing personal information to nonaffiliated third parties except:

1.	as necessary to effect, administer, or enforce a transaction that a customer requests or authorizes, in connection with processing or servicing a financial product or service that a customer requests or authorizes, to maintain or service an account, or to engage in a securitization, secondary market sale, or similar transaction;

2.	to perform other services for Scout, or its affiliates, provided that Scout enters into a contract with the third-party servicer which prohibits disclosing or using the personal information other than as necessary to perform the purpose for which the disclosure was made; or

3.	in accordance with one of the following exceptions:

•	with the consent or at the direction of a customer

•	to protect the confidentiality or security of an institution’s records pertaining to the customer, service, product, or transaction

•	to prevent fraud, unauthorized transactions, claims, or other liability

•	for required institutional risk control or for resolving customer disputes or inquiries

•	to persons holding legal or beneficial interests relating to the customer;

•	to persons acting in a fiduciary or representative capacity on behalf of the customer

•	to provide information to insurance rate advisory organizations, guaranty funds or agencies, rating agencies, persons assessing an institution’s compliance with industry standards, and to SI’ attorneys, accountants, and auditors

•	to the extent required under other provisions of law, to federal or state law enforcement or regulatory agencies, self-regulatory organizations, and for an investigation on a matter related to public safety

•	to comply with applicable law, or regulatory, legal or judicial process

Disclosure of Fund Holdings

Rules 30b1-5 and 30b2-1 under the Investment Company Act currently require funds to publicly disclose 100% of their portfolios on a quarterly basis in shareholder reports and/or other required SEC filings after a lag time of approximately 60 days after each fiscal quarter end. There are a number of options with regard to the exact manner and presentation of the information (web-based, paper-based, upon request, etc.), but in general, funds must publicly disclose 100% of their holdings within 60 days after each fiscal quarter end.

Funds are also permitted to disclose portfolio holdings to selected third parties in advance of their release to all shareholders or the general public, only when the fund (as contrasted to the adviser or distributor): (1) has a legitimate business purpose for doing so; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or the fund’s or adviser’s fiduciary duties. Such disclosures can also be made without the need for a duty of confidentiality pursuant to a signed non-disclosure agreement, if the information is released to the public one day or more before the time the information is released to the third party. Certain disclosures describing a fund’s policies with respect to either selective disclosure to third parties, or the availability of public disclosure to all parties is required in a fund’s prospectus and/or SAI.

Policy

Scout and its employees will not disclose portfolio holdings for any investment company for which it serves as advisor or sub-advisor (“Fund”) except in accordance with the policies and procedures adopted by that Fund. Scout may share portfolio holdings information with certain primary service providers that have a legitimate business need, related to the services they provide to the Fund, for such information. The service providers that may receive portfolio holdings information include the custodian, the administrator, the proxy voting vendor, trade management and custodial systems vendors, consultants, legal counsel, the independent registered public accounting firm and vendors that provide analytics used for investment management and compliance oversight responsibilities. The service arrangements with each of these entities include a duty of confidentiality (including appropriate limitations on trading) regarding portfolio holdings data by each service provider and its employees, either by law or by contract. No compensation or other consideration is received with respect to the disclosure to the Funds’ primary service providers.

Prevention, Detection and Correction

The CCO will periodically assess compliance with the portfolio holdings disclosure policy and will incorporate the assessment into the annual review of compliance controls and report, as necessary, to the Funds. If a violation of this policy is suspected, it shall be communicated to the CCO for investigation. If it is determined that portfolio holdings information has been released in contravention of this policy, the circumstances surrounding the release of such information will be investigated. To the extent that it is determined that the information has been deliberately released in contravention of these procedures, then appropriate disciplinary action will be taken against the individual responsible for the release of the information, up to and including termination.

Security of Personal Information

Scout restricts access to customer personal information to individuals who have a need to use that personal information in connection with their employment. Scout UMBFC, and UMB Fund Services (transfer agent and administrator to the Funds) employs data encryption, user names and passwords, web server technologies and other techniques to protect the confidentiality of stored information and electronic transfers of information. These measures include:

1.	Access controls on customer information systems, including controls to authenticate and grant access only to authorized individuals and companies;

2.	Access restrictions to computer facilities or networks containing customer personal information;

3.	Protection of electronic customer personal information, including while in transit or in storage on networks or systems to which unauthorized individuals may have access;

4.	Procedures to confirm that customer personal information system modifications are consistent with Scout information security program;

5.	Monitoring systems and procedures to detect actual and attempted attacks on or intrusions into Scout’s customer personal information systems;

6.	Response programs that specify actions to be taken when unauthorized access to customer personal information systems is suspected or detected; and

7.	Measures for the physical security at Scout building locations including the protection against destruction of personal information due to potential physical hazards, such as fire and water damage.

8.	Measures to protect against unauthorized access to or use of any personal information that is disposed of by Scout.

Privacy Notices

Scout will provide to each of its customers that has established a continuing relationship with Scout a clear and conspicuous privacy notice that accurately reflects the Scout’s privacy policies and practices. The privacy notice will be provided to customers no later than the time at which the customer relationship is established. In addition, Scout will provide a clear and conspicuous privacy notice to each of its customers that has not established a continuing relationship with Scout prior to Scout disclosing any of that customers personal information to a nonaffiliated third party, unless the disclosure is made for one of the purposes described above under the section entitled “Limits on Disclosure to Third Parties.”

The privacy notice will also be provided to customers that have established a continuing relationship with Scout at least once in any twelve (12) months during which the customer relationship exists. Scout will provide an updated privacy notice to customers if Scout’s privacy policies or practices change. Privacy notices will be delivered in such a manner that each customer can reasonably be expected to receive actual notice in writing or, if the customer agrees, electronically.

The privacy notice will include:

1.	The categories of nonpublic personal information that Scout collects;

2.	The categories of nonpublic personal information that Scout disclose;

3.	The categories of affiliates and nonaffiliated third-parties to which Scout discloses nonpublic personal information;

4.	The types of services involved when disclosing personal information to joint-marketers;

5.	A general description of Scout’s policies concerning who is authorized to have access to the nonpublic personal information and stating that Scout has security practices and procedures in place to ensure the confidentiality of the information in accordance with its policies; and

6.	A statement that Scout does not disclose nonpublic personal information about customers or former customers to any unrelated party, except as permitted by law.

Continuing Relationship with a Customer

For the purposes of this Policy, a customer has established a continuing relationship with Scout if the customer has an investment advisory contract with SI or is being provided investment advisory services from Scout pursuant to an investment management agreement with an intermediary.

Training

Upon hire, and annually thereafter each employee will receive training on customer privacy protection requirements. A designated compliance officer will notify all employees of any amendments to this Policy.

Reporting Violations

All Scout employees are required to promptly report any actual, apparent or suspected violations of the Policy to the Chief Compliance Officer of SI. If the Chief Compliance Officer of SI is not available, the individual should report the violation to their immediate supervisor who is then responsible for reporting it to the Chief Compliance Officer of SI. All reports will be treated confidentially to the extent permitted by law and investigated promptly.

Sanctions

If an employee fails to comply with provisions within this Policy, he or she may be subject to disciplinary action that includes suspension or termination.

Responsibility

All Scout employees are responsible for understanding and following the privacy protection requirements of this Policy. The SI Chief Operating Officer is responsible for monitoring measures in place for the security of customer personal information at SI. The Reams Chief Information Officer is responsible for monitoring measures in place for the security of customer personal information at Reams. The Director of Institutional Client Services is responsible for the delivery of privacy notices to customers of SI in accordance with this Policy. In general, UMB Fund Services will be responsible for customers of the Funds through its policies and procedures. The Chief Compliance Officer is responsible for maintaining books and records, training employees and requesting certifications as required by this Policy.

Books and Records

SI will maintain in its books and records:

1.	A copy of each privacy notice in effect;

2.	A record of any violations of this Policy, written violation reports and any actions taken as a result of the violation.

Proxy Voting Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

May 2012

Policy Objective

Scout Investments (“SI”) as an investment adviser and a fiduciary to its investment advisory clients has adopted this Policy with the objective of: (i) ensuring that SI votes client securities in the best interest of its clients; and (ii) addressing material conflicts that may arise between SI’s interests and those of its clients.

Policy

SI will vote securities for each client account for which it has authority in a manner solely in the best interest of the client. Voting rights will be exercised on all decisions that have any effect on the value of the security and will be exercised so as to attempt to maximize or protect the value of the security looking at both the short-term and long-term consequences. The exclusive purpose will be to provide benefits to the client by considering those factors that affect the value of the security and give the greatest benefit to the client. Unless the power to vote securities held in a client’s account has been reserved in writing by that client, SI will have the responsibility and authority for voting securities in that client’s account in accordance with this Policy. Notwithstanding the foregoing, SI may not vote every proxy when it determines in good faith that refraining from voting is in the client’s best interests. Examples include, but are not limited to:

1.	Where casting a vote may require extraordinary expense, such as traveling to a foreign country to vote in person or retaining local powers of attorney;

2.	Ballots that are not received on a timely basis;

3.	Inadequate information on the proxy item or where it appears to be no relationship between the proxy vote and underlying investment’s value; or

4.	Where casting a vote may require suspension of the ability to trade the security.

SI may also accept different voting guidelines provided by a client to be use exclusively for voting securities in that client’s account.

Proxy Voting Committee

The Proxy Voting Committee will consist of those individuals designated from time to time by SI’s Chief Executive Officer. Members of the committee will serve at the discretion of the Chief Executive Officer subject to removal or resignation, or termination of the member’s employment with SI.

Voting

Scout has adopted General Proxy Voting Standards and Guidelines (“Guidelines”). SI has also retained a third-party proxy advisory firm (“Third-Party Proxy Advisory Firm”) to assist in the collection and review of ballots and to provide SI with voting recommendations based upon the Guidelines.

The Proxy Voting Committee will review the Voting Guidelines periodically, but no less often than annually. In conjunction with the Third-Party Proxy Advisory Firm, the Chief Operating Officer will ensure that the following procedures relating to the voting of securities in client accounts are followed:

1.	Collecting voting materials including research, recommendation, other communications relating to the voting and proxy statements or ballots upon receipt;

2.	Providing the voting materials to the appropriate SI associates;

3.	Collecting voting instructions and transmitting the instructions to the appropriate custodian, broker, nominee or other person;

4.	Developing voting records as described in this Policy; and

5.	Provide in writing to any client requesting information on voting of proxies with respect to portfolio securities, the information on how SI voted with respect to the securities held in the client’s account.

It is intended that the Voting Guidelines will be applied with a measure of flexibility. SI may vote securities other than as described in the Guidelines, if SI reasonably believe that it is in its clients’ best interest to do so consistent with the Policy. In these situations, a portfolio manager will submit the voting determination to the Proxy Voting Committee for review and approval. Prior to approving the voting determination, the Proxy Voting Committee will perform a conflicts of interest check on the proxy issue. If a material conflict of interest is identified, the Proxy Voting Committee will follow the procedures described below under Conflicts of Interest. In making these determinations, portfolio managers may rely upon the proxy statement, analysis, commentary and other information respecting the proxy vote in formulating its voting instruction.

Review of Third-Party Proxy Advisory Firm

SI shall review any Third-Party Proxy Advisory Firm periodically, but no less often than annually, consistent with the following measures:

1.	Obtain and review the voting recommendation of the Third Party Proxy Advisory Firm (or their voting guidelines), and review these documents for consistency with this Policy;

2.	Determine that the Third Party Proxy Advisory Firm has the capacity and competency to analyze proxy issues;

3.	Analyze potential conflicts of interest of the Third Party Proxy Advisory Firm with respect to companies the securities of which are the subject of voting recommendations, including procedures to minimize any potential conflicts of interest;

4.	Review the performance of the Third Party Proxy Advisory firm including the record of recommendations and the timeliness of communicating proxy votes.

Conflicts of Interest

Conflicts of interest may include, but are not limited to, where: (i) the issuer of securities is a client of SI, or its affiliates; (ii) the issuer has a material interest in SI or its affiliates; (iii) an officer or director of the issuer is an officer or director of SI or its affiliates; or (iv) the issuer is SI or an affiliate. If in the case a security vote presents the potential for a material conflict of interest between SI and a client, SI will vote the matter in accordance with the recommendation of the Third-Party Proxy Advisory Firm based upon the Guidelines. If no such recommendation is available and the Guidelines do not cover the matter, SI will refer the vote to the client and SI will vote in accordance with the client’s response. For any avoidance of doubt, if the vote is for any UMB Financial Corporation security, the Scout Funds or the securities of any their affiliates, SI will follow the procedures contained in this section.

Recordkeeping

SI will maintain the following books and records:

1.	A copy of each proxy statement that SI receives regarding client securities. SI may rely on obtaining a copy of a proxy statement from the SEC’s EDGAR system; and

2.	A record of each vote cast by SI on behalf of a client.

SI may rely on a third party to make and retain these records, on SI’s behalf, provided that SI has obtained an undertaking from the third party to provide a copy of the records promptly upon request

SI will also maintain the following books and records:

1.	Each version of this Policy in effect from time to time;

2.	A list of each client account for which SI has been authorized to vote proxies for the client’s securities;

3.	A copy of any document created by SI that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision; and

4.	A copy of each written client request for information on how SI voted proxies on behalf of the client, and a copy of any written response by SI to any (written or oral) client request for information on how SI voted proxies on behalf of the requesting client;

5.	A copy of each Guidelines in effect.

Red Flags Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

November 2013

Policy Objective

In 2013, the SEC and CFTC jointly adopted rules and guidelines that require certain entities to develop and implement a written program designed to detect, prevent, and mitigate identity theft in connection with certain accounts (collectively referred to as the “Red Flags Rules”). Scout Investments (“SI”), including its Reams Asset Management division (“Reams”) and Scout Distributors (“SDL”) (together referred to as “Scout”) are committed to full compliance with all applicable laws, protecting the identity of it clients and preventing the fraudulent use client information.

Policy

It is the policy of Scout to use its best efforts to identify and detect red flags that may indicate identity theft and any activity that facilitates the fraudulent use of client information. Scout’s activities are conducted in accordance with the policies and procedures discussed herein to detect, prevent, and mitigate the risk of identity theft.

Scout’s policy is to ensure that there are written procedures, and a system to apply such procedures, that would reasonably be expected to identify, detect and respond appropriately to identity theft in accordance with the Red Flags Rules (the “Program”). These procedures are tailored to Scout’s size, complexity and nature of its operations and addresses the following basic elements:

•	Identify relevant red flags for covered accounts and incorporate those red flags into the Program;

•	Detect the occurrence of those red flags incorporated into the Program;

•	Respond appropriately to detected red flags ; and

•	Update the Program periodically to reflect changes in risks to investors or to the safety and soundness of the financial institution or creditor from identity theft.

Financial Institutions and Covered Accounts

The Red Flags Rules apply to “financial institutions” that offer or maintain “covered accounts”. A “financial institution” is any person or institution that directly or indirectly holds consumer “transaction accounts” – those accounts on which the account holder is permitted to make withdrawals or transfers payable to third parties. Generally, an investment adviser3 will qualify as a financial institution if it holds a transaction account for an individual. As financial institutions, investment advisers must each establish a Program with respect to any “covered accounts.” A “covered account” is: (1) an account primarily for

[3]	The term “investment adviser” used in this document shall include entities registered under the Investment Advisers Act of 1940, as amended (the “1940 Act”).

personal, family, or household purposes, that involves or is designed to permit multiple payments or transactions; or (2) any other account for which there is a reasonably foreseeable risk to investors, or the safety and soundness of the financial institution, from identity theft. Each financial institution must periodically determine whether it offers or maintains “covered accounts.”

Identity Theft Prevention Program

Identification of Relevant Red Flags

In determining relevant patterns, practices or specific activities that indicate the possible existence of identity theft (“red flags”), consideration was given to various risk factors including: (1) the type of accounts offered by Scout; (2) methods by which clients may access and establish accounts; and (3) previous instances of identity theft.

In general, Scout does not maintain covered accounts for individuals. Through its Reams Asset Management Division, Scout advises a private fund in which individuals may potentially invest. Scout does not allow clients to open accounts or access account information online. Scout does not act as custodian of client assets. Scout has no previous instances of identity theft.

In addition, Scout considered its policies and procedures implemented in accordance with applicable anti-money laundering regulations, including its procedures for opening accounts and verifying client identity. This Program is intended to supplement Scout’s existing Anti-Money Laundering and Privacy Protection policies.

After considering the risk factors and relevant supervisory guidance, Scout has identified the following potential red flags:

1.	Information provided on the form of identification provided is not consistent with information provided by the client upon opening the account or other information already provided for an existing account,

2.	Information provided on the form of identification is not consistent with information that is readily accessible or on file,

3.	Documentation provided appears to have been altered or forged,

4.	Personal information provided is inconsistent when compared against external sources of information,

5.	Personal information provided is not consistent with other personal identifying information previously provided for the account,

6.	Upon opening an account, the client fails to provide all required information or does not provide requested information when notified that an application is incomplete,

7.	The investor cannot provide all requested identifying information,

8.	A new account is used in a manner commonly associated with known patterns of fraudulent activity,

9.	Activity in an account is not consistent with previously established patterns of activity,

10.	Mail sent to the client is returned as undeliverable or other indications of address discrepancies,

11.	Notification that the investor is not receiving statements, confirmations or other documents,

12.	Notification by a client, a victim of identity theft, a law enforcement agency, or any other person that Scout has opened a fraudulent account for a person engaged in identity theft,

13.	Notification or other alert received from a consumer reporting agency or service provider of the potential occurrence of identity theft.

Detection of Red Flags

In order to detect red flags, Scout will take reasonable measures to establish and verify a client’s identity when opening a covered account.

Client Identification: Identification documents must be current at the time of the account opening. At a minimum, Scout will take the following information to identify the client:

•	Name

•	Date of Birth (if a natural person)

•	Address: a residential or business street address, or if the individual does not have such an address, an Army Post Office (APO) or Fleet Post Office (FPO) box number, or the residential or business street address of next of kin or of another contact individual.

•	Social Security Number/Federal Tax Identification Number

Client Verification: SI will verify the above stated forms of client identity within a reasonable time after the account is opened. SI will verify the identity of the client by requesting and reviewing:

•	An unexpired government-issued identification, such as a driver’s license or passport.

•	Non-documentary: if such verification by documentation fails (e.g., the client is unable to provide the documentation), Scout may verify the identity by non-documentary means, including an independent verification of the client’s identity performed through use of the LexisNexis tool or a comparison of information provided by the client with information obtained from a consumer reporting agency, public database or other source.

If standard documentary or non-documentary verification does not provide sufficient identification of the client, Scout may ask for further information in those instances where Scout believes, in good faith, the client may pose a heightened risk of not being properly identified.

When a request for covered account information is received by phone or email, it is Scout’s policy to provide account information only to those persons authorized to obtain such information. Scout will authenticate the client before providing such information. If Scout is unable to authenticate the client, no information will be given.

Preventing and Mitigating Identity Theft

If a red flag is detected, Scout will respond appropriately to prevent and mitigate identity theft commensurate with the degree of risk posed. Responses will be determined on a case by case basis and may vary given the particular circumstances in each case. In determining the appropriate response, Scout will consider both aggravating and mitigating factors. Appropriate responses may include, but are not limited to, the following: monitoring a covered account for evidence of identity theft, contacting the client, changing passwords that permit access to a covered account, not opening a new covered account, closing an existing covered account, notifying law enforcement, or determining that no response is warranted under the particular circumstances.

Program Administration

Every Scout employee is responsible to protect Scout and its clients from exploitation through identity theft. Failure to comply with these policies and procedures can have significant consequences, including reputational harm to Scout, and may result in employee disciplinary action.

The CCO will be responsible for oversight of the Program and its administration. As necessary, Scout will provide its employees with appropriate training with regards to the policy. The training will include the identification of red flags and a responsibility to notify the CCO when red flags are detected. Once notified, the CCO will determine the appropriate response, including, but not limited to, those actions listed above to prevent and mitigate identity theft.

Periodically, Scout will review its Identity Theft Prevention Program and this policy. If necessary, Scout will update to reflect changes in risk to customers as a result of changes in the types of accounts maintained; changes in Scout’s business or service provider arrangements; changes in methods of identity theft; or Scout’s experience with identity theft.

Board Reporting

The CCO will present the initial written Program to the Scout Investments Board of Directors or other appropriate committee for approval. Thereafter, the CCO will provide an annual report to the Boards of Directors on its performance with respect to its responsibilities as they relate to Identity Theft/Red Flag Regulation and promptly notify the Board if there are material violations, deficiencies in the policies and procedures warranting material changes to the program or significant incidents involving identity theft and management’s response.

Regulatory Reporting and Registration Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

April 2014

Policy Objective

Scout Investments (“SI”) and Scout Distributors (“SDL”) together referred to as (“Scout”) have adopted this Policy with the objective of ensuring that its registration statement and its investment adviser representatives’ registration statements are accurate, current and truthful, and to make timely filings of amendments to those documents and other regulatory documents.

Investment Advisor

SI and SDL will file the Uniform Application for Investment Adviser Registration (“Form ADV”) and are to be registered as an investment adviser with the Securities and Exchange Commission (“SEC”).

IARD Registration

Scout employs the following controls related to its registration on the IARD:

1.	The designated compliance officer will maintain supporting documents regarding the date of registration commencement with the SEC and related file numbers.

2.	The designated compliance officer will be responsible for the web/electronic filing and updates to Part IA of the Firm’s Form ADV through the IARD, as well as the payment of initial and annual IARD filing fees:

IARD Website Address:	https://www.webiard.com/iad
https://www.webcrd.com

Tech Support Number:	1-240-386-4848

3.	The IARD system requires separate online IDs and passwords for all users. The designated compliance officer shall control the maintenance and assignment of user IDs and passwords to Scout employees. To prevent unauthorized changes to Form ADV, Scout will limit the personnel who have access to the IARD passwords for Scout.

Scout will be required to make “notice” filings of all materials filed with the SEC in certain states as applicable. Generally, SI will be required to make notice filings only in states where either it has clients or it has an office.

Scout shall timely pay all filing fees due on its initial registration and amendments to its registration statement and notice filings. Filing fees generally are due at the time Scout’s annual amendment is filed. To ensure that filing fees are paid, the Chief Compliance Officer will periodically check Scout’s balance in the IARD system, and when necessary, will arrange for additional payments to be made by Scout to increase the balance so that sufficient funds are available for filing fees.

Form ADV

As part of its registration with the SEC, Scout will maintain an accurate Form ADV. The Form ADV consists of three sections:

1.	Part 1A calls for information about the advisor’s business location, ownership structure, basic operations, and past disciplinary events and contains several schedules that supplement Part IA;

2.	Part 1B asks additional questions required by state securities authorities and does not have to be completed by those advisers registered only with the SEC;

3.	Part 2A consists of a series of items that contain disclosure requirements to be provided in a narrative format;

4.	Part 2B consists of a series of items that contain disclosure requirements to be provided in a narrative format about supervised persons who provide investment advice to clients.

The ADV Part 1 has the following schedules that may have to be completed depending on Scout’s responses to the questions in Part 1A or Part 1B :

•	Schedule A asks for information about an advisor’s direct owners and executive officers.

•	Schedule B asks for information about an advisor’s indirect owners.

•	Schedule C is used by paper filers to update the information required by Schedules A and B.

•	Schedule D asks for additional information for certain items in Part 1A.

•	Disclosure Reporting Pages (or “DRPs”) ask for details about disciplinary events involving the advisor or persons affiliated with the adviser. (These are considered schedules too.)

Instructions on completing the Form ADV can be found on the SEC’s website at www.sec.gov. The Form ADV Part 1A and Part 2A (including any amendments) must be filed with the SEC electronically through the Investment Adviser Registration Depository (“IARD”) system and a hard copy kept as part of the adviser’s books and records. However, the Form ADV Part 2B is not required to be filed with the SEC.

Annual Form ADV Amendment

Scout will amend its ADV Part 1 each year by filing an annual updating amendment within 90 days after year end. Scout will also update its ADV Part 2 at least annually at the time Scout updates its ADV Part 1. In preparation for the annual amendment, the designated compliance officer shall formally review Scout’s Form ADV and will circulate the Form ADV to relevant departments, employees and representatives of Scout for their review and comments.

Periodic Form ADV Amendments

SI will amend its Form ADV promptly if:

1.	Information in response to Items 1, 3, 9, or 11 of Part 1A or Items 1, 2.A. through 2.F become inaccurate in any way;

2.	Information provided in response to Items 4, 8, or 10 of Part 1A become materially inaccurate;

3.	A financial condition of Scout occurs or will occur that is likely to impair its ability to meet contractual commitments to any clients who have given Scout discretionary authority over their accounts or entrusted custody of their assets;

4.	A disciplinary action against Scout or one of its employees that is covered by the disciplinary disclosure provisions of Rule 206(4)-4(a)(2) under the Investment Advisers Act of 1940; or

5.	Any information in the ADV Part 2 becomes materially inaccurate.

Any person who is a director, officer or owner of Scout must notify the Chief Compliance Officer of any changes in information that would require an amendment to the Schedules of Scout’s Form ADV.

Form ADV Part 2 Delivery

Scout will deliver, or cause to be delivered, its current ADV Part 2A to a client or prospective client before or at the time Scout enters into an investment advisory contract with that client. The Director of Institutional Client Services will be responsible for ensuring that a client acknowledges receipt of the current ADV Part 2A within this timeframe. Scout will also delivery to each client or prospective client a current ADV Part 2B supplement for each supervised person before or at the time that supervised person begins to provide advisory services to the client. However, if the investment advice for a client is provided by more than five supervised persons, the ADV Part 2B supplement need only include the five supervised persons with the most significant responsibility for the day to day advice provided to that client. For purposes of this Policy, a supervised person provides investment advisory services to a client, if that supervised person: (i) formulates investment advice for the client and has direct client contact; or (ii) makes discretionary investment decisions for the client, even if the supervised person has no direct client contact.

If there are material changes to Scout’s ADV Part 2A since the date of the last annual update, Scout will deliver to each client, annually within 120 days after its fiscal year end and without charge: (i) it’s current ADV Part 2A; or (ii) the summary of material changes as required by Item 2 of the Form ADV Part 2A, and that offers to provide Scout’s current ADV Part 2A without charge along with the website address, email address and telephone number by which a client may obtain Scout’s current ADV Part 2A from Scout, and the SEC website address to obtain about Scout. Scout will also deliver to each client promptly an amended ADV Part 2A or Part 2B, as applicable, along with a statement describing the material facts relating to the change in disciplinary information, or a statement describing the materials facts relating to the change in disciplinary information, if the amendment add disclosure of an event, or materially revises information already disclosed about an event, in response to Item 9 of the ADV Part 2A or Item 3 of the ADV Part 2B respectively.

Scout may delegate to third-parties, such as sponsors of wrap fee programs, the delivery and/or offering of SI’s ADV Part 2, however, Scout will retain the responsibility for ensuring the delivery and/or offering is made in accordance with applicable rules and regulations.

Disciplinary and Financial Events

Each newly hired employee, or management person, of Scout shall be required to complete an application or questionnaire listing any events that may disqualify the employee from Scout or otherwise require Scout to make additional disclosures. The UMBFC Organizational Effectiveness group will be responsible for ensuring that each employee of Scout completes the questionnaire and will notify Scout’s Chief Compliance Officer of any information that may disqualify the employee from Scout or otherwise require Scout to make additional disclosures. On an annual basis, each employee, or management person, of Scout will be required to complete a disciplinary questionnaire and return the form to the designated compliance officer for review.

If an employee of Scout becomes aware of any act that might constitute a disciplinary or financial event subject to disclosure, he or she shall promptly inform the Chief Compliance Officer of the act and any relevant facts related to the act.

Employee Registrations

Most states require investment advisers to file registration statements for their investment adviser representatives who have a place of business within that state on Form U-4 through the IARD system. Each supervisor is responsible for reviewing the job functions of their employees and notifying the Chief Compliance Officer to determine whether such employee meetings the definition of “investment adviser representative.” An investment adviser representative has a place of business in a state if:

1.	The representative has an office at which the representative regularly provides investment advisory services, solicits, meets with, or communicates with clients.

2.	The representative holds out to the public any location at which the representative provides investment advisory services, solicits, meets with, or communicates with clients.

For purposes of this Policy, investment adviser representatives will include employees of Scout who have more than five clients who are natural persons and more than 10% of whose clients are natural persons. The following persons are excluded from the five client/10% thresholds:

1.	Natural persons or companies that, at the time of entering into the contract, have at least $750,000 under the management of Scout;

2.	Natural persons or companies that Scout reasonably believes either have a net worth of more than $1,500,000 at the time the contract is entered into or are qualified purchases under Section 2(a)(51)(A) the Investment Company Act of 1940; or

3.	Natural persons who immediately before entering into the contract are either executive officers, directors, trustees, general partners (or serve in similar capacities) of Scout or employees of Scout who in their regular function have participated in Scout’s, or another company’s, investment activities for at least 12 months.

Note: A Scout employee is not an investment adviser representative if the individual: (i) does not on a regular basis solicit, meet with, or otherwise communicate with clients of Scout; or (ii) provides only impersonal investment advice. Each employee is responsible for understanding their roles and duties within Scout and for ensuring that their activities do not conflict with the status as an investment adviser representative. This policy does not prohibit employees from contacting clients or potential clients to discuss, among other things:

•	operational, administrative or clerical or administrative matters affecting the client’s account;

•	invitations to presentations conducted by Scout investment adviser representatives;

•	whether a prospective or existing client would like to discuss investments with an Adviser Representative;

•	in general terms the types of investment management services offered by SI; and

•	whether they wish to receive SI brochures, marketing materials or additional information about Scout.

However, employees that are not investment adviser representatives should be aware of activities that may require their registrations such as providing investment advice to clients, soliciting clients or making determinations as to the investment objectives or investment policy statement of a client.

Adviser Representative Registration Procedures

A designated compliance officer is responsible for filing all necessary registration and licensing materials with federal and state regulatory agencies in connection with the registration of each investment adviser representative of Scout. Registrations of investment adviser representatives will include the following procedures:

1.	An employee will not be registered as an investment adviser representative of Scout until all of the employee’s associations with other investment advisers have been terminated;

2.	The employee will not be registered as an investment adviser representative of Scout until all the employee has passed any required examinations or has the required designation;

3.	Each registered investment adviser representative will promptly notify the designated compliance officer of any information requiring an update to the Form U-4, including for example, a change of home address, a married name (versus a maiden name), and any disciplinary matter;

4.	The designated compliance officer will take steps to renew each investment adviser representative license each year, as applicable;

5.	The designated compliance officer will cause Scout to file a Form U-5 if the investment adviser representative no longer meets the definition of investment adviser representative or their employments with Scout is terminated. Each investment adviser representative’s supervisor is responsible for notifying the designated compliance officer of these events;

6.	If an employee or officer is no longer eligible for registration as an investment adviser representative of Scout, Scout will not maintain such registration.

Form 13F Filings

The reporting system required by Section 13(f) of the Securities Exchange Act of 1934 created in the SEC a central repository of historical or current data about institutional investment managers. Pursuant to Section 13(f), the SEC requires certain investment advisers to file a Form 13F with the SEC that contains information about the publicly traded securities that SI purchases and holds on behalf of clients. For purposes of this Policy, a publicly traded security will include: (i) any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934; (ii) any equity security of any insurance company which would have been required to be so registered except for the exemption granted under Section 12; or (iii) any equity security issued by a closed-end investment company registered under the Investment Company Act of 1940 that are admitted to trading on a national securities exchange or quoted on the automated quotation system of a registered securities association.

The designated compliance officer will file a Form 13F with the SEC via the EDGAR system within 45 days of the end of each quarter. The Chief Operating Officer is responsible for gather the information required for Form 13F filing. The Chief Compliance Officer will make sure the Form 13F accurately reports:

•	Name of Issuer;

•	Title of Class;

•	CUSIP Number;

•	Market Value;

•	Amount and Type of Security;

•	Investment Discretion;

•	Other Managers; and

•	Voting Authority.

The designated compliance officer will also be responsible for filing any necessary amendments to a Form 13F filing. A Form 13F filing will be amended promptly if SI discovers an error in a previously filed Form 13F. An amendment to a Form 13F filing, other than one reporting only holdings that were not previously reported in a public filing for the same period, must set forth the complete text of the Form 13F. Amendments must be numbered sequentially.

Schedule 13G Filings

SI will file an initial Schedule 13G for any publicly traded security in which SI has beneficial ownership of 5% or more of the outstanding class within 45 days of the end of the calendar year in which the 5% beneficial ownership was exceeded. SI will file an amended Schedule

13G within 45 days of the end of the calendar year if there have been any changes to the information in the previous filing of Schedule 13G unless the change is solely due from a change in the aggregate number of securities outstanding. SI will also file an amended within ten (10) days of the close of any month in which such beneficial ownership increases or decreases by 5% or more.

Beneficial Ownership

For the purposes of this Policy, SI will have beneficial ownership of securities held in client accounts if it has:

1.	Voting Power: the power to vote or direct the voting of shares; or

2.	Investment Power: the power to dispose or direct the disposition of such security.

Note: Where the underlying owner of the securities gives instructions regarding voting or investment decisions for securities, SI may not be deemed to have beneficial ownership of those securities.

Schedule 13G Review and Filing Procedures

A designated compliance officer will be responsible for an initial or amended Schedule 13G filing. No later than 30 days after the end of each calendar year, the Chief Operating Officer will provide the designated compliance officer with a list of any publicly traded security in which SI has beneficial ownership of 5% or more of the outstanding class. No later than 5 days after the end of each month, the Chief Operating Officer will provide the designated compliance officer with beneficial ownership information for each publicly traded company for which SI has filed a existing Schedule 13G.

The UMB Bank, n.a. Corporate Legal Department will file a long-form Schedule 13D if the shares are no longer beneficially held by a qualified institutional investor or are held for the purposes of changing or influencing control of the issuer. In the case of a Schedule 13D filing, the UMB Bank, n.a. Corporate Legal Department must file an amended Schedule 13D promptly (e.g., within 1-2 business days) if there are any material changes to the disclosures set forth in the Schedule 13D, including, without limitation, any acquisition or disposition of securities in an amount equal to one percent or more of the class of outstanding securities. Any acquisitions of securities that may require a Schedule 13D filing should be brought to the attention of the UMB Bank, n.a. Corporate Legal Department immediately.

SI will notify any investment advisory client of information which would advise the account owner of any obligation they may have to file an amended 13D/13G statement.

Joint Filings

Control persons have separate reporting obligations. However, the UMB Bank, n.a. Corporate Legal Department may make a joint Schedule 13G filing under the following conditions:

1.	SI itself is eligible to file the Schedule 13G;

2.	No control person intends to influence the control of the issuer of the securities;

3.	Each control person files a separate Schedule 13G cover sheet, signs the Schedule 13G in his or her capacity, and attaches a joint filing agreement; and

4.	In the case of a parent holding company, the parent holding company and control persons own 1% or less of the issuer’s outstanding securities.

For purposes of this Policy, controls persons include the direct or indirect controlling partners or shareholders of Scout and the client, and the direct or indirect parent company of Scout and the client.

Form 13H

SI will make the following 13H filings:

•	Initial Filing: SI will file an initial Form 13H within 10 days after its transactions reach the identifying activity level.

•	Annual Filing: After its initial filing, SI will file an annual Form 13H within 45 days after the end of each full calendar year.

•	Amended Filing: In the event any of the information in SI’s Form 13H becomes inaccurate for any reason, large traders must file an amended 13H following the end of the calendar quarter.

SI will disclose to the registered broker-dealers effecting transactions on its behalf its large trader identification number (“LTID”) and each account to which it applies. Upon request, SI will promptly provide additional descriptive or clarifying information that would allow the SEC to further identify the large trader and all accounts through which the large trader effects transactions.

Form PF

SI will file a Form PF if: (1) SI manages one or more Private Funds; and (2) SI and it Related Persons (other than Related Persons that are separately operated) collectively had at least $150 million in Private Fund assets under management as of the end of its most recently completed fiscal year. For purposes of this Policy, a Private Fund is an issuer that would be an investment company under the Investment Company Act of 1940 but for Section 3(c)(1) or 3(c)(7) of the act. For purposes of this Policy, a Related Person has the same meaning as defined in Form ADV. The Reams President will be responsible for providing the information for the Form PF to a designated compliance officer.

Recordkeeping

SI will maintain in its books and records:

1.	Each Form ADV Part 1, including any Schedules;

2.	Any amendments to the Form ADV 1, including any Schedules;

3.	A copy of each ADV Part 2, including any amendments, any summary of material changes that satisfies the requirements of this Policy but is not contained in Scout’s Form ADV Part 2 and a record of the dates that each ADV Part 2, including any amendments and any summary of material changes was given to any client or prospective client that subsequently becomes a client;

4.	All registration records for each Adviser Representative, including copies of Forms U-4 and U-5; and

5.	Form 13F filed with the SEC, including confirmations indicating that the filing was successfully made.

6.	All Schedule 13Ds and 13Gs filed with the SEC and copies of EDGAR confirmation showing that the filing was successfully made.

Soft Dollar Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

March 2014

Policy Objective

Scout Investments (“SI”) when conducting purchases and sales of client securities may place trades with a broker-dealer that does not offer the lowest commission for a trade and that provides SI with research or brokerage services. Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser to place a client trade with a broker-dealer that does not offer the lowest commission for trade and that provides the investment adviser with research provided certain conditions are met. This Policy has been adopted with the objective of ensuring that SI’s receipt of research and brokerage services complies in all respects with Section 28(e).

Policy

SI may place transactions through broker-dealers that provide SI with products or services if SI: (i) pays for the products or services from its own resources; or (ii) when exercising investment discretion uses client commissions to obtain research or brokerage services in accordance with the following procedures:

1.	SI determines that the research or brokerage and research products or services are eligible “research” or “brokerage” services as defined by Section 28(e);

2.	SI determines that the research provides lawful and appropriate assistance in making investment decisions or that the brokerage services provide lawful and appropriate assistance in carrying out SI’s responsibilities;

3.	If any product or service used by SI both for eligible and for non-eligible purposes, SI makes a reasonable allocation of the costs of the product or service between the eligible and non-eligible purposes, so that SI pays the portion of the cost of the product or service used for non-eligible purposes from its own resources;

4.	SI determines that the research (including third-party research) or brokerage service is provided by the broker-dealer and involved in effecting the trade.

5.	SI allocates any “mixed-use” products or services in the manner described below in “Mixed-Use Products and Services Allocations”; and

6.	SI makes a good faith determination that the commissions paid are reasonable in relation to the value of the research provided.

Mixed-Use Items

SI may receive products or services which may include items that are both eligible and ineligible under Section 28(e). In such situations, SI will make a reasonable allocation of the cost of the products or services according to its use so that SI pays the portion of the cost of the product or service used for non-eligible purposes from its own resources. In considering a mixed-use allocation, SI may consider:

1.	How SI and its employees use the product or service;

2.	The relative benefits provided to SI or its clients;

3.	The amount of time the product or service is used for eligible vs. non-eligible uses;

4.	The relative utility to the firm of the eligible vs. non-eligible uses; and

5.	The extent to which the product is redundant with other products employed by SI for the same purpose.

Trade Order Management Committee

The Equity Trade Order Management Committee (“ETOMC”) will be responsible for performing the following responsibilities under this Policy:

1.	Reviewing and determining that the use of client commissions to receive products or services meets the requirements of this Policy. All soft dollar arrangements will be reviewed by the ETOMC as new products or services are received by SI and thereafter no less than annually. The review shall include completion of a Soft Dollar Form depicting the review and consideration of the product or service;

2.	Making a reasonable allocation of the cost of the product or service between the eligible and non-eligible purposes, so that SI pays the portion of the of the cost of the product or service used for non-eligible purposes from its own resources; and

3.	Periodically reviewing SI’s Form ADV Part 2 disclosures relating to SI’s soft dollar usage.

Expert Networks

SI may use research services provided by Experts. For purposes of this Policy, an Expert is defined as any person with specialized knowledge relating to a specific topic that Scout pays (either directly or through the use of client commissions) for the purpose of providing information that could lead to an investment. An Expert does not include:

1.	Individual with specialized knowledge that SI does not actively engage;

2.	Company executives (e.g, CEO, CFO) engaged through a soft dollar service provider to provide information relating to his or her company; or

3.	An analyst or other individual associated with a registered broker-dealer or registered investment adviser.

The following procedures apply to any employees’ use of an Expert:

1.	Any Expert must be engaged through an Expert Network or as research approved in accordance with the section entitled “Policy” above.

2.	Any Expert (or materials provided by an Expert) must be approved by a designed compliance officer prior to use; and

3.	A designated compliance officer must participate in meetings that occur with an Expert (or review any materials provided by an Expert).

Note: The use of Expert networks under this Policy is intended to provide additional oversight of research services. Nothing in this Section supersedes any responsibilities employees have to understand and follow Scout’s Policy on Insider Trading contained in this Compliance Manual.

Step-Outs and Give-Ups

In a typical step-out arrangement, an adviser directs trades to a broker-dealer with the instruction that the broker-dealer execute the transaction and “step-out” or “give-up” a portion of the commission in favor of another broker-dealer. The step-out portion of the commission may be used by the investment adviser to receive products or services from the broker dealer receiving the step–out commission. SI will not instruct broker-dealers to step-out commissions for the purpose of SI receiving products or services.

Error Corrections

SI shall not enter into a soft dollar arrangement to correct errors it made when it placed a trade for a client (e.g., placing a trade for the wrong security).

Review

All soft dollar arrangements will be reviewed by the ETOMC as new products or services are received by SI and thereafter no less than annually. The review shall include completion of a record depicting the review and consideration of the service.

Disclosure

At a client’s request, the SI Director of Institutional Client Services will provide that client with:

1.	The total amount of commissions generated for that client in connection with SI soft dollar arrangements;

2.	An itemized description of what products and services SI obtained through soft dollar arrangements; and

3.	The identity of all broker-dealers that provide research products and services.

Recordkeeping

The SI Chief Operating Officer will maintain the following books and records:

1.	A description of products and services SI obtained through soft dollar arrangements;

2.	The identity of all broker-dealers providing research or brokerage services through soft dollar arrangements;

3.	Records showing the allocation of the cost of the product or service between the eligible and non-eligible purposes;

4.	Any written soft dollar arrangements;

5.	Minutes of any meetings held by the ETOMC to discuss the review of products and services under this Policy; and

6.	Each Soft Dollar Form depicting the review and consideration of the service.

Trading Policy

Scout Investments

Reams Asset Management Division

Scout Distributors

April 2011

Policy Objective

Scout Investments (“SI”), including its Reams Asset Management division (“Reams”), as an investment adviser and a fiduciary to its investment advisory clients, has adopted this Policy with the objectives of: (i) implementing written equity and fixed income trading execution and allocation procedures to effect client transactions in a fair and equitable manner over time; and (ii) seeking to avoid and disclose any potential material conflicts of interest associated with SI’s trading. This Policy should be read in conjunction with SI’s Brokerage Policy, Soft Dollar Policy and its Cross-Trading Policy.

Trading

SI seeks to effect transactions for its clients in a fair and equitable manner over time. SI has adopted the following practices to meet this Policy’s objectives:

•	The adoption of written trading procedures which will set forth equity and fixed income execution, rotation and allocation procedures, including reviews, approvals, and direction of specific transactions;

•	Periodic supervisory reviews of SI’s trading practices, which may include review and discussion of trade practices by the Equity Trade Order Management Committee (“ETOMC”) and Fixed Income Brokerage Committee (“FIBC”) and periodic, but no less than annual, testing and review of trade rotations, aggregations and allocations;

•	Periodic reviews of SI’s Form ADV Part 2 (“Disclosure Document”) by SI’s Chief Compliance Officer for appropriate disclosures of SI’s trading practices and any material conflicts of interest; and

•	Periodic reviews of SI’s written trading procedures by the ETOMC and FIBC to identify any changes to these procedures.

Aggregation

When SI believes it to be in the best interests of its clients and when consistent with SI’s duty to seek best execution, SI may aggregate orders for multiple clients. Securities acquired or proceeds obtained will be distributed among the participating clients in a manner that is fair and equitable. In the event that any such aggregated order is effected in more than a single transaction and at other than a single price, the average weighted price of all such transactions shall be deemed the price at which the security was purchased or sold for all such clients. If SI aggregates client orders, the Portfolio Manager, or their designee, will prior to entering the order prepare an aggregation statement identifying the client accounts, or group of client accounts, to be aggregated and the information regarding the allocation amongst the accounts. Any departure from the aggregation statement must result in a fair and equitable treatment of the clients and SI will maintain a record of the rationale for the departure.

Allocation

Aggregated orders will be allocated by order size on a pro rata basis in accordance with the written trading procedures. If SI is not able to completely fill an aggregated order for a security, the completed orders will generally be allocated pro rata based on the aggregation statement. If SI is unable to fill aggregated limit orders, any aggregated market orders will be allocated pro rata among the clients participating in the market order.

Exceptions

SI may make an allocation of an aggregated trade on a basis other than pro rata if an appropriate reason for the deviation exists, including:

1.	A client has a unique or specialized investment objectives that emphasizes investment in a particular category of securities and the security being acquired meets that investment objective and falls within that category;

2.	The client has unique or specialized investment needs (e.g., cash availability or needs, client directed brokerage, tax-loss harvesting or other practical considerations);

3.	The allocation would be too small to establish a meaningful position for the client in that security;

4.	The allocation of securities would result in unnecessary or unusual expense to the Client; or

5.	The allocation would result in an account receiving less than the minimum required lot (or rounding off the number of securities allocated to any client to the next higher or lower round lot figure).

In these situations, client accounts may be removed from the aggregated order, the aggregated trade may be allocated to client accounts on a random basis or as deemed suitable by the Portfolio Manager. Any departure from the pro rata allocation procedures must result in the fair and equitable treatment of clients over time and SI will maintain a record of the rationale for the departure, providing that for purposes of recordkeeping, rounding off the number of securities allocated to any client to the next higher or lower round-lot figure will be considered a “pro-rata” allocation.

IPOs

Initial Public Offerings (“IPOs”) are offerings of securities that frequently are of limited size and limited availability. IPOs may also become “hot issues,” which are offerings that trade at a premium above the initial offering price. The pre-allocated amounts on the trade tickets may differ from the amounts actually allocated in situations where SI does not receive a full allocation. In such situations, the trade tickets should not be revised to reflect a partial fill of the trade. If for any reason aggregated trades must be revised (other than a partial fill) after the trades are executed and allocated:

1.	The trade ticket applicable to such trades will be revised,

2.	An explanation for the revision will be included on the trade ticket,

3.	The word “Revised” will be placed on the trade ticket, and

4.	The associate responsible for executing the trade will obtain from the Chief Compliance Officer authorization of the revision by signing the trade ticket.

Generally, wrap fee accounts, individual accounts and other accounts that are deemed to be managed in a manner similar to such accounts, will not purchase IPOs.

Transaction with Affiliated Brokers/Underwriters

Scout will not engage in transactions with affiliated brokers or underwriters of Scout.

Prohibited Practices

Trade orders will not be generated or placed on the basis of knowledge of an impending trade for other client accounts with the intent to advantage or disadvantage a client or group of client accounts.

Trade Errors

It is the policy of SI to exercise the utmost care when handling client orders and correcting orders when trade errors occur. When a trade error is discovered, the following procedures will be implemented:

Equity Trades

1.	The trade error will be immediately reported to the Chief Operating Officer or their designee;

2.	The SI associate who discovered the error will not attempt to rectify the trading prior to notifying the Chief Operating Officer or their designee;

3.	Corrective action will be taken by the Chief Operating Officer in consultation with the appropriate Portfolio Manager;

4.	Losses in client accounts caused by trades done in error will be reversed;

5.	Gains in client accounts caused by trades done in error that are governed by the following parameters:

a.	For ERISA Plans, or other accounts subject to prohibited transaction provisions, all gains realized on an error correction will revert to the impacted account.

b.	For all other clients, assignment of a gain depends upon timing of the correction:

i.	Error Correction Pre-Settlement – Gains will be retained by SI and used to compensate client losses.

ii.	Error Correction Post-Settlement – Gains will revert to the impacted account.

6.	When appropriate, client accounts that experienced a post-settlement loss unresolved for more than a period of one month will be credited with a rate of return based upon the LIBOR index and calculated from the date of the error;

7.	The Chief Operating Officer will create and maintain a file documenting the occurrence and correction of trade errors.

These procedures are intended to provide general guidance. Exceptions may be warranted under certain circumstances, provided such exceptions are approved by senior management of SI. SI, when appropriate, will set up a trade error resolution account at a custodian in the name of SI and utilize such account to correct trade errors.

Fixed Income Trades

1.	The trade error will be immediately reported the error to the Reams President;

2.	The Reams associate who discovered the error will not attempt to rectify the trading prior to notifying the Chief Operating Officer;

3.	Corrective action will be taken by Reams President (as applicable) in consultation with the SI Chief Compliance Officer or appropriate Portfolio Manager;

4.	Losses in client accounts caused by trades done in error will be reversed;

5.	Gains in client accounts caused by trades will revert to the impacted account;

6.	When appropriate, client accounts that experienced a post-settlement loss unresolved for more than a period of one month will be credited with a rate of return based upon the LIBOR index and calculated from the date of the error;

7.	The Reams President will create and maintain a file documenting the occurrence and correction of fixed income trade errors;

8.	Periodically, the Chief Compliance Officer shall review the file documenting trade errors periodically to assess whether trade errors are corrected on a fair and timely basis.

These procedures are intended to provide general guidance. Exceptions may be warranted under certain circumstances, provided such exceptions are approved by senior management of SI.

Review of Trade Errors

The ETOMC will periodically review instances of equity trade errors and the FIBC will periodically review instances of fixed income trade errors. Periodically, but no less often than annually, the SI Chief Compliance Officer will review the files documenting trade errors to assets whether trade errors are corrected on a fair and timely basis.

Disclosure

SI will describe in its ADV Part 2, SI’s written trading and allocation procedures. SI will also disclose any material conflicts of interest it has identified as associated with SI’s trading practices.

Responsibility

The SI Chief Operating Officer is responsible for the implementation and monitoring of this Policy, including the maintenance of accurate written trading and allocation procedures as it relates to equity trades and recordkeeping. For fixed income transactions, the Reams President is responsible for the implementation and monitoring of this Policy, including the maintenance of accurate written trading and allocation procedures as it relates to fixed income. The ETOMC is responsible for reviewing and approving the written equity trading procedures, including any changes. The FIBC is responsible for reviewing and approving the written fixed income trading procedures, including any changes. The Chief Compliance Officer is responsible for periodically, but no less often than annually, reviewing allocation methods other than pro-rata.

Recordkeeping

SI will maintain in its books and records:

1.	A memorandum of each order (trade ticket) given by SI for the purchase or sale of any security, of any instruction received by SI concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. The trade ticket will show:

a.	the terms and conditions of the order, instruction, modification or cancellation;

b.	the person connected with SI who recommended the transaction to the client and the person who placed such order;

c.	the account, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate;

d.	if the trade was entered pursuant to SI discretionary authority.

2.	Originals of all the following written communications (including trade confirmations) received and copies of all written communications sent by SI relating to:

a.	Investment recommendations made or proposed to be made, and any advice given or proposed to be given;

b.	Receipt, disbursement or delivery of funds or securities; and

c.	Placement or execution of securities orders.

3.	Records showing separately for each such client the securities purchased and sold (trade blotter). The trade blotter will show, as applicable, for each purchase and sale:

a.	Client name;

b.	Client account number;

c.	Security name;

d.	Ticker symbol;

e.	CUSIP number, or other identifier;

f.	Trade date;

g.	Settlement date;

h.	Buy or sell;

i.	Number of shares;

j.	Price;

k.	Net amount;

l.	Commission;

m.	Broker or dealer;

n.	Exchange.

4.	Documentation related to trade errors, including a record of any payments, reimbursements, or rebates made to a client by SI due to a trade error. The documentation will include:

a.	Date and time of trade error

b.	Employee placing the trade (trader)

c.	Security

d.	Portfolio manager for the account

e.	Account number (if any)

f.	Description of error

g.	Description of correction of action

h.	Estimated financial impact on client

i.	Buy/sell ticket

j.	Signature/initial of investment personnel responsible for correcting error

5.	Each aggregation statement, including any modifications to the aggregation statement.